    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998



                                            REGISTRATION STATEMENT NO. 333-58675

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                              KEY COMPONENTS, LLC
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3400                                04-3425424
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 CLASSIFICATION                      IDENTIFICATION NO.)
                                              CODE IDENTIFICATION NO.)

                            ------------------------
                          KEY COMPONENTS FINANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3400                                14-1805946
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 CLASSIFICATION                      IDENTIFICATION NO.)
                                              CODE IDENTIFICATION NO.)

                            ------------------------

                     B. W. ELLIOTT MANUFACTURING CO., INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               NEW YORK                                 3400                                15-0585760
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 CLASSIFICATION                      IDENTIFICATION NO.)
                                              CODE IDENTIFICATION NO.)


                            ------------------------

                               HUDSON LOCK, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               DELAWARE                                 3400                                22-2973848
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 CLASSIFICATION                      IDENTIFICATION NO.)
                                              CODE IDENTIFICATION NO.)


                            ------------------------

                            ESP LOCK PRODUCTS, INC.


             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



               DELAWARE                                 3400                                04-3192780
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                 CLASSIFICATION                      IDENTIFICATION NO.)
                                              CODE IDENTIFICATION NO.)


                            ------------------------

                                 WING ROAD RR1,
                                    BOX 167D
                           MILLBROOK, NEW YORK 12545
                                 (516) 677-8383
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 ALAN L. RIVERA
                                 VICE-PRESIDENT
                              KEY COMPONENTS, INC.
                     C/O MILLBROOK CAPITAL MANAGEMENT, INC.
                              152 WEST 57TH STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 586-4333
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                              PAUL A. GAJER, ESQ.
                      RUBIN BAUM LEVIN CONSTANT & FRIEDMAN
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 698-7700
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration Statement.
   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                   AMOUNT            PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                    TO BE              OFFERING PRICE         AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED               REGISTERED            PER NOTE(1)      OFFERING PRICE(1)(2)   REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
10 1/2% Senior Notes Due 2008............       $80,000,000                100%             $80,000,000           $23,600.00
---------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees of Senior Notes....       $80,000,000                100%             $80,000,000              (3)
---------------------------------------------------------------------------------------------------------------------------------
  Amount Previously Paid....................................................................................      $23,600.00
  Amount Owed...............................................................................................      $       0
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purposes of calculating the registration fee.
(2) Calculated pursuant to Rule 457(f) and (o).

(3) No separate registration fee is required pursuant to Rule 457(n).

                            ------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 28, 1998

PROSPECTUS

                              KEY COMPONENTS, LLC
                          KEY COMPONENTS FINANCE CORP.                [KCI LOGO]
                OFFER TO EXCHANGE 10 1/2% SENIOR NOTES DUE 2008
           FOR ANY AND ALL OUTSTANDING 10 1/2% SENIOR NOTES DUE 2008


                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,

        NEW YORK CITY TIME, ON                   , 1998 UNLESS EXTENDED.
                            ------------------------


     Key Components, LLC, a Delaware limited liability company ("KC LLC"), and Key Components Finance Corp., a Delaware corporation and a wholly-owned subsidiary of KC LLC ("Finance Corp." and, together with KC LLC, the "Issuers"), are jointly offering, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying related Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus constitute the "Exchange Offer"), to exchange up to $80,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2008, (the "New Notes") of the Issuers for a like principal amount of their issued and outstanding 10 1/2% Senior Notes due 2008 (the "Old Notes" and, together with the New Notes, the "Notes"). As of the date of this Prospectus there were outstanding $80,000,000 principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except that the New Notes will have been registered under the Securities Act of 1933 as amended (the "Securities Act") and, therefore, the New Notes will not be subject to certain transfer restrictions, registration rights and related provisions applicable to the Old Notes.


     Interest on each New Note issued pursuant to the Exchange Offer will accrue from the last interest payment date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the original date of issuance of the Old Notes.


     Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, commencing on December 1, 1998. The Notes will mature on June 1, 2008 unless previously redeemed. The Notes will be redeemable, in whole or in part, at the option of the Issuers, at any time and from time to time on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon, to the date of redemption. In addition, at any time and from time to time on or prior to June 1, 2001, the Issuers may redeem up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash Proceeds (as defined) of one or more Equity Offerings (as defined) at the redemption prices set forth herein, plus accrued and unpaid interest, if any, thereon, to the date of redemption; provided, however, that at least
66 2/3% of the original aggregate principal amount of the Notes remains outstanding following each such redemption; and provided, further, that such redemption shall occur within 60 days of the closing of any such Equity Offering. Upon the occurrence of a Change of Control (as defined) (i) the Issuers will have the option, at any time prior to June 1, 2003, to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined) together with accrued and unpaid interest, if any, to the date of redemption and (ii) if the Issuers have not redeemed the Notes, each holder of the Notes may require the Issuers to repurchase such holder's Notes, in whole or in part, at a repurchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of repurchase. There can be no assurance, however, that sufficient funds will be available to the Issuers when necessary to make any required repurchases. See "Description of Notes."



     The Notes will be unsecured, senior obligations of the Issuers, will rank pari passu in right of payment with all other existing and future senior indebtedness of the Issuers and will rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers. The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior basis, by B.W. Elliott Manufacturing Co., Inc., Hudson Lock, Inc. and ESP Lock Products, Inc. (the "Subsidiary Guarantors"). The Subsidiary Guarantees (as defined) will be general, unsecured, senior obligations of the Subsidiary Guarantors, ranking senior in right of payment to all existing and future subordinated obligations of the Subsidiary Guarantors and pari passu in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors. As of June 30, 1998, the Issuers had no secured indebtedness and $80 million of senior indebtedness (representing the outstanding Old Notes). As of the same date, the aggregate principal amount of senior indebtedness of the Subsidiary Guarantors outstanding (other than the Subsidiary Guarantees) would have been approximately $1.5 million, all of which is secured indebtedness. The Indenture relating to the Notes (the "Indenture") permits the Issuers and the Subsidiary Guarantors to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "Description of Notes." As of June 30, 1998, the Issuers and the Subsidiary Guarantors would have collectively been able to borrow an additional $50 million, based on the limitations contained in the Indenture.

                                                        (continued on next page)
                            ------------------------


     SEE "RISK FACTORS" BEGINNING ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.


                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

             THE DATE OF THIS PROSPECTUS IS                  , 1998

(continued from cover)

     The Old Notes were originally issued and sold in a transaction that was exempt from registration under the Securities Act (the "Initial Offering") and resold to qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A under the Securities Act ("Rule 144A") and outside the United States in accordance with Regulation S of the Securities Act ("Regulation S"). The New Notes are being offered hereunder in order to satisfy certain obligations of the Issuers under the Exchange and Registration Rights Agreement, dated May 20, 1998, among the Issuers and the other signatories thereto (the "Exchange and Registration Rights Agreement"), relating to the Old Notes. Based upon interpretations by the staff of the Securities and Exchange Commission (the "Commission"), as set forth in no-action letters to third parties in other transactions (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by each holder thereof (other than any such holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Old Notes directly from Issuers or (iii) a broker-dealer who acquired Old Notes as a result of market-making or other trading activities without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (a) the New Notes are acquired in the ordinary course of such holders' business (b) such holder has no arrangement or understanding with any person to participate in the distribution of such New Notes and (c) such holder is not engaged in, and does not intend to engage in a distribution of the New Notes. Any holder who is an "affiliate" of the Issuers, or any holders of Old Notes which, at the time of the commencement of the Exchange Offer, are engaged in, intend to engage in, or have an arrangement to engage in, a distribution of the New Notes may not rely on the applicable interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters, will not be permitted or entitled to tender such Old Notes, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to any exemption from such requirements. In addition, since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of Old Notes that desires to participate in the Exchange Offer will be required to make certain representations described in "The Exchange Offer -- Terms of the Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date (as defined), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The New Notes will be represented by one or more Global Securities (as defined) registered in the name of a nominee of The Depository Trust Company ("DTC"), as Depositary. Beneficial interest in the Global Securities will be shown on, and transfers will be effected only through records maintained by the Depositary and its participants. See "Description of New Notes--Book-Entry, Delivery and Form."

     THE EXCHANGE OFFER IS NOT BEING MADE, NOR WILL THE ISSUERS ACCEPT SURRENDER FOR EXCHANGE FROM HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES AND BLUE SKY LAWS OF SUCH JURISDICTION.


     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes tendered. The Exchange Offer will expire at 5:00 p.m., New York City
time, on                , 1998, unless extended by the Issuers (such time and
date as it may be so extended, the "Expiration Date"). In no event, however, shall the Expiration Date be later than November 9, 1998. The date of acceptance for exchange of the Old Notes will be the first business day following the Expiration Date, upon surrender of the Old Notes. Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable. New Notes to be issued in exchange for properly tendered Old Notes will be delivered through the facilities of DTC by the Exchange Agent (as defined) promptly after the acceptance thereof. The Issuers will not receive any proceeds from the Exchange Offer. The Issuers will pay all the expenses incident to the Exchange Offer. Tenders of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. In the event the Issuers terminate the Exchange Offer and do not accept for exchange any Old Notes, the Issuers will promptly return all previously tendered Old Notes to the holders thereof. See "The Exchange Offer."


     Prior to the Exchange Offer, there has been no public market for the Notes. The Issuers do not currently intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active public market for the New Notes will develop. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes may be adversely affected. See "Risk Factors -- Absence of Public Market; Adverse Effect on Market for Old Notes."

     UNTIL                , 1998 (90 DAYS AFTER COMMENCEMENT OF THE EXCHANGE
OFFER), ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     This Prospectus constitutes part of a Registration Statement (which term includes any amendments thereto, the "Registration Statement") filed by the Issuers with the Commission on Form S-4 under the Securities Act or 1933, as amended (the "Securities Act"), with respect to the New Notes offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information included in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein and filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to the Issuers and the New Notes, reference is hereby made to the Registration Statement and the exhibits and schedules thereto.

     As a result of the Exchange Offer, the Company will become subject of the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will file periodic reports and other information with the Commission. The Issuers have agreed that, whether or not they are required to do so by the rules and regulations of the Commission, for so long as the Notes remain outstanding, they will furnish the registered holders of the Notes and, to the extent permitted by applicable law or regulation, file with the Commission, all quarterly, and annual reports and the information, documents and other reports that are specified in Sections 13(a) and 15(d) of the Exchange Act. The Registration Statement, all exhibits and schedules thereto and all reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and such material is contained on the worldwide web site maintained by the Commission at http://www/sec/gov.

     MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED FROM INTERNAL COMPANY SOURCES, INDUSTRY PUBLICATIONS AND OTHER CURRENTLY AVAILABLE INFORMATION. INDUSTRY PUBLICATIONS GENERALLY STATE THAT THE INFORMATION CONTAINED THEREIN HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE, BUT THERE CAN BE NO ASSURANCE AS TO THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED SUCH MARKET DATA. SIMILARLY, INTERNAL COMPANY SOURCES, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     THIS PROSPECTUS INCLUDES "FORWARD-LOOKING STATEMENTS." ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION, CERTAIN STATEMENTS UNDER THE CAPTIONS "PROSPECTUS SUMMARY," "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS" AND LOCATED ELSEWHERE HEREIN REGARDING THE COMPANY'S OPERATIONS, FINANCIAL POSITION AND BUSINESS STRATEGY, MAY CONSTITUTE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "EXPECT," "INTENT," "ESTIMATE," "ANTICIPATE," "BELIEVE," OR "CONTINUE" OR THE NEGATIVES THEREOF OR VARIATIONS THEREON OR SIMILAR TERMINOLOGY. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE AT THIS TIME, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS PROSPECTUS, INCLUDING WITHOUT LIMITATION IN CONJUNCTION WITH THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS AND UNDER "RISK FACTORS." ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus, including information under "Risk Factors." Unless otherwise indicated, all references to "KCI" or the "Company" refer collectively, at all times prior to the date of consummation of the Initial Offering (the "Closing Date"), to Key Components, Inc. and its predecessors and subsidiaries, and at all times on or after the Closing Date, to Key Components, LLC, ("KC LLC") and its predecessors and subsidiaries, in each such case including Key Components Finance Corp. ("Finance Corp."), Hudson Lock, Inc. ("Hudson"), ESP Lock Products, Inc. ("ESP") and B.W. Elliott Manufacturing Co., Inc. ("Elliott" which, together with Hudson and ESP are sometimes collectively referred to herein as the "Operating Subsidiaries").

                                  THE COMPANY


     KCI is a leading manufacturer of custom engineered essential componentry for application in a diverse array of end-use products. The Company targets original equipment manufacturer ("OEM") markets where KCI believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability and customer service, enable it to differentiate the Company from its competitors and enhance profitability. KCI, through its Operating Subsidiaries, has been designing and manufacturing medium-security locks and related accessories since 1963 and flexible shaft products since 1932. The Company's locks and associated hardware are designed to be utilized in a wide range of end-use markets including the office furniture, point of sale ("POS") terminal and bank and postal accessory markets (the "Specialty Lock Business"). The Company's flexible shaft products are produced for both rotary power transmission and remote valve control applications in the industrial, aerospace and commercial markets (the "Flexible Shaft Business"). The Company benefits from a diverse customer base, with pro forma sales to approximately 2,200 customers in fiscal 1997 and with the largest customer representing approximately 7.2% of pro forma consolidated net sales. KCI's products are critical to the design and function of its customers' products and management believes the majority of KCI's sales (approximately 62.0% of fiscal 1997 pro forma consolidated net sales) are to customers for which the Company is the primary (greater than 70.0% of the customer's total requirements for the particular product) supplier. For the pro forma year ended December 31, 1997 and the six months ended June 30, 1998, the Company had net sales of $59.0 million and $33.0 million, respectively, representing an increase over the pro forma amounts for the same periods in the previous years of 11.2% and 11.5%, respectively.


  The Specialty Lock Business


     The Company, through its wholly-owned subsidiaries, Hudson and ESP, is a leading domestic designer and manufacturer of medium-security custom and specialty locks and locking systems. The Specialty Lock Business products are engineered to meet OEM customers' specifications for use in end products such as office furniture, electronic cash registers, bank bags, post office boxes and storage lockers. The Company's expertise in co-engineering product designs with its customers, substantial manufacturing and testing capabilities and focus on customer service, have enabled the Company to become the primary supplier to the majority, in terms of sales, of its Specialty Lock Business customers. Customers of the Specialty Lock Business include several industry leaders such as Herman Miller, Inc., International Business Machines Corporation ("IBM"), Steelcase, Inc. and Knoll, Inc. During fiscal 1997, no single customer represented more than 9.5% of pro forma segment net sales. For the pro forma year ended December 31, 1997 and the six months ended June 30, 1998, the Specialty Lock Business generated net sales of $44.8 million and $24.5 million, respectively, representing an increase over the pro forma amounts for the same periods in the preceding fiscal year of 13.2% and 10.2%, respectively.

     KCI management estimates the domestic market for locks to be over $3.0 billion, of which approximately $200 million is estimated to represent is medium-security locks. The Company targets the medium-security segment where it believes its value-added design and manufacturing expertise, along with its timely delivery, reliability and customer service, enable it to differentiate itself from its competitors and enhance profitability. The office furniture and POS terminal markets represent the two largest end-user market segments of the Specialty Lock Business, constituting 43.7% and 7.2%, respectively, of pro forma fiscal 1997 segment net sales. The office furniture and POS terminal markets have grown rapidly over the three year period ended December 31, 1997, with a compounded annual growth rate of approximately 9.1% and 4.8%, respectively. During the same three year period, Specialty Lock Business net sales to the office furniture and POS terminal markets grew at a compounded annual growth rate of approximately 27.9% and 4.4%, respectively. Based on this historical growth, KCI management anticipates that sales to these markets will continue to represent the majority of Specialty Lock Business sales and growth for the near term. See "Business -- Customers and Markets."

  The Flexible Shaft Business


     The Company, through its wholly-owned subsidiary, Elliott, is the leading domestic designer and manufacturer of flexible shaft products, which are engineered to meet the particular design specifications demanded by a variety of OEM customers. The Company designs and manufactures more than 2,000 flexible shaft products, all of which utilize wound wire assemblies to transmit rotary power when applications render rigid shaft technology (such as universal joints) less efficient or impossible. The Company's flexible shaft technology provides significant advantages over traditional rigid shaft technology. Use of flexible shafts improves existing OEM product designs, provides added flexibility in creating new designs and eliminates the amount of required componentry, which can lower overall weight and space requirements, reduce a product's manufacturing costs, improve end product appearance and shorten assembly times. Product applications are varied and diverse, limited only by the Company's ability to develop and manufacture new applications. KCI has developed and introduced over 100 flexible shaft products to the marketplace during the last three years. The Company's flexible shaft products are currently used in weed trimmers, lawn tractors, concrete vibrators, plant processing equipment and aircraft carriers, as well as in aerospace, medical, industrial and other products. The Company believes that its product innovation, engineering expertise, proprietary manufacturing process and high standards of quality and reliability have enabled KCI to differentiate itself from its competitors, enhance profitability and become the primary supplier of flexible shaft products to the majority, in terms of sales, of its customers. KCI's Flexible Shaft Business has over 1,000 customers including Poulan Weed Eater, Inc., Vickers, Inc., Caterpillar Inc. and John Deere Consumer Products, Inc. ("John Deere"), as well as several United States Government entities, such as the United States Navy. Only one customer, Poulan Weed Eater, Inc., represented greater than 10% of the Flexible Shaft Business net sales for fiscal 1997 and no single customer represented greater than 12% of Flexible Shaft Business net sales for fiscal 1997. For the year ended December 31, 1997 and the six months ended June 30, 1998, Flexible Shaft Business generated net sales of approximately $14.2 million and $8.5 million, respectively, representing an increase over net sales for the same period in the preceding fiscal year of 5.4% and 15.7%, respectively.


     Flexible Shaft Business sales to its three largest markets, construction, lawn and garden power equipment and maritime, represented 25.6%, 21.7% and 13.9%, respectively, of fiscal 1997 segment net sales. According to industry reports, for the three year period ended December 31, 1997, the construction, lawn and garden power equipment and maritime markets experienced an average compounded annual growth rate of approximately 2.1%. During the same three year period, Flexible Shaft Business sales to these markets experienced similar growth or remained stable. The fastest growing market segment of the Flexible Shaft Business has been the commercial aerospace segment, where the Company has increased market penetration and introduced new product offerings. Over the three year period ended December 31, 1997, the Company's net sales to this segment grew at a compounded annual rate of approximately 46.8%. Based on historical results and the recent or anticipated introduction of new product offerings, KCI management anticipates the commercial aerospace and lawn and garden power equipment markets to experience significant growth for the near term. See "Business -- Customers and Markets."

                             COMPETITIVE STRENGTHS

     The Company believes that its leading position in the markets it currently serves is primarily attributable to the following competitive strengths:

     Commitment to Quality. The Company believes its specialty lock and flexible shaft products are well-known among OEM manufacturers for their durability, high quality and performance. KCI has passed rigorous quality standard reviews of such customers as Herman Miller, Inc., Steelcase, Inc., John Deere, the United States Navy and the United States Air Force. The Company has received International Standards Organization ("ISO") certification in certain areas and is seeking to obtain further certifications as part of its ongoing commitment to maintain its high standards of quality.

     Strong Management Team. The Company's management team possesses extensive experience in the manufacturing industry. Its eight senior operating executives have over 154 years of manufacturing industry experience, including the Presidents of KCI's Operating Subsidiaries, each of whom has over 20 years experience in the specific manufacturing market he serves.

     Focus on Niche Markets and Value-Added Services. The Company believes that its strategic focus on niche OEM markets where customers place a premium on value-added design and manufacturing capabilities, along with timely delivery and reliable service, provide it with a competitive advantage over (i) competitors that are a division of a larger corporate entity and which are frequently less focused on smaller sales volume opportunities and (ii) smaller competitors that typically are less sophisticated than the Company and therefore less capable of providing the level of customer service and aftermarket support provided by the Company.

     Product Innovation. The Company's OEM customers seek new products and applications that enhance productivity and profitability while satisfying their specific needs. The Company's experienced management and engineering teams are able to develop, design and manufacture new products and applications that its OEM customers demand, which the Company believes enables it to provide superior service to its OEM customers than that offered by its competitors.

     Low-Cost Manufacturing Techniques. The Company believes that its highly automated and vertically integrated manufacturing capabilities have enabled it to become a low-cost manufacturer of products within the niche markets it serves. In the Specialty Lock Business, the Company has focused on further consolidation and automation with each new acquisition. In the Flexible Shaft Business, the Company has designed and manufactured its own flexible shaft winding machines, which are not currently available to its competitors, and has installed wire drawing equipment capable of drawing less refined (and less expensive) wire into a grade of wire that can be utilized by the Company in its flexible shaft products.


     Long Standing Relationships with OEMs. Nine of the Company's ten largest OEM customers in both the Flexible Shaft Business and the Specialty Lock Business have been customers of the Company for over a decade. Due to the Company's close working relationship with its customers, KCI believes that it can better determine its customers' needs, thereby enabling the Company to develop and design new products and improve the performance of existing products. Additionally, changing the supplier of a custom designed and manufactured product often requires a delay in the customer's production due to the time and capital required for a new supplier to appropriately retool its machinery; therefore, KCI believes that its OEM customers are reluctant to change suppliers, so long as KCI continues to satisfy their needs. The Company's sales to customers for which it believes it was the primary supplier represented approximately 62.0% of fiscal 1997 pro forma net sales.

                               BUSINESS STRATEGY

     The Company has developed a business strategy that focuses on maximizing profitability while achieving growth, both internally and through acquisitions.

     Pursuing Selective Acquisitions. The Company continues to seek to selectively acquire complementary or related light manufacturing businesses in markets where value-added design and manufacturing capabilities, as well as timely delivery and reliable service, enable it to differentiate itself from its competitors and enhance profitability. In its search for potential acquisitions, KCI focuses on companies that offer strategic value such as economies of scale, product line extensions, new customer relationships or increased manufacturing capacity. Specifically, the Company targets manufacturers of essential components of a larger OEM end product. KCI seeks companies with a strong presence in their niche markets or which will be complementary to one of its existing subsidiaries which is already dominant in its market segment. The Company will also look for acquisitions which will allow the Company to further vertically integrate its operations and/or which may share common customers or engineering processes. The Company seeks to integrate new operations into the Company's existing businesses, which the Company believes will enhance profitability for KCI through manufacturing consolidation and implementation of the Company's operating strategies.

     Maximizing Profitability. The Company continues to seek to maximize profitability through its ongoing strategy of controlled growth in the areas of both acquisitions and product offerings. As part of this strategy, the Company attempts to determine the achievable profit margins and production volume for each new product line prior to accepting an order. The Company only undertakes production of new products which management believes will achieve an acceptable return on investment. The Company further seeks to maximize profitability through automation and efficient integration of complementary acquisitions. See "Unaudited Pro Forma Consolidated Financial Data."

     Introducing New Product Lines. The Company seeks to develop new products in each of its business segments which enhance productivity and profitability while satisfying OEM customers' evolving needs. The Company's team of experienced engineers and industry professionals generally work in tandem with customers to design and manufacture new products and are continually seeking to expand existing markets, as well as develop new markets. This collaborative approach has led the Company to the development of proprietary designs, technology and relationships with customers that the Company expects will create future sales opportunities. The Company has introduced over 100 new product offerings during the last three years.

     Maintaining a Diverse Customer Base. The Company seeks to maintain a diverse customer base through (i) development and introduction of new products,
(ii) acquisition of complementary or related businesses, (iii) focus on customer retention and (iv) innovative sales and marketing techniques designed to attract new customers. During fiscal 1997, the Company had pro forma sales to approximately 2,200 customers and its three largest customers accounted for only 7.1%, 6.4% and 4.5%, respectively, of its pro forma consolidated net sales.

     Leveraging Customer Relationships. The Company follows a partnership approach in establishing customer relationships, founded on innovative co-engineering and manufacturing capabilities with reliable service and timely delivery. These integral relationships enable the Company to provide insightful solutions and innovations to end product design specifications. In addition, several OEM customers have entered into multi-year supply contracts with KCI, providing a more formal framework for the Company's customer "partnerships."

                            OWNERSHIP AND MANAGEMENT

     The Company is a wholly-owned subsidiary of Key Components, Inc., a New York corporation (the "Parent"). All of the issued and outstanding stock of the Parent is owned by affiliates of Millbrook Capital Management, Inc. ("Millbrook") and members of KCI management (together with such affiliates of Millbrook, the "Shareholders"). KC LLC and Millbrook entered into a management agreement, dated as of May 28, 1998 (the "Management Agreement"), pursuant to which Millbrook will continue to provide certain executive level services to the Company. Millbrook is a private investment and management company which provides executive level services to various companies owned by Millbrook affiliates, of which KCI is the largest in terms of estimated value. Since its formation in 1981, Millbrook and its affiliates have invested in and managed 21 companies. See "Certain Transactions."

                             FORMATION TRANSACTIONS


     The Parent was formed on April 30, 1997 as a holding company for Elliott, which the Shareholders have owned since 1992. Effective May 15, 1997, the Shareholders exchanged their shares of Elliott's common stock for shares of the Parent's common stock. Prior to this exchange, the Parent had no operations of its own. The exchange ratio for the shares of common stock was determined so as to leave the Shareholders with the same pro rata interests in the Parent as they had in Elliott.



     On May 15, 1997, the Parent acquired all of the issued and outstanding capital stock of Hudson from Jordan Industries, Inc. and its affiliates ("Jordan"), for a cash purchase price of $39.1 million and assumed liabilities of $1.2 million. This acquisition was financed through loans made to the Company under a Credit and Guaranty Agreement, dated as of May 15, 1997, with Societe Generale, as agent (the "Old Credit Facility"), and through the sale to Societe Generale Investment Corporation ("SGIC") of $10 million of 11 1/4% Senior Subordinated Notes due 2005 (the "Original Notes") and certain warrants to purchase approximately 12.5% of the Parent's common stock (the "Warrants"). Each of Societe Generale and SGIC are affiliates of Societe Generale Securities Corporation, the initial purchaser of the Old Notes (as defined) offered in the Initial Offering (as defined) (the "Initial Purchaser").


     On December 10, 1997, the Parent acquired all of the issued and outstanding capital stock of ESP from certain individual shareholders, including ESP's current President, August M. Boucher. The purchase price for ESP consisted of $16.3 million of cash and $10.4 million of assumed liabilities. The Parent obtained the funds for this purchase from additional borrowings under the Old Credit Facility (the acquisitions of Hudson and ESP are sometimes collectively referred to herein as the "Acquisitions").

     In April 1998, KC LLC and Finance Corp. were formed to facilitate the offering of the 10 1/2% Senior Notes due 2008 (the "Old Notes") which were issued May 28, 1998 to the Initial Purchaser (the "Initial Offering"). KC LLC is a wholly-owned subsidiary of the Parent and owns 100% of the Operating Subsidiaries. Finance Corp. is a wholly-owned subsidiary of KC LLC and has no assets or operations. See "The Issuers," "The Formation" and "Description of Notes."


     In July 1998, the Company entered into a Credit and Guaranty Agreement (the "Credit Agreement") with certain institutional lenders (the "Lenders") with respect to a new credit facility (the "New Credit Facility") that provides for revolving credit borrowings of up to $15.0 million and additional borrowings of up to $25.0 million for future acquisitions. Among other provisions, the New Credit Facility provides that (i) availability of revolving credit loans will be subject to a borrowing base, (ii) availability of acquisition loans will be subject to various criteria, including pro forma compliance with certain financial ratios and (iii) the Company will be required to prepay outstanding balances out of excess cash flow and proceeds from certain asset sales. See "Risk Factors -- Substantial Leverage; Ability to Service Debt" and "Description of Certain Indebtedness -- The New Credit Facility."



     The principal executive offices of the Issuers and the Operating Subsidiaries are located at Wing Road RR1, Box 167D, Millbrook, New York 12545, and the telephone number is (914) 677-8383.

                               THE EXCHANGE OFFER

Issuers.................Key Components, LLC and Key Components Finance Corp.

Securities Offered......Up to $80,000,000 principal amount of 10 1/2% Senior
                        Notes due 2008 (the "New Notes"). The Old Notes were issued on May 28, 1998 to the Initial Purchaser. The Initial Purchaser resold the Old Notes to certain qualified institutional buyers in reliance on, and subject to the restrictions imposed pursuant to, Rule 144A of the Securities Act and outside the United States in accordance with Regulation S of the Securities Act. In connection therewith, the Issuers and the Initial Purchaser entered into an Exchange and Registration Rights Agreement, dated May 20, 1998 (the "Exchange and Registration Rights Agreement"), providing, among other things, for the Exchange Offer. The terms of the New Notes and the terms of the Old Notes are identical in all material respects, except that the New Notes will have been registered under the Securities Act and, therefore will not be subject to certain transfer restrictions, registration rights and related provisions applicable to the Old Notes.

The Exchange Offer......New Notes are being offered in exchange for an equal principal amount of Old Notes. As of the date hereof, $80,000,000 aggregate principal amount of Old Notes is outstanding. Old Notes may be tendered only in integral multiples of $1,000.

Resale of New Notes.....Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold or otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement or understanding with any person to participate in a distribution of the New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of the New Notes. By tendering Old Notes in exchange for New Notes each holder will represent to the Issuers that: (i) it is not an affiliate of the Issuers, (ii) any New Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement or understanding with any person to participate in a distribution of the New Notes, and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes. If a holder of Old Notes is unable to make the foregoing representations, such holder may not rely on such interpretations of the staff of the Commission as set forth in such no-action letters, will not be permitted or entitled to tender such Old Notes and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. See "The Exchange Offer -- Terms of the Exchange Offer" and "Plan of Distribution." Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with the Issuers or an affiliate of the Issuers to distribute the New Notes in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes in a transaction other than as part of its market-making activities or other trading activities will not be able to participate in the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuers have agreed that, starting on the Expiration Date, and ending on the close of business 90 days after the Expiration Date, it will make this Prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                        To comply with the securities laws of certain jurisdictions, it may be necessary to qualify for sale or register the New Notes prior to offering or selling such New Notes. The Issuers have agreed, pursuant to the Exchange and Registration Rights Agreement and subject to certain specified limitations therein, to register or qualify the New Notes for offer or sale under the securities or "blue sky" laws of such jurisdictions as may be necessary to permit the holders of New Notes to trade the New Notes without any material restrictions or limitations under the securities laws of the several states of the United States.

Consequences of Failure
to Exchange Old Notes...Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Old Notes eligible to participate but who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. All untendered and tendered but unaccepted Old Notes will continue to be subject to the restrictions on transfer provided in the Old Notes and the Indenture. See "The Exchange
                        Offer -- Terms of the Exchange Offer" and
                        "-- Consequences of Failure to Exchange."


Expiration Date.........5:00 p.m., New York City time, on                , 1998
                        (20 business days following the commencement of the Exchange Offer), unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. In no event, however, will the Expiration Date be later than November 9, 1998. See "The Exchange
                        Offer -- Expiration Date; Extensions; Amendments; Termination."


Conditions to the
  Exchange Offer........The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by the Issuers. See "The Exchange Offer -- Conditions." Except for the requirements of applicable federal and state securities laws, there are no federal or state regulatory requirements to be complied with or obtained by the Issuers in connection with the Exchange Offer.

Procedures for Tendering
  Old Notes.............Each holder of Old Notes wishing to accept the Exchange
                        Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes to be exchanged and any other required documentation to the Exchange Agent (as defined) at the address set forth herein and therein or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, a holder will make certain representations to the Issuers. See "The Exchange Offer -- Procedures for Tendering" and "-- Book Entry Transfer."

Special Procedures for
  Beneficial Owners.....Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder to tender on such beneficial owner's behalf. See "The Exchange
                        Offer -- Procedures for Tendering."

Shelf Registration
  Statement.............If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) is not eligible to participate in the Exchange Offer, and such holder has satisfied certain conditions relating to the provision of information to the Company for use therein, the Issuers have agreed to register the Old Notes on a shelf registration statement (the "Shelf Registration Statement") and to use its reasonable best efforts to cause it to be declared effective by the Commission. The Issuers have also agreed to file a Shelf Registration Statement under certain other circumstances. The Issuers have agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of two years to cover resales of the Old Notes held by any such holders. See "The Exchange
                        Offer -- Shelf Registration."

Guaranteed Delivery
  Procedures............Holders of Old Notes who wish to tender their Old Notes and who cannot deliver their Old Notes (or complete the procedure for book-entry transfer) and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights.......Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein under "The Exchange Offer -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
  and Delivery of New
  Notes.................Subject to certain conditions, any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."


Certain U.S. Tax
  Consequences..........The exchange of Old Notes for New Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See "Certain Federal Income Tax Considerations."


Exchange Agent..........United States Trust Company of New York is serving as exchange agent for the holders of Old Notes (the "Exchange Agent") in connection with the Exchange Offer. The address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange
                        Offer -- Exchange Agent."

Trustee.................United States Trust Company of New York is serving as trustee (the "Trustee") for the holders of the Notes.

Fees and Expenses.......All expenses incident to the Issuers' consummation of the Exchange Offer and compliance with the Exchange and Registration Rights Agreement will be borne by the Issuers. See "The Exchange Offer -- Fees and Expenses."

                                 THE NEW NOTES

Maturity Date...........June 1, 2008.

Interest Payment
Dates...................June 1 and December 1 of each year, commencing December
                        1, 1998.

Optional Redemption.....The Notes will be redeemable, in whole or in part, at the option of the Issuers, at any time and from time to time on or after June 1, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time and from time to time, on or prior to June 1, 2001, the Issuers may redeem, up to 33 1/3% of the original aggregate principal amount of the Notes at a redemption price of 110.50% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption, with the Net Cash Proceeds (as defined) of one or more Equity Offerings (as defined); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding following each such redemption; and provided, further, that such redemption shall occur within 60 days of the closing of any such Equity Offering. See "Description of Notes -- Optional Redemption."

Subsidiary Guarantees...The Notes will be fully and unconditionally guaranteed, jointly and severally (the "Subsidiary Guarantees"), on an unsecured, senior basis, by each of the Company's Operating Subsidiaries existing on the issue date of the Notes (the "Issue Date") and by each subsidiary of the Company (other than Unrestricted Subsidiaries and Foreign subsidiaries (as defined)) created or acquired thereafter (collectively, the "Subsidiary Guarantors"). See "Description of Notes -- Subsidiary Guarantees."


Ranking.................The Notes will be unsecured, senior obligations of the
                        Issuers, will rank pari passu in right of payment with all other existing and future senior indebtedness of the Issuers and will rank senior in right of payment to all existing and future subordinated indebtedness of the Issuers. The Subsidiary Guarantees will be general, unsecured, senior obligations of the Subsidiary Guarantors, ranking senior in right of payment to all existing and future subordinated obligations of the Subsidiary Guarantors and pari passu in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors. As of June 30, 1998, the Issuers had no secured indebtedness and $80 million of senior indebtedness (representing the outstanding Old Notes). As of the same date on such pro forma basis, the aggregate principal amount of senior indebtedness of the Subsidiary Guarantors outstanding (other than the Subsidiary Guarantees) was approximately $1.5 million, all of which is secured indebtedness. See "Description of Notes -- Ranking."


Restrictive Covenants...The Indenture under which the Notes will be issued (the
                        "Indenture") will contain certain covenants pertaining to the Issuers and the Company's Restricted Subsidiaries (as defined), including, but not limited to, covenants with respect to the following matters: (i) limitations on indebtedness and preferred stock; (ii) limitations on liens; (iii) limitations on restricted payments; (iv) limitations on restrictions on distributions from restricted subsidiaries; (v) limitations on sales of assets and subsidiary stock; (vi) limitations on transactions with affiliates; (vii) limitation on lines of business; (viii) limitation on business activities of Finance Corp.; and (ix) limitations on mergers, consolidations and transfers of all or substantially all assets. However, all of these covenants are subject to a number of important qualifications and exceptions. See "Description of Notes -- Certain Covenants."


Change of Control.......Upon the occurrence of a Change of Control (as defined),
                        (i) the Issuers will have the option, at any time, prior to June 1, 2003 (but in no event more than 180 days after the occurrence of such Change in Control), to redeem the Notes, in whole, at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium (as defined), together with accrued and unpaid interest, if any, to the date of redemption, and (ii) if the Issuers have not redeemed the Notes, each holder of Notes may require the Issuers to repurchase any or all outstanding Notes owned by such holder at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon, to the date of repurchase. There can be no assurance, however, that sufficient funds will be available to the Issuers when necessary to make any required repurchases. See "Description of Notes -- Change of Control."


Use of Proceeds.........There will be no proceeds to the Company from the issuance of the New Notes pursuant to the Exchange Offer. The Company used the net proceeds of the Initial Offering (i) to repay all the Company's outstanding senior indebtedness under the Old Credit Facility and
                        (ii) to repurchase all the issued and outstanding Original Notes and Warrants. The Company currently intends to use the balance of the proceeds from the Initial Offering for general corporate purposes, which may include future acquisitions (although there are currently no contractual obligations in respect thereof). See "Use of Proceeds."

                                  RISK FACTORS

     Prospective purchasers of the Notes should carefully consider the information set forth under the caption "Risk Factors" and all other information set forth in this Prospectus before making any investment in the Notes.

            SUMMARY UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     The following table sets forth the consolidated statement of operations and other consolidated financial data of the Company on a pro forma basis for the periods shown below. The pro forma consolidated statement of operations data gives effect to the Acquisitions, the acquisition by ESP of the assets of RAD Lock, Inc. ("RAD") and related transactions (including the Initial Offering) as though each had occurred as of January 1, 1997. The unaudited pro forma consolidated financial data is provided for informational purposes only, is unaudited and is not necessarily indicative of future results or the operating results or financial condition of the Company that would have actually been obtained had such transactions been consummated as of the assumed dates. The following table should be read in conjunction with "Capitalization," "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.



                                                                    PRO FORMA CONSOLIDATED(A)
                                                              --------------------------------------
                                                               FISCAL YEAR ENDED    SIX MONTHS ENDED
                                                               DECEMBER 31, 1997     JUNE 30, 1998
                                                               -----------------    ----------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales...................................................        $58,975             $33,016
Cost of goods sold..........................................         38,203              20,579
                                                                    -------             -------
Gross profit................................................         20,772              12,437
Selling, general and administrative expenses................         11,414               5,646
                                                                    -------             -------
Income from operations......................................          9,358               6,791
Other income................................................             79                 128
Interest expense(b).........................................         (8,683)             (4,364)
                                                                    -------             -------
Income before taxes.........................................            754               2,555
Provision for income taxes..................................             28                  95
                                                                    -------             -------
Net income(c)...............................................        $   726             $ 2,460
                                                                    =======             =======

OTHER DATA:
Adjusted EBITDA(d)..........................................        $14,961             $ 9,681
Cash flows provided (used) by:
  Operating activities......................................        $ 3,064             $ 4,206
  Investing activities......................................         (1,772)               (675)
  Financing activities......................................           (315)             (1,722)
Depreciation and amortization...............................          4,371               2,155
Capital expenditures........................................          1,993                 711
Ratio of Adjusted EBITDA to interest expense(b).............            1.7x                2.2x
Ratio of earnings to fixed charges(e).......................            1.1x                1.6x

---------------
(a) The Company acquired Hudson on May 15, 1997 and ESP on December 10, 1997. ESP acquired the assets of RAD on June 22, 1997. For an explanation of the pro forma adjustments, see "Notes to Unaudited Pro Forma Consolidated Financial Data." The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable.

(b) Interest expense reflects an interest rate of 10.50% on the Notes, plus a commitment fee of 0.50% per annum on the unutilized commitments under the New Credit Facility, plus interest on existing indebtedness not being refinanced. See note 9 to "Notes to Unaudited Pro Forma Consolidated Statement of Operations." Interest expense excludes amortization of deferred financing costs.


(c) As a limited liability company, the Company pays no federal income taxes. The provision for income taxes is for taxes on income applicable to certain states. See note 10 to "Notes to Unaudited Pro Forma Consolidated Statements of Operations."



(d) Adjusted EBITDA is defined as net income (loss) plus (i) income tax expense,
    (ii) interest expense, (iii) depreciation expense, (iv) amortization expense, (v) management fees and (vi) nonrecurring and noncash charges.



    The following is a reconciliation of pro forma net income to pro forma Adjusted EBITDA for the periods presented.



                                                        FISCAL YEAR ENDED   SIX MONTHS ENDED
                                                        DECEMBER 31, 1997    JUNE 30, 1998
                                                        -----------------   ----------------
Pro forma net income..................................       $   726             $2,460
Add:
  Pro forma interest expense..........................         8,683              4,364
  Pro forma income tax expense........................            28                 95
  Pro forma depreciation and amortization.............         4,371              2,155
  Pro forma management fees...........................           950                431
  Nonrecurring and noncash charges:
     Pre acquisition environmental expense............            40                 --
     Business relocation and consolidation charges....            84                100
     Donation of land and write off of non-performing
       assets.........................................            79                 --
                                                             -------             ------
Pro forma Adjusted EBITDA.............................       $14,961             $9,605
                                                             =======             ======



    Adjusted EBITDA is presented because EBITDA is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, Adjusted EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies. See "Certain Transactions" and "Description of Notes."


(e) The ratio of earnings to fixed charges has been calculated by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges include interest expense, amortization of deferred financing costs and one-third of operating lease payments which are deemed to be representative of the interest factor.

                 SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
                             (DOLLARS IN THOUSANDS)


     The following table sets forth summary historical statement of operations and other financial data of the Company as of December 31, 1996 and December 31, 1997 and for each of the three fiscal years ended December 31, 1997 which have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The summary consolidated financial data presented below as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the two years in the period ended December 31, 1994 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company which are not included in this Prospectus. The summary consolidated financial data presented below as of June 30, 1997 and June 30, 1998 and for the six month periods ended June 30, 1997 and June 30, 1998 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. The summary consolidated balance sheet data presented below as of June 30, 1997 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of the Company which are not included in this Prospectus. The information for the interim periods is unaudited but has been prepared in the same manner as the audited consolidated financial statements and, in the opinion of management, contain all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The interim results of operations may not be indicative of the results for the full year. The summary historical consolidated financial data presented below should be read in conjunction with "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.



                                                                                                    SIX MONTHS ENDED
                                                       FISCAL YEAR ENDED DECEMBER 31,(A)                JUNE 30,
                                                ------------------------------------------------   ------------------
                                                 1993      1994      1995      1996       1997     1997(A)     1998
                                                -------   -------   -------   -------   --------   --------   -------
                                                                                                      (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales.....................................  $12,208   $13,612   $13,185   $13,449   $ 27,318   $  9,781   $33,016
Cost of goods sold(b).........................    6,927     7,745     7,356     8,361     15,798      5,253    20,579
                                                -------   -------   -------   -------   --------   --------   -------
Gross profit..................................    5,281     5,867     5,829     5,088     11,520      4,528    12,437
Selling, general and administrative
  expenses(b).................................    3,306     3,987     3,457     4,641      6,405      2,356     5,559
                                                -------   -------   -------   -------   --------   --------   -------
Income from operations........................    1,975     1,880     2,372       447      5,115      2,172     6,878
Other income..................................        6        24        26         5         31         15       127
Interest expense..............................     (405)     (457)     (427)     (254)    (3,007)      (645)   (3,294)
                                                -------   -------   -------   -------   --------   --------   -------
Income before taxes, extraordinary charge and
  change in accounting principle..............    1,576     1,447     1,971       198      2,139      1,542     3,711
Provision for income taxes(c).................      642       522       724        21        889        828       140
Extraordinary charge -- early repayment of
  debt........................................       --        --        --        --         --         --     4,616
Cumulative effect of change in accounting
  principle(d)................................      (22)       --        --      (313)        --         --        --
                                                -------   -------   -------   -------   --------   --------   -------
Net income....................................  $   956   $   925   $ 1,247   $   490   $  1,250   $    714   $(1,045)
                                                =======   =======   =======   =======   ========   ========   =======
OTHER DATA:
Adjusted EBITDA(e)...................................................................   $  8,352   $  3,126   $ 9,604
Cash flows provided (used) by:
  Operating activities...............................................................      4,028      1,753     5,262
  Investing activities...............................................................    (56,133)   (39,424)     (711)
  Financing activities...............................................................     53,213     39,539     4,533
Depreciation and amortization........................................................      1,817        559     2,068
Capital expenditures.................................................................        696        282       711
CONSOLIDATED BALANCE SHEET DATA (AT END OF PERIOD):
Cash..........................................  $   423   $   445   $   821   $   331   $  1,440   $  2,198   $10,525
Working capital...............................    4,164     4,485     4,738     4,702     10,681      7,416    23,135
Total assets..................................   11,352    11,445    10,709    11,454     79,757     55,148    91,166
Long term debt (including current
  maturities).................................    5,698     5,005     3,608     3,428     66,855     50,105    81,522
Stockholders' equity..........................    4,311     5,236     6,483     6,974      8,848      7,688     4,626

---------------

(a) For the four fiscal years ended December 31, 1996, the financial data set forth above represents the results and the balance sheet data of Elliott only. The Company acquired Hudson on May 15, 1997 and ESP on December 10, 1997. The financial data set forth above with respect to the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998 includes the results of Hudson and ESP from their respective acquisition dates.



(b) For the fiscal year ended December 31, 1996, cost of goods sold includes a provision for inventory obsolescence of $431 and selling, general and administrative expenses include nonrecurring business relocation charges of $786. For the fiscal year ended December 31, 1997, selling, general and administrative expenses include miscellaneous nonrecurring and noncash charges of (i) $340 for a one-time management bonus paid in connection with the change in control of ESP, (ii) $84 in business relocation charges and
    (iii) $55 in charges associated with land donation expenses. For the six months ended June 30, 1998, cost of goods sold includes charges incurred in connection with the consolidation of the RAD operations into Hudson. See note (6) to "Notes to Unaudited Pro Forma Consolidated Statement of Operations."



(c) The Parent elected to be treated as a subchapter S corporation under the Internal Revenue Code effective May 31, 1997. As an S corporation, the Shareholders are personally liable for most taxes on the income of the Company. Accordingly, subsequent to May 31, 1997, the provision for income taxes includes only those taxes applicable to certain states. Due to the change in tax status, the 1997 tax provision includes a charge of $469 representing the write-off of net deferred tax assets.


(d) Effective January 1, 1996, Elliott changed the composition of costs included in inventory. Accordingly, Elliott recorded an adjustment to inventory cost at January 1, 1997 as the cumulative effect of a change in accounting principle. Had the Company applied this new accounting principle in the year ended December 31, 1995, income before income taxes and net income would not have been materially affected.


(e) Adjusted EBITDA is defined as net income (loss) plus (i) income tax expense,
    (ii) interest expense, (iii) depreciation expense, (iv) amortization expense, (v) management fees and (vi) nonrecurring and noncash charges. Adjusted EBITDA is presented because EBITDA is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, Adjusted EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies. See footnote (b) above, "Certain Transactions" and "Description of Notes."

     The following table is a reconciliation of net income to Adjusted EBITDA for the fiscal year ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998.



                                                                              SIX MONTHS ENDED
                                                               YEAR ENDED         JUNE 30,
                                                              DECEMBER 31,    -----------------
                                                                  1997         1997      1998
                                                              ------------    ------    -------
Net income..................................................     $1,250       $  714    $(1,045)
Add:
  Interest expense..........................................      3,007          645      3,294
  Income tax expense........................................        889          828        140
  Depreciation and amortization.............................      1,817          559      2,068
  Management fees...........................................        910          355        431
  Nonrecurring and noncash charges:
     Extraordinary item -- early repayment of debt..........         --           --      4,616
     One time management bonus resulting from change in
       control of ESP.......................................        340           --         --
     Business relocation and consolidation charges..........         84           25        100
     Donation of land and write off of non-performing
       assets...............................................         55                      --
                                                                 ------       ------    -------
Historical Adjusted EBITDA..................................     $8,352       $3,126    $ 9,604
                                                                 ======       ======    =======

                                  RISK FACTORS

     Prospective investors in the Notes should carefully consider the following risk factors, in addition to the other information set forth in this Prospectus, before making an investment in the Notes offered hereby.

HOLDING COMPANY STRUCTURE


     The Company is a holding company which conducts all of its operations through its subsidiaries and currently has no significant operating assets other than its direct and indirect investments the Operating Subsidiaries. All of the Company's operating income is generated by the Operating Subsidiaries. The Company must rely on dividends and other advances and transfers of funds from its subsidiaries and earnings from its investments in cash and marketable securities to provide the funds necessary to meet the Issuers' debt service obligations, including payment of principal and interest on the Notes. Although the Company is the sole or majority shareholder of each of the Operating Subsidiaries and therefore able to control their respective declarations of dividends, applicable laws may prevent the Operating Subsidiaries from being able to pay such dividends. Dividends may be paid by a New York corporation only out of its surplus. A Delaware corporation may make dividend payments out of either its surplus or net profits. Therefore, the Operating Subsidiaries must have a surplus and/or net profits in order to be legally permitted to make dividend payments to the Company. In addition, such payments may be restricted by claims against such subsidiaries by their creditors (such as suppliers, vendors, lessors, and employees) and by any applicable bankruptcy, reorganization or similar laws applicable to the Operating Subsidiaries. The availability of funds, and therefore the ability of the Operating Subsidiaries to pay dividends or make other payments or advances to the Company, will depend upon their operating results. The ability of the Operating Subsidiaries to pay dividends may be subject to restrictions contained in future agreements governing the indebtedness of such subsidiaries.



     The only significant assets of the Company (other than cash and marketable securities) are its investments in the capital stock of the Operating Subsidiaries, all of which stock has been pledged as collateral under the New Credit Facility. In the event the Issuers were unable to pay the principal or interest on the Notes, the ability of the holders of the Notes to proceed against the capital stock of the Operating Subsidiaries would be subject to the prior satisfaction in full of all amounts owing under such loan agreement.


SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT


     The Company is highly leveraged. As of June 30, 1998, on a pro forma basis, after giving effect to the assumptions described in "Unaudited Pro Forma Consolidated Financial Data," the Company's total indebtedness would have been approximately $81.5 million. For the six months ended June 30, 1998, the Company's ratio of earnings to fixed charges would have been 1.55:1. The Company may incur additional indebtedness in the future, subject to limitations imposed by the Indenture and the New Credit Facility. See "Capitalization" and "Unaudited Pro Forma Consolidated Financial Data."


     The Company's high degree of leverage could have important consequences to holders of the Notes, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available for other purposes;
(ii) the Company's ability to obtain additional financing in the future could be limited; (iii) certain of the Company's borrowings are at variable rates of "interest" which could result in higher interest expense in the event of increases in interest rates; (iv) the Company may be more vulnerable to extended economic downturns and may be restricted from making acquisitions, introducing new technologies or exploiting business opportunities, and (v) the Indenture and the New Credit Facility will contain financial and restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds, dispose of assets or pay cash dividends. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes" and "Certain Indebtedness -- New Credit Facility."

     The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which in turn will be subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its debt. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. In the absence of such operating results and resources, the Company could face substantial liquidity problems and might be required to dispose of material assets or operations to meet its debt service and other obligations, and there can be no assurance as to the timing of such sales or the proceeds that the Company could realize therefrom. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes." Moreover, the Company has not entered into a definitive agreement with respect to the New Credit Facility. There can be no assurance that the Company will be successful in completing the negotiation of the New Credit Facility. Although the Company has entered into the Commitment Letters, the obligations of the Lenders thereunder are subject to a number of conditions, including absence of material adverse changes with respect to the Company and the execution of definitive documentation. There can be no assurance that such conditions will be satisfied. See "Description of Certain Indebtedness -- New Credit Facility."

UNSECURED STATUS OF THE NOTES AND SUBSIDIARY GUARANTEES


     The Notes and Subsidiary Guarantees are unsecured obligations of the Issuers and the Subsidiary Guarantors, respectively. The Indenture permits the Issuers and the Subsidiary Guarantors to incur certain secured indebtedness. The holders of all existing and future secured indebtedness will have a claim prior to the holders of the Notes with respect to any assets pledged by the Issuers and the Subsidiary Guarantors as security for such indebtedness. It is expected that the New Credit Facility will be secured by a first priority security interest in (i) substantially all material assets of the Company and all other assets owned or hereafter acquired; and (ii) all of the capital stock of the Subsidiary Guarantors and all other direct and indirect subsidiaries owned by the Company. Upon an event of default under any such future secured indebtedness of the Issuers, the lenders thereunder would be entitled to foreclose on the assets of the Issuers and the Subsidiary Guarantors pledged as security for the indebtedness incurred thereunder. In such event, the assets of the Issuers and the Subsidiary Guarantors remaining after payment of such secured indebtedness may be insufficient to satisfy the obligations of the Issuers and the Subsidiary Guarantors with respect to the Notes and the Subsidiary Guarantees. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Notes." In addition, the Notes are structurally subordinated to all existing and future indebtedness of any subsidiary of the Issuers that is not a Subsidiary Guarantor. As of June 30, 1998, the aggregate principal amount of secured indebtedness of the Issuers and the Subsidiary Guarantors which would have effectively ranked senior to the Notes and the Subsidiary Guarantees was approximately $1.5 million (other than the Subsidiary Guarantees).


RESTRICTIONS IMPOSED BY TERMS OF THE COMPANY'S INDEBTEDNESS

     The Indenture contains certain covenants, including, but not limited to, covenants with respect to the following matters: (i) limitations on indebtedness and preferred stock; (ii) limitations on liens; (iii) limitations on restricted payments; (iv) limitations on restrictions on distributions from restricted subsidiaries; (v) limitations on sale of assets and subsidiary stock; (vi) limitations on transactions with affiliates; (vii) limitations on lines of business; (viii) limitation on business activities of Finance Corp.; and (ix) limitations on mergers, consolidations and transfers of all or substantially all assets. In addition, future Senior Indebtedness of the Company may also contain certain other restrictive covenants which are generally more restrictive than those contained in the Indenture and limit the Company's ability to prepay its other indebtedness (including the Notes). Future Senior Indebtedness of the Company may also require the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. See "Description of Certain Indebtedness -- New Credit Facility" and "Description of Notes."

     The Company's ability to comply with the covenants in the Indenture may be affected by events beyond its control, including prevailing economic, financial, competitive, legislative, regulatory and other conditions. The breach of any such covenants or restrictions could result in a default under the Indenture, which would permit the holders of the Notes and/or the lenders under other Senior Indebtedness of the Company, as the case may be, to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the lenders to make further extensions of credit under the Company's other senior indebtedness could be terminated. If the Company were unable to repay any of its other indebtedness, such lenders could proceed against any or all of the collateral securing any such indebtedness, which collateral may consist of substantially all of the assets of the Company and the Subsidiary Guarantors. In addition, if the Company fails to comply with the financial and operating covenants contained in any such indebtedness, such failure could result in an event of default thereunder, which could permit the acceleration of the debt incurred thereunder and, in some cases, cross-acceleration and cross-default of indebtedness outstanding under other debt instruments of the Company, including the Notes. See "Description of Notes."

LIMITATION ON CHANGE IN CONTROL

     Upon a Change of Control, the holders of the Notes will be entitled to require the Issuers to purchase their Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Company expects that the New Credit Facility will prohibit the Company from purchasing any Notes and will also provide that change of control events with respect to the Company or Parent would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default as defined under the Indenture which the Company expects would, in turn, constitute a default under the New Credit Facility. There can be no assurance that the Company will have the financial ability to purchase the Notes upon the occurrence of a Change of Control. If, as a result thereof, a default occurs with respect to any other Senior Indebtedness, payments to the holders of the Notes could be limited.

     In addition, the Change of Control provisions may not be waived by the Board of Directors of the Company or the trustee under the Indenture (the "Trustee") without the consent of holders of at least a majority in principal amount of the Notes. As a result, the Change of Control provisions of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of the Company and, thus, the removal of incumbent management. See "Description of Notes -- Change of Control."

FRAUDULENT CONVEYANCE

     The issuance of the Notes and the Subsidiary Guarantees may be subject to review by a court under federal bankruptcy law or comparable provisions of state fraudulent transfer law. Under federal or state fraudulent transfer laws, if a court were to find that, at the time the Notes and Subsidiary Guarantees were issued, the Company or a Subsidiary Guarantor, as the case may be, (i) issued the Notes or a Subsidiary Guarantee with the intent of hindering, delaying or defrauding current or future creditors or (ii)(A) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the Notes or a Subsidiary Guarantee and (B)(1) was insolvent or was rendered insolvent by reason of the issuance of the Notes or such Subsidiary Guarantee, (2) was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital or (3) intended to incur, or believed (or should have believed) it would incur, debts beyond its ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes), such court could avoid all or a portion of the Company's or a Subsidiary Guarantor's obligations to the holders of the Notes or subordinate the Company's or a Subsidiary Guarantor's obligations to the holders of the Notes to other existing and future indebtedness of the Company or such Subsidiary Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes, and take other action detrimental to the holders of the Notes, including in certain circumstances, invalidating the Notes. In that event, there would be no assurance that any repayment on the Notes would ever be recovered by the holders of the Notes.

     The definition of insolvency for purposes of the foregoing considerations varies among jurisdictions depending upon the federal or state law that is being applied in any such proceeding. However, the Company or a Subsidiary Guarantor generally would be considered insolvent at the time it incurs the indebtedness constituting the Notes or a Subsidiary Guarantee, as the case may be, if (i) the fair market value (or fair saleable value) of its assets is less than the amount required to pay its total existing debts and liabilities (including the probable liability on contingent liabilities) as they become absolute or matured or (ii) it is incurring debts beyond its ability to pay as such debts mature.

     There can be no assurance as to what standard a court would apply in order to evaluate the parties' intent or to determine whether the Company or a Subsidiary Guarantor, as the case may be, was insolvent at the time, or rendered insolvent upon consummation, of the sale of the Notes or the issuance of a Subsidiary Guarantee or that, regardless of the method of valuation, a court would not determine that the Company or a Subsidiary Guarantor, as the case may be, was insolvent at the time, or rendered insolvent upon consummation, of the Initial Offering. Nor can there be any assurance that a court would not determine, regardless of whether the Company or a Subsidiary Guarantor was insolvent on the date the Notes and Subsidiary Guarantees were issued, that the payments constituted fraudulent transfers on another ground.

     In addition, the Subsidiary Guarantees could also be subject to the claim that, since the Subsidiary Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Subsidiary Guarantors), the obligations of the Subsidiary Guarantor thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could avoid a Subsidiary Guarantor's obligation under its Subsidiary Guarantee, subordinate the Subsidiary Guarantee to other indebtedness of such Subsidiary Guarantor or take other action detrimental to the holders of the Notes.

ABSENCE OF PUBLIC MARKET; ADVERSE EFFECT ON MARKET FOR OLD NOTES

     There is no public market for the Old Notes, although the Old Notes are eligible for trading in PORTAL by "Qualified Institutional Buyers" as defined in Rule 144A under the Securities Act ("QIBs") until the consummation of the Exchange Offer. The Initial Purchaser has acted as market maker for the Old Notes and has advised the Company that it currently intends to make a market in the New Notes. However, the Initial Purchaser is not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer or the effectiveness of a shelf registration statement in lieu thereof. The Issuers do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes through any automated quotation system. Accordingly, there can be no assurance that an active public market for the New Notes will develop or as to the liquidity of any market that may develop, the ability of holders of New Notes to sell their New Notes or the price at which such holders would be able to sell their New Notes. In addition, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted Old Notes could be adversely affected. The liquidity of, and trading market for, both the Old Notes and the New Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

DEPENDENCE ON OEM CUSTOMERS

     The Company markets its products in large part to OEM customers that integrate the Company's products into their own end products. The businesses of the Company's OEM customers are intensely competitive. The Company is therefore subject to the risk that the price of or demand for the products sold by its OEM customers will decline, which could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, because the Company generally markets its products through OEMs, the Company is subject to the risk that the ultimate consumers of the products of OEMs will discontinue using such OEMs' products for reasons unrelated to the quality or price of or demand for the Company's products, which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is also subject to the risk that its OEM customers will replace the Company's products with products developed internally by them or with products from the

Company's competitors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

     Each of the markets served by the Company is highly competitive, with a number of competitors offering similar products. The Company focuses its efforts relating to its business segments on the high-end of their respective markets, where management believes that product design, quality, service and durability are the primary competitive factors. The Company faces significant price competition from its competitors in each of its markets and may encounter competition from new market entrants. In addition, certain of the Company's customers have significantly greater resources than the Company and there can be no assurance that these customers will not explore vertical integration opportunities to manufacture components that are currently purchased from the Company. In addition, with respect to its Flexible Shaft Business, the Company may encounter competition from existing rigid shaft technology, new market entrants or new technology. There can be no assurance that the Company will be able to compete successfully in its markets in the future. See
"Business -- Competition."

RISK OF CUSTOMER CONSOLIDATION

     Certain industries to which the Company markets its products, particularly, the office furniture industry, have experienced a move towards consolidation. Further consolidation could result in the combination of one of the Company's customers with a customer of a competitor of the Company. Such a consolidation could result in changes in product purchasing or sourcing decisions or price erosion due to purchasing economies of scale and could result in the loss of all or a portion of current sales volumes to a customer, which could have a material adverse effect on the Company's financial condition and results of operations. There can be no assurance in such circumstances that any such lost sales that might occur as a result of industry consolidation could be replaced with sales to new customers. See "Business -- Business Strategy."

LACK OF PATENT PROTECTION; RISK OF TECHNOLOGICAL OBSOLESCENCE

     The Company does not, in general, rely on patented technology. There can be no assurance that other companies will not independently develop manufacturing or other technology which will enable them to more effectively compete with the Company or which may lead to patents relating to specific aspects of the Company's business segments. Although the Company does not believe any of its markets to be characterized by rapidly changing technology or evolving industry standards, there can be no assurance that such technological or industry changes will not occur or that the Company will be able to keep pace with any such technological demands of the marketplace. In addition, there can be no assurance that another company will not develop an automatic winding machine similar to that used by the Company to produce flexible shafts or develop a new technology that is superior to that used by the Company. The Company believes that the current unavailability of such machines is a significant barrier to entry into the production of flexible shafts and any such development could have a material adverse effect on the Company's financial condition and results of operation.

     The Company continually focuses its efforts on product innovation and design improvements that enhance existing products and stimulate development of new products. The Company's approach to custom engineered solutions may subject the Company to claims of patent infringement by competitors. There can be no assurance that any future successful assertion of patent infringement claims will not result in material legal, royalty or other costs to the Company.

PRODUCT LIABILITY EXPOSURE

     The Company may be exposed to product liability claims in the future relating to the performance of one of its products or the performance of a product in which one of the Company's products was a component part. There can be no assurance that product liability claims will not be brought against the Company in the future, either by an injured customer of an end product manufacturer who used a Company product as a component or by a direct purchaser from the Company. In addition, no assurance can be given that indemnification from the Company's customers or coverage under insurance policies will be adequate to cover future product liability claims against the Company. Moreover, liability insurance is expensive, difficult to maintain and may be unobtainable in the future on acceptable terms. The amount and scope of any insurance coverage may be inadequate if a product liability claim is successfully asserted against the Company. Furthermore, if any significant claims are made against the Company or any of the Company's suppliers, the Company's business may be adversely affected by any resulting negative publicity.

COMPANY GROWTH AND STRATEGIC ACQUISITIONS

     A key element of the Company's business strategy is to selectively pursue acquisition opportunities, whether relating to the Specialty Lock Business, the Flexible Shaft Business, or other complementary or related light manufacturing businesses. The Company historically has been able to benefit from acquisitions through efficient integration and implementation of the Company's operating strategies. However, there can be no assurance that acquisition opportunities will continue to be available or that if available, such acquisitions could be consummated on terms acceptable to the Company, or that the Company would be able to obtain financing on terms that it deems acceptable to consummate any potential acquisition. In addition, the Company's future performance will depend, in part, on its ability to manage expanding operations and to adapt its operational systems to such expansions. The failure of the Company to effectively manage its growth or successfully integrate acquired companies or assets into the Company's operations could have a material adverse effect on the Company's financial condition and results of operations.

RELIANCE ON KEY PERSONNEL; NEED FOR SKILLED LABOR

     The Company believes that the breadth of industry experience of key management personnel is integral to the Company's success in understanding and serving its customers' needs. The loss of the President of any of the Operating Subsidiaries could, among other things, have an adverse effect upon the Company's business and results of operations. In addition, the Company is dependent on the services of a team of engineers and sales personnel in the Flexible Shaft Business, consisting of a limited number of persons with highly specialized technical knowledge. The Company's future results will depend upon its ability to attract and retain technical, managerial, and marketing personnel. Given that the Company operates in geographic areas with low unemployment rates, there can be no assurance that the Company will be successful in attracting and retaining the personnel required to sustain its business. Failure to attract and retain such personnel could have a material adverse effect on the Company's business, financial condition and results of operation. See "Business -- Employees" and "Management."

YEAR 2000 COMPLIANCE


     The Company is heavily dependent upon computer technology to effectively carry out its day-to-day operations. In addition, the Company is dependent on suppliers and customers who also use computer technology in the conduct of their business. While management believes that the Company's computer and information systems will be able to accommodate the "year 2000" dating changes necessary to permit correct recording of year dates for 2000 and later years by mid 1999, the Company's management is currently addressing all year 2000 issues and is in the process of evaluating and correcting all year 2000 issues. The initial assessment indicates that the Company does not have a significant year 2000 issue, and management believes that the cost of addressing its year 2000 issues will not be material. The Company believes it will be able to achieve year 2000 compliance by the end of 1999, and does not anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance, although no assurance to such effect can be given. In the event that any of the Company's significant suppliers or customers do not successfully and timely achieve year 2000 compliance, the Company's business or operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."


CONTROL BY PRINCIPAL STOCKHOLDER


     John S. Dyson is the Chairman of the Board of Directors and, together with trusts for the benefit of members of his family, owns approximately 90% of the outstanding common stock of the Parent, the sole member of KC LLC. Accordingly, Mr. Dyson will control the Company and have the power to appoint new management and approve any action requiring the approval of the members, including adopting amendments to the Company's limited liability company agreement and approving mergers or sales of substantially all of the Company's assets. There can be no assurance that the interests of Mr. Dyson will not conflict with the interests of the holders of the Notes. See "Management" and "Principal Stockholders."

POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES


     The Company is subject to various federal, state and local environmental laws, ordinances, regulations, permits and other authorizations, including those governing discharges into the air and water, the storage, handling and disposal of solid and hazardous wastes, discharges of waste water, the remediation of soil and groundwater contamination, by hazardous substances, wastes or petroleum products, the health and safety of employees and other matters ("Environmental Laws"). Some Environmental Laws impose liability for environmental remediation costs on property owners and operators without regard to fault. Soil and groundwater contamination exists, and remediation is required, at certain of the Company's properties which may be a result of either the Company's operations or other industrial activities. See "Business -- Environmental Matters." In connection with its present and past ownership and operation of those and other properties, the Company may be liable under Environmental Laws for the cost of remediation of such contamination, as well as certain other related costs, including governmental penalties and claims by third parties for personal injury and property damage. While the Company has incurred remedial and related costs in the past, none to date have been material. Future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement by regulatory authorities, may give rise to additional expenditures, including capital expenditures, and additional compliance requirements or liabilities.


PRICE OF RAW MATERIALS

     The Company generally does not have supply contracts with its suppliers which lock in the price of its raw materials. The price of the raw materials used by the Company can fluctuate materially. In the event of an increase in the price of raw materials, there can be no assurance that the Company will be successful in passing along such price increases to its customers. See
"Business -- Raw Materials and Suppliers."

ADVERSE CONSEQUENCES OF FAILURE TO ADHERE TO EXCHANGE OFFER PROCEDURES

     Issuance of the New Notes in exchange for Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. Neither the Issuers nor the Exchange Agent is under any duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Exchange and Registration Rights Agreements will terminate.

RECEIPT OF RESTRICTED SECURITIES UNDER CERTAIN CIRCUMSTANCES

     Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Consequences of Failure to Exchange."

                                  THE ISSUERS

KEY COMPONENTS, LLC

     KC LLC is a Delaware limited liability company recently formed as a wholly-owned subsidiary of the Parent to hold and operate the Operating Subsidiaries. KC LLC, together with Finance Corp., was formed to facilitate the Initial Offering.

KEY COMPONENTS FINANCE CORP.

     Finance Corp., a wholly-owned subsidiary of KC LLC, was recently incorporated in Delaware for the purpose of serving as a co-issuer of the Old Notes in order to facilitate the Initial Offering. The Company believes that certain prospective purchasers of Notes may be restricted in their ability to purchase debt securities of limited liability companies, such as the Company, unless such debt securities are jointly issued by a corporation. Finance Corp. will not have any operations or assets and will not have any sales. As a result, prospective purchasers of the Notes should not expect Finance Corp. to participate in servicing the interest and principal obligations of the Notes. The Indenture imposes substantial restrictions on the activities of Finance Corp. See "Description of Notes -- Certain Covenants -- Limitation on Business Activities of Finance Corp."

     The principal executive offices of the Issuers are located at Wing Road RR1, Box 167D, Millbrook, New York 12545, and the telephone number is (914) 677-8383.

                                 THE FORMATION

     Concurrently with the closing of the sale of the Old Notes, KC LLC acquired all of the assets and was assigned all of the liabilities of the Parent, including all right, title and interest of Parent in and to all of the outstanding equity securities of Elliott, Hudson and ESP, which were then held by the Parent (the "Formation"). See "Principal Stockholders." As a result of the Formation, Elliott, Hudson and ESP became, together with Finance Corp., the sole subsidiaries of the Company.

     The following chart depicts the organization of the Company.

                          [KEY COMPONENTS FLOW CHART]

(1) The Parent, which is classified as a subchapter S corporation, has no assets except for its membership interests in KC LLC.


(2) KC LLC has no material tangible assets except for its ownership of all the capital stock of its subsidiaries. The terms of the indenture restrict the operations of the Company in certain respects. KC LLC is also the borrower under the New Credit Facility, the terms of which also restrict the operations of the Company in certain respects. See "Risk Factors -- Holding Company Structure; -- Restrictions Imposed by Terms of the Company's Indebtedness" and "Description of Certain Indebtedness -- New Credit Facility."


(3) Finance Corp. has no assets or operations. The terms of the Indenture significantly restrict the operations of Finance Corp.

                                USE OF PROCEEDS

     The Exchange Offer is intended to satisfy certain of the Issuers' obligations under the Exchange and Registration Rights Agreement. The Issuers will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes contemplated in this Prospectus, the Issuers will receive Old Notes in like principal amount, the form and terms of which are identical to the form and terms of the New Notes (which replace the Old Notes), except as otherwise described herein. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase or decrease in the indebtedness of the Issuers.


     The net proceeds to the Issuers from the Initial Offering were approximately $76.7 million. The Issuers used the proceeds from the Initial Offering to repay approximately $70.1 million of indebtedness, approximately $3.6 million of which was related to costs associated with the repayment of such indebtedness and the repurchase of outstanding warrants. The Issuers currently intend to use the balance of the proceeds ($6.6 million) from the Initial Offering, for working capital and other general corporate purposes of the Company and its Subsidiaries which may include future acquisitions. Pending utilization of the remaining proceeds from the Initial Offering, the Issuers currently intend to invest such proceeds in short-term investments earning interest at rates which are substantially lower than the rate borne by the Notes.

                                 CAPITALIZATION


     The following table sets forth the historical capitalization of the Company at June 30, 1998. This table should be read in conjunction with "Use of Proceeds," "Unaudited Pro Forma Consolidated Financial Data," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's audited and unaudited consolidated financial statements and notes thereto included elsewhere in this Prospectus.



                                                                      AS OF
                                                                  JUNE 30, 1998
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................         $10,525
                                                                     =======
Long-term debt (including current portion):
  New Credit Facility(1)....................................         $    --
  The Old Notes.............................................          80,000
  Other long term debt(2)...................................           1,522
                                                                     -------
     Total long-term debt, including current portion........          81,522
                                                                     -------
Stockholders' Equity:
  Capital stock.............................................           1,536
  Retained earnings.........................................           3,090
                                                                     -------
     Total stockholders' equity.............................           4,626
                                                                     -------

          Total capitalization..............................         $86,148
                                                                     =======


---------------

(1) The Company has entered into the Credit Agreement for the New Credit Facility which provides for a (i) $15,000 revolving facility and (ii) $25,000 acquisition facility. Borrowings under the New Credit Facility are subject to the satisfaction of certain conditions. See "Description of Certain Indebtedness -- New Credit Facility."



(2) Represents $632 for an obligation related to a lease for a vacated facility, $490 for an obligation under a licensing agreement, $228 for capital lease obligations and $172 for an obligation under a covenant not to compete.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA


     The following Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 and the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 have been prepared to give effect to (i) the acquisition by the Company of all of the capital stock of Hudson on May 15, 1997 and ESP on December 10, 1997 (the "Acquisitions"), (ii) the acquisition by ESP of all of the assets of RAD on June 22, 1997, (iii) the Initial Offering and the application of the net proceeds therefrom, (iv) the conversion of the Parent from a C corporation to a subchapter S corporation on May 31, 1997, (v) the Formation, and (vi) the New Credit Facility. The Company's balance sheet at June 30, 1998 includes the effect of the Acquisitions and the transactions described in clauses (iii) and
(v) above, which had occurred prior to such date. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the transaction described in clause
(vi) above as if it were consummated on June 30, 1998. The Unaudited Pro Forma Consolidated Statements of Operations give effect to the Acquisitions and other transactions described above as if each had occurred as of January 1, 1997. The Unaudited Pro Forma Consolidated Financial Data has been derived by the Company by the application of pro forma adjustments to (i) the audited financial statements of the Company for the year ended December 31, 1997 and the audited financial statements of Hudson for the 138 day period ended May 15, 1997 and of ESP for the 344 day period ended December 10, 1997, their respective dates of acquisition by the Company, and of RAD for the 83 day period ended June 22, 1997, its date of acquisition by ESP, and (ii) the unaudited financial statements of the Company for the six month period ended and as of June 30, 1998.


     The Company has accounted for the Acquisitions using the purchase method of accounting, under which tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their respective fair values. Allocations of the purchase price in the Acquisitions have been determined based on estimates of fair value and, therefore, are subject to change. Differences between the amounts included herein and the final allocations are not expected to be material.

     The Unaudited Pro Forma Consolidated Financial Data is unaudited and does not purport to be indicative of the financial position or results of operations which would actually have been attained had the Acquisitions, the Offering and the other transactions been consummated on the dates indicated or which may be attained in the future. The pro forma adjustments, as described in the Notes to the Unaudited Pro Forma Consolidated Balance Sheet and the Notes to the Unaudited Pro Forma Consolidated Statement of Operations, are based on available information and upon certain assumptions which management believes are reasonable. These pro forma statements should be read in conjunction with "Summary Historical Consolidated Financial Data," "The Formation," "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the historical financial statements and notes thereto of the Company, Hudson, ESP and RAD, included elsewhere in this Prospectus.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET



                                 JUNE 30, 1998


                             (DOLLARS IN THOUSANDS)



                                                        HISTORICAL      PRO FORMA      PRO FORMA
                                                        THE COMPANY    ADJUSTMENTS    THE COMPANY
                                                        -----------    -----------    -----------
ASSETS:
  Cash................................................    $10,525        $  (200)(1)    $10,325
  Accounts receivable, net............................      9,055             --          9,055
  Inventories.........................................      8,544             --          8,544
  Prepaid expenses and other current assets...........        528             --            528
                                                          -------        -------        -------
     Total current assets.............................     28,652           (200)        28,452
  Property, plant and equipment, net..................     11,866             --         11,866
  Goodwill............................................     44,639             --         44,639
  Deferred financing costs............................      4,264            200(1)       4,464
  Intangibles.........................................      1,672             --          1,672
  Other assets........................................         73             --             73
                                                          -------        -------        -------
     Total assets.....................................    $91,166        $    --        $91,166
                                                          =======        =======        =======
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current portion of long term debt...................    $    --        $    --        $    --
  Current portion of other long term obligations......        499             --            499
  Accounts payable....................................      2,026             --          2,026
  Accrued expenses and other liabilities..............      2,993             --          2,993
                                                          -------        -------        -------
     Total current liabilities........................      5,518             --          5,518
  Long term debt......................................     80,000             --         80,000
  Other long term obligations.........................      1,023             --          1,023
                                                          -------        -------        -------
     Total liabilities................................     86,541             --         86,541
                                                          -------        -------        -------
  Capital stock.......................................      1,536             --          1,536
  Retained earnings...................................      3,089             --          3,089
                                                          -------        -------        -------
     Total stockholder's equity.......................      4,625             --          4,625
                                                          -------        -------        -------
     Total liabilities and stockholder's equity.......    $91,166        $    --        $91,166
                                                          =======        =======        =======


---------------


(1) Represents a commitment fee for the New Credit Facility of $200.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


                                                    HISTORICAL
                         ----------------------------------------------------------------
                         FISCAL YEAR    138 DAYS     344 DAYS     173 DAYS                                    PRO FORMA
                            ENDED        ENDED        ENDED        ENDED                                  FISCAL YEAR ENDED
                         DECEMBER 31,   MAY 15,    DECEMBER 10,   JUNE 22,                                  DECEMBER 31,
                             1997         1997         1997         1997                     PRO FORMA          1997
                         THE COMPANY     HUDSON        ESP          RAD      CONSOLIDATED   ADJUSTMENTS      THE COMPANY
                         ------------   --------   ------------   --------   ------------   -----------   -----------------
Net sales...............   $27,318       $6,809      $23,260       $1,588      $58,975        $    --          $58,975
Cost of goods sold......    15,798        3,877       17,299        1,154       38,128             --           38,203
                                                                                                   75(1)
                           -------       ------      -------       ------      -------        -------          -------
Gross profit............    11,520        2,932        5,961          434       20,847            (75)          20,772
Selling, general and
  administrative
  expenses..............     6,321        1,217        3,558          258       11,354             --           11,330
                                                                                                 (110)(2)
                                                                                                  702(3)
                                                                                                  (39)(4)
                                                                                                 (277)(5)
                                                                                                 (340)(6)
                                                                                                   40(7)
Non-recurring business
  consolidation
  charges...............        84           --           --           --           84             --               84
                           -------       ------      -------       ------      -------        -------          -------
Income from
  operations............     5,115        1,715        2,403          176        9,409            (51)           9,358
Other income (expense):
  Other income
    (expense)...........        31           --           52           (4)          79             --               79
  Interest expense......    (3,007)        (663)        (615)         (79)      (4,364)        (4,319)(8)       (8,683)
                           -------       ------      -------       ------      -------        -------          -------
Earnings before taxes...     2,139        1,052        1,840           93        5,124         (4,570)             754
Provision for income
  taxes.................       889          460          773           --        2,122         (2,094)(9)           28
                           -------       ------      -------       ------      -------        -------          -------
Net income..............   $ 1,250       $  592      $ 1,067       $   93      $ 3,002        $(2,276)         $   726
                           =======       ======      =======       ======      =======        =======          =======
SUPPLEMENTARY DATA:
Depreciation and
  amortization..........   $ 1,817       $  249      $ 1,586       $   91      $ 3,743        $   628          $ 4,371

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                         SIX MONTHS ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)


                                                         HISTORICAL                       PRO FORMA
                                                         SIX MONTHS                      SIX MONTHS
                                                            ENDED                           ENDED
                                                        JUNE 30, 1998     PRO FORMA     JUNE 30, 1998
                                                         THE COMPANY     ADJUSTMENTS     THE COMPANY
                                                        -------------    -----------    -------------
Net sales.............................................     $33,016         $    --         $33,016
Cost of goods sold....................................      20,579              --          20,579
                                                           -------         -------         -------
Gross profit..........................................      12,437              --          12,437
Selling, general and administrative expenses..........       5,559              87(4)        5,646
                                                           -------         -------         -------
Income from operations................................       6,878             (87)          6,791
Other income (expense):
  Other income........................................         128              --             128
  Interest expense....................................      (3,295)         (1,069)(8)      (4,364)
                                                           -------         -------         -------
Earnings before taxes and extraordinary charge........       3,711          (1,156)          2,555
Provision for income taxes............................         140             (45)(9)          95
Extraordinary charge -- early repayment of debt.......       4,616          (4,616)             --
                                                           -------         -------         -------
Net income............................................     $(1,045)        $(3,505)        $ 2,460
                                                           =======         =======         =======
SUPPLEMENTARY DATA:
Depreciation and amortization.........................     $ 2,068         $    87         $ 2,155

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)


(1) As required by purchase accounting in connection with the Hudson acquisition, the Company recorded a net increase of $2,389 to production related equipment reflecting the difference between book values and fair values. A pro forma adjustment has been made to reflect additional depreciation included in cost of goods sold based on the fair value of assets acquired, as if the acquisition had occurred as of January 1, 1997. No adjustment was required for the six months ended June 30, 1998.



(2) As required by purchase accounting in connection with the Hudson acquisition, the Company recorded a net decrease of $3,019 to selling, general and administrative related fixed assets reflecting the difference between book values and fair values. A pro forma adjustment has been made to reflect depreciation included in selling, general and administrative expenses based on the fair value of assets acquired, as if the acquisition had occurred as of January 1, 1997. No adjustment was required for the six months ended June 30, 1998.



(3) As required by purchase accounting in connection with the Acquisitions, the Company recorded goodwill and other intangibles of $46,912 and eliminated $6,699 of goodwill previously recorded on the books of the acquired companies. The Unaudited Pro Forma Consolidated Statements of Operations assume that the Acquisitions occurred as of January 1, 1997. Accordingly, a net goodwill and intangible amortization adjustment was included in selling, general and administrative expenses and is comprised of the following:



                                                                 FISCAL YEAR
                                                                    ENDED
                                                              DECEMBER 31, 1997
                                                              -----------------
Full year amortization of acquisition goodwill and
  intangibles...............................................       $ 1,383
Amortization included in historical statements of the
  Company and acquired companies............................         (681)
                                                                   -------
Net adjustment..............................................       $   702
                                                                   =======



     No pro forma adjustment was required for the six months ended June 30, 1998.



(4) Represents the net adjustment related to the following changes in the amortization of debt financing costs, assuming the Initial Offering occurred as of January 1, 1997:



                                                            FISCAL YEAR        SIX MONTHS
                                                               ENDED              ENDED
                                                         DECEMBER 31, 1997    JUNE 30, 1998
                                                         -----------------    -------------
Amortization of debt financing costs related to the
  Notes and the New Credit Facility(a).................       $  463              $ 232
Amortization included in historical statements of the
  Company and acquired companies.......................           --               (35)
Elimination of amortization of debt financing costs
  associated with the Old Notes and the Old Credit
  Facility(b)..........................................        (174)              (110)
Elimination of amortization of debt financing costs
  associated with debt repaid from the proceeds of the
  Original Notes and the Old Credit Facility...........        (328)                 --
                                                              ------              -----
Net adjustment.........................................       $ (39)              $  87
                                                              ======              =====

---------------

     (a) Debt financing costs associated with the Notes and the New Credit Facility are estimated to be $4,500 and include the initial purchase discount of $2,400 payable in connection with the Initial Offering. These costs are being amortized on a straight line basis over the respective lives of the new agreements.



     (b) The write-off of the debt financing costs related to the Original Notes and the Old Credit Facility was recorded as an extraordinary charge during the six months ended June 30, 1998 and is not included in the Unaudited Pro Forma Consolidated Statements of Operations.



(5) The adjustment of $277 for the year ended December 31, 1997, represents the elimination of fees paid to Jordan, the former owner of Hudson, for general management consulting services prior to its acquisition by the Company. Since the consummation of the acquisition of Hudson, such services have been provided by existing management of the Company and Millbrook. No such fees are included in the six months ended June 30, 1998.



(6) In December 1997, a one-time management bonus of $340 was paid under an agreement related to the purchase and change in control of ESP to a former employee and stockholder of ESP who is now employed by the Company. Management believes it is a nonrecurring charge. Any future bonus that may be paid is at the sole discretion of the Company. See
    "Management -- Employment Agreements and Executive Compensation." No provision has been made in the Unaudited Pro Forma Consolidated Statements of Operations for any such bonus to such employee. No pro forma adjustment was required for the six months ended June 30, 1998, as estimated management bonuses are included in historical statements of the Company.



(7) Represents the adjustment of Millbrook's management compensation as a result of a new management agreement effective with the consummation of the Formation. See "Certain Transactions."



(8) Represents the net adjustment related to the following changes in interest expense, assuming the Initial Offering occurred as of January 1, 1997:



                                                            FISCAL YEAR        SIX MONTHS
                                                               ENDED              ENDED
                                                         DECEMBER 31, 1997    JUNE 30, 1998
                                                         -----------------    -------------
Interest expense related to the Notes and the New
  Credit Facility(a)...................................       $ 8,600            $ 4,300
Interest included in historical statements of the
  Company..............................................            --               (770)
Elimination of interest expense associated with the
  Original Notes and the Old Credit Facility...........        (2,878)            (2,461)
Elimination of interest expense associated with debt
  repaid from proceeds of the Original Notes and the
  Old Credit Facility..................................        (1,403)                --
                                                              -------            -------
Net adjustment.........................................       $ 4,319            $ 1,069
                                                              =======            =======


---------------
     (a) Interest expense reflects an interest rate of 10.50% on the Notes plus a commitment fee of 0.50% per annum on the unused commitments under the New Credit Facility. Interest expense excludes amortization of deferred financing costs. The outstanding borrowings under the Notes and unused commitments under the New Credit Facility are assumed to remain at $80,000 and $40,000, respectively, throughout the period.


(9) As a limited liability company, the Company pays no federal income taxes and the Shareholders are personally liable for taxes on the income of the Company. Accordingly, the provision for income taxes recorded in the historical financial statements has been adjusted in the Unaudited Pro Forma Consolidated Statements of Operations to reflect income taxes applicable only to certain states. The Indenture will permit the Company to make cash distributions in an amount equal to the income tax liability of the Shareholders in respect of the taxable income of the Company. See "Description of Notes -- Limitation on Restricted Payments."

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

                                  THE COMPANY
                             (DOLLARS IN THOUSANDS)


     The following table sets forth the historical statement of operations and other financial data as of December 31, 1996 and December 31, 1997, and for each of the three years ending December 31, 1997 which have been derived from, and are qualified by reference to, the audited consolidated financial statements of the Company included elsewhere in this Prospectus. The selected consolidated financial data presented below as of December 31, 1993, December 31, 1994 and December 31, 1995 and for each of the two years in the period ended December 31, 1994 have been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company which are not included in this Prospectus. The selected consolidated financial data presented below as of June 30, 1997 and June 30, 1998 and for the six month periods ended June 30, 1997 and June 30, 1998 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of the Company included elsewhere in this Prospectus. The summary consolidated balance sheet data presented below as of June 30, 1998 have been derived from, and should be read in conjunction with, the unaudited consolidated financial statements of the Company which are not included in this Prospectus. The information for the interim periods is unaudited but has been prepared in the same manner as the audited consolidated financial statements and, in the opinion of management, contains all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations for such periods. The interim results of operations may not be indicative of the results for the full year. The Selected Historical Consolidated Financial Data presented below should be read in conjunction with "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and Notes thereto included elsewhere in this Prospectus.



                                                                                                           SIX MONTHS ENDED
                                                              FISCAL YEAR ENDED DECEMBER 31,(A)                JUNE 30,
                                                       -----------------------------------------------    ------------------
                                                        1993      1994      1995      1996      1997      1997(A)     1998
                                                       -------   -------   -------   -------   -------    -------    -------
                                                                                                             (UNAUDITED)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales............................................  $12,208   $13,612   $13,185   $13,449   $27,318    $ 9,781    $33,016
Cost of goods sold(b)................................    6,927     7,745     7,356     8,361    15,798      5,253     20,579
                                                       -------   -------   -------   -------   -------    -------    -------
Gross profit.........................................    5,281     5,867     5,829     5,088    11,520      4,528     12,437
Selling, general and administrative expenses(b)......    3,306     3,987     3,457     4,641     6,405      2,356      5,559
                                                       -------   -------   -------   -------   -------    -------    -------
Income from operations...............................    1,975     1,880     2,372       447     5,115      2,172      6,878
Other income (expense)...............................        6        24        26         5        31         15        127
Interest expense.....................................     (405)     (457)     (427)     (254)   (3,007)      (645)    (3,294)
                                                       -------   -------   -------   -------   -------    -------    -------
Income before taxes, extraordinary charge and change
  in accounting principle............................    1,576     1,447     1,971       198     2,139      1,542      3,711
Provision for income taxes(c)........................      642       522       724        21       889        828        140
Extraordinary charge -- early repayment of debt......       --        --        --        --        --         --      4,616
Cumulative effect of change in accounting
  principle(d).......................................      (22)       --        --      (313)       --         --         --
                                                       -------   -------   -------   -------   -------    -------    -------
Net income...........................................  $   956   $   925   $ 1,247   $   490   $ 1,250    $   714    $(1,045)
                                                       =======   =======   =======   =======   =======    =======    =======
OTHER DATA:
Adjusted EBITDA(e)...................................  $ 2,928   $ 3,006   $ 3,521   $ 3,203   $ 8,352    $ 3,126    $ 9,604
Cash flows provided (used) by:
  Operating activities......................................................................     4,028      1,753      5,262
  Investing activities......................................................................   (56,133)   (39,424)      (711)
  Financing activities......................................................................    53,213     39,539      4,533
Depreciation and amortization........................      603       692       713       741     1,817        559      2,068
Capital expenditures.................................      501       389       345     1,298       696        282        711
Ratio of earnings to fixed charges(f)................      4.1x      3.6x      4.7x      1.5x      1.7x       3.2x       2.1x
CONSOLIDATED BALANCE SHEET DATA (AS OF THE END OF
  PERIOD):
Cash.................................................  $   423   $   445   $   821   $   331   $ 1,440      2,198    $10,525
Working capital......................................    4,164     4,485     4,738     4,702    10,681      7,416     23,135
Total assets.........................................   11,352    11,445    10,709    11,454    79,757     55,148     91,166
Long term debt (including current maturities)........    5,698     5,005     3,608     3,428    66,855     50,105     81,522
Stockholders' equity.................................    4,311     5,236     6,483     6,974     8,848      7,688      4,626

---------------

(a) For each of the four fiscal years ended December 31, 1996 and the six months ended June 30, 1997, the financial data set forth above represents the results and balance sheet data of Elliott only. The Company acquired Hudson on May 15, 1997 and ESP on December 10, 1997. The financial data set forth above with respect to the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998 includes the results of Hudson and ESP from their respective acquisition dates.



(b) For the fiscal year ended December 31, 1996, cost of goods sold includes a provision for inventory obsolescence of $431 and selling, general and administrative expenses include a nonrecurring business relocation charge of $786. For the fiscal year ended December 31, 1997, selling, general and administrative expenses include miscellaneous nonrecurring and noncash charges of (i) $340 for a one-time management bonus paid in connection with the change in control of ESP (ii) $84 in business relocation charges and
    (iii) $55 in charges associated with land donation expenses. For the six months ended June 30, 1998, cost of goods sold includes charges incurred in connection with the consolidation of the RAD operations into Hudson. See note (6) to "Notes to Unaudited Pro Forma Consolidated Statement of Operations."



(c) The Parent elected to be treated as a subchapter S corporation under the Internal Revenue Code effective May 31, 1997. As an S corporation, the shareholders are personally liable for most taxes on the income of the Company. Accordingly, subsequent to May 31, 1997 the provision for income taxes includes only those taxes applicable to certain states. Due to the change in tax status, the 1997 tax provision includes a charge of $469 representing the write-off of net deferred tax assets.


(d) Effective January 1, 1996, Elliott changed the composition of costs included in inventory. Accordingly, Elliott recorded an adjustment to inventory cost at January 1, 1997 as the cumulative effect of a change in accounting principle. Had the Company applied this new accounting principle in the year ended December 31, 1995, income before income taxes and net income would not have been materially affected.


(e) Adjusted EBITDA is defined as net income (loss) plus (i) income tax expense,
    (ii) interest expense, (iii) depreciation expense, (iv) amortization expense, (v) management fees and (v) nonrecurring and noncash charges. See footnote (b) above. Adjusted EBITDA is presented because EBITDA is a widely accepted financial indicator of a company's ability to service indebtedness. However, EBITDA should not be considered an alternative to operating income or cash flows from operating activities (as determined in accordance with generally accepted accounting principles) and should not be construed as an indication of a company's operating performance or as a measure of liquidity. Since all companies and analysts do not necessarily calculate EBITDA in the same fashion, Adjusted EBITDA as presented in this Prospectus may not be comparable to similarly titled measures reported by other companies. See "Certain Transactions" and "Description of Notes."



     The following table is a reconciliation of net income to Adjusted EBITDA for the fiscal year ended December 31, 1997 and the six month periods ended June 30, 1997 and 1998.



                                                                          SIX MONTHS ENDED
                                                           YEAR ENDED         JUNE 30,
                                                          DECEMBER 31,    -----------------
                                                              1997         1997      1998
                                                          ------------    ------    -------
Net income..............................................     $1,250       $  714    $(1,045)
Add:
  Interest expense......................................      3,007          645      3,294
  Income tax expense....................................        889          828        140
  Depreciation and amortization.........................      1,817          559      2,068
  Management fees.......................................        910          355        431
  Nonrecurring and noncash charges:
    Extraordinary item -- early repayment of debt.......         --           --      4,616
    One time management bonus resulting from change in
       control of ESP...................................        340           --         --
    Business relocation and consolidation charges.......         84           25        100
    Donation of land and write off of non-performing
       assets...........................................         55                      --
                                                             ------       ------    -------
Historical Adjusted EBITDA..............................     $8,352       $3,126    $ 9,604
                                                             ======       ======    =======


(f) The ratio of earnings to fixed charges has been calculated by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges include interest expense, amortization of deferred financing costs and one-third of operating lease payments which are deemed to be representative of the interest factor.

                       SELECTED HISTORICAL FINANCIAL DATA

                               HUDSON LOCK, INC.
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the historical financial statement of operations and other financial data as of December 28, 1996 and for the fiscal year then ended of Hudson prior to its acquisition by the Company, which have been derived from, and should be read in conjunction with the audited statements of Hudson included elsewhere in this Prospectus. The selected financial data presented below as of May 15, 1997 and for the 138 day period ended May 15, 1997 have been derived from, and should be read in conjunction with, the audited financial statements of Hudson included elsewhere in this Prospectus. The selected financial data presented below as of December 30, 1995 and for the fiscal year then ended is derived from the unaudited internal financial statements of Hudson. The selected financial data presented below as of June 1, 1996 and for the 154 day period ended June 1, 1996 is unaudited but has been prepared in the same manner as the audited selected historical financial data of Hudson and in the opinion of management contains all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the results of operations for such period. The interim results of operations may not be indicative of the results for the full year. The Selected Historical Financial Data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Hudson" included elsewhere in this Prospectus.


                                         FISCAL YEAR ENDED
                               --------------------------------------    154 DAYS ENDED    138 DAYS ENDED
                               DECEMBER 30, 1995    DECEMBER 28, 1996     JUNE 1, 1996      MAY 15, 1997
                               -----------------    -----------------    --------------    --------------
                                  (UNAUDITED)                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales....................      $ 16,150             $ 15,402            $  6,213          $ 6,809
Cost of goods sold...........         9,368                9,230               3,750            3,877
                                   --------             --------            --------          -------
Gross profit.................         6,782                6,172               2,463            2,932
Selling, general and
  administrative
  expenses(a)................         2,569                2,584               1,131            1,217
                                   --------             --------            --------          -------
Income from operations.......         4,213                3,588               1,332            1,715
Other income (expense).......            --                  (12)                 --               --
Interest expense.............        (2,268)              (2,015)               (855)            (663)
                                   --------             --------            --------          -------
Income before taxes(b).......      $  1,945             $  1,561            $    477          $ 1,052
                                   ========             ========            ========          =======
OTHER DATA:
Depreciation and
  amortization...............           758                  819                 338              249
Capital expenditures.........           539                  316                 293              225
BALANCE SHEET DATA (AS OF THE END OF PERIOD):
Total assets.................      $ 14,101             $ 13,628            $ 14,246          $13,878
Long term debt (including
  current maturities)........            --                   --                  --               --


---------------
(a) Selling, general and administrative expenses include miscellaneous nonrecurring and noncash charges of $297, $325, $50 and $64 for the fiscal years ended December 31, 1995 and 1996, the 154 days ended June 1, 1996 and the 138 days ended May 15, 1997, respectively.


(b) As a limited liability company the Company pays no federal income taxes. Accordingly, the provision for income taxes has been excluded from the above Selected Historical Financial Data as KCI management believes it is not relevant.

                       SELECTED HISTORICAL FINANCIAL DATA

                            ESP LOCK PRODUCTS, INC.
                             (DOLLARS IN THOUSANDS)

     The following table sets forth the historical financial statement of operations and other financial data of ESP prior to its acquisition by the Company. The selected financial data presented below as of December 31, 1995 and December 31, 1996 and for each of the two years in the period ended December 31, 1996, and the selected financial data presented below as of December 10, 1997, and for the 344 day period ended December 10, 1997, have been derived from, and should be read in conjunction with, the audited financial statements of ESP included elsewhere in this Prospectus. The Selected Historical Financial Data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations -- ESP" included elsewhere in this Prospectus.


                                                       FISCAL YEAR ENDED
                                                          DECEMBER 31,
                                                       ------------------       344 DAYS ENDED
                                                        1995       1996      December 10, 1997(a)
                                                       -------    -------    --------------------
STATEMENT OF OPERATIONS DATA:
Net sales..........................................    $20,288    $21,265          $23,260
Cost of goods sold.................................     15,489     16,473           17,299
                                                       -------    -------          -------
Gross profit.......................................      4,799      4,792            5,961
Selling, general and administrative expenses.......      2,840      3,004            3,558
                                                       -------    -------          -------
Income from operations.............................      1,959      1,788            2,403
Other income (expense).............................        (11)        35               52
Interest expense...................................     (1,015)      (702)            (615)
                                                       -------    -------          -------
Income before taxes(b).............................    $   933    $ 1,121          $ 1,840
                                                       =======    =======          =======
OTHER DATA:
Depreciation and amortization......................      1,098      1,138            1,586
Capital expenditures...............................        539        341            1,037

BALANCE SHEET DATA (AS OF THE END OF PERIOD):
Total assets.......................................    $10,468    $ 9,540          $14,250
Long term debt (including current maturities)......      6,169      4,792            8,195


---------------
(a) ESP acquired RAD on June 22, 1997.


(b) As a limited liability company the Company pays no federal income taxes. Accordingly the provision for income taxes has been excluded from the above Selected Historical Financial Data as KCI management believes it is not relevant.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


     The following discussion and analysis should be read in conjunction with "Selected Historical Consolidated Financial Data" and the financial statements and notes thereto included elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties, such as statements of the Company's plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.


OVERVIEW

     KCI is a leading manufacturer of custom engineered essential componentry for application in a diverse array of end-use products. The Company targets OEM markets where KCI believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability and customer service, enable it to differentiate the Company from its competitors and enhance profitability. KCI, through its Operating Subsidiaries, has been designing and manufacturing medium-security locks and related accessories since 1963 and flexible shaft products since 1932.

     The Company designs and manufactures medium-security custom and specialty locks and locking systems to meet OEM customers' specifications. The Company's locks and associated hardware are designed to be utilized in a wide range of end-use markets including the office furniture, POS terminal and bank and postal accessory markets for use in products such as office furniture, electronic cash registers, bank bags, post office boxes and storage lockers.

     The Company's flexible shaft products are produced for both rotary power transmission and remote valve control applications in the industrial, aerospace and commercial markets. The Company designs and manufactures more than 2,000 flexible shaft products, all of which utilize wound wire assemblies to transmit rotary power when applications render rigid shaft technology (such as universal joints) less efficient or impossible. The Company's flexible shaft technology provides significant advantages over traditional rigid shaft technology. The Company's flexible shaft products are currently used in weed trimmers, lawn tractors, concrete vibrators, plant processing equipment and aircraft carriers, as well as in aerospace, medical, industrial and other products.

     On May 15, 1997, KCI acquired all of the issued and outstanding capital stock of Hudson from Jordan for a cash purchase price of $39.1 million and assumed liabilities of $1.2 million. On December 10, 1997, KCI acquired all of the issued and outstanding capital stock of ESP, which on June 22, 1997 had acquired the assets of RAD, from certain individual shareholders for a cash purchase price of $16.3 million and assumed liabilities of approximately $10.4 million.

     In April 1998, KC LLC and Finance Corp. were formed to facilitate the Initial Offering. KC LLC is a wholly-owned subsidiary of the Parent and owns 100% of the Operating Subsidiaries. Finance Corp. is a wholly-owned subsidiary of KC LLC and has no assets or operations. See "The Formation."


     In July 1998, the Company entered into the New Credit Facility, which provides for borrowing availability, subject to certain conditions, of an outstanding principal amount of up to $40 million. See "Certain Indebtedness."

RESULTS OF OPERATIONS -- THE COMPANY

     The following table sets forth, for the periods indicated, consolidated statement of operations data for the Company expressed in dollar amounts (in thousands) and as a percentage of net sales. The results of operations of Hudson and ESP are included only from the date of their acquisition, May 15, 1997 and December 10, 1997, respectively. Such acquisitions have been accounted for as purchases. For a discussion of the results of operations of Hudson and ESP for periods prior to their respective acquisition dates, see "-- Results of Operations -- Hudson" and "-- Results of Operations -- ESP."


                                                                           SIX MONTHS ENDED JUNE 30,
                                                              ---------------------------------------------------
                                                                       1997                        1998
                                                              ----------------------      -----------------------
                                                                       PERCENTAGE OF                PERCENTAGE OF
                                                              AMOUNT     NET SALES        AMOUNT      NET SALES
                                                              ------   -------------      -------   -------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales...................................................  $9,781       100.0%         $33,016       100.0%
Cost of goods sold..........................................  5,253         53.7          20,579         62.3
                                                              ------                      -------
Gross profit................................................  4,528         46.3          12,437         37.7
Selling, general and administrative expenses(a).............  2,356         24.1           5,559         16.8
                                                              ------                      -------
Income from operations......................................  2,172         22.2           6,878         20.8
Other income................................................     15          0.0             127          0.4
Interest expense............................................   (645)         0.7          (3,294)        10.0
                                                              ------                      -------
Income before taxes, extraordinary charge and change in
  accounting principal......................................  1,542         15.8           3,711         11.2
Provision for income taxes..................................   (828)         8.5             140          0.4
                                                              ------                      -------
Extraordinary charge -- early repayment of debt.............     --           --           4,616         14.0
Net income..................................................  $ 714          7.3%         $(1,045)        3.2%
                                                              ======                      =======



                                                                   FISCAL YEAR ENDED DECEMBER 31,
                                          ---------------------------------------------------------------------------------
                                                   1995                         1996                         1997
                                          -----------------------      -----------------------      -----------------------
                                                    PERCENTAGE OF                PERCENTAGE OF                PERCENTAGE OF
                                          AMOUNT      NET SALES        AMOUNT      NET SALES        AMOUNT      NET SALES
                                          -------   -------------      -------   -------------      -------   -------------
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales...............................  $13,185       100.0%         $13,449       100.0%         $27,318       100.0%
Cost of goods sold......................    7,356        55.8            8,361        62.2           15,798        57.8
                                          -------                      -------                      -------
Gross profit............................    5,829        44.2            5,088        37.8           11,520        42.2
Selling, general and administrative
  expenses(a)...........................    3,457        26.2            4,641        34.5            6,405        23.4
                                          -------                      -------                      -------
Income from operations..................    2,372        18.0              447         3.3            5,115        18.7
Other income............................       26         0.2                5         0.0               31         0.1
Interest expense........................     (427)        3.2             (254)        1.9           (3,007)       11.0
                                          -------                      -------                      -------
Income before taxes and change in
  accounting principle..................    1,971        14.9              198         1.5            2,139         7.8
Provision for income taxes..............     (724)        5.5              (21)        0.2             (889)        3.3
Cumulative effect of change in
  accounting principle..................       --          --              313         2.3               --          --
                                          -------                      -------                      -------
Net income..............................  $ 1,247         9.5%         $   490         3.6%         $ 1,250         4.6%
                                          =======                      =======                      =======


---------------

(a) Selling, general and administrative expenses include salaries and other compensation of customer service, sales, marketing, finance and administrative personnel, as well as amortization of goodwill and deferred financing costs, and other fees and expenses related to the management and administration of the Company.


  Six Months Ended June 30, 1998 compared to Six Months Ended June 30, 1997



     Net Sales: Net sales increased by approximately $23.2 million, or 237.5%, from approximately $9.8 million for the six months ended June 30, 1997 to approximately $33.0 million for the six months ended June 30, 1998. For the six months ended June 30, 1998, net sales included approximately $24.5 million attributable to the Specialty Lock Business. For the six months ended June 30, 1997, net sales included approximately $2.4 million attributable to Hudson, which was acquired on May 15, 1998.

     Net sales of the Flexible Shaft Business increased by approximately $1.1 million, or 15.7%, from approximately $7.4 million for the six months ended June 30, 1997 to approximately $8.5 million for the six months ended June 30, 1998. Such net sales growth was primarily attributable to (i) overall growth in the construction market, (ii) customer consolidation, increased market penetration and new product acceptance in the lawn and garden power equipment market and
(iii) greater product acceptance in the maritime and aerospace markets.



     Gross Profit: Gross profit increased by approximately $7.9 million, or 174.7%, from approximately $4.5 million for the six months ended June 30, 1997 to approximately $12.4 million for the six months ended June 30, 1998. Gross profit for the six months ended June 30, 1998 included approximately $9.0 million attributable to the Specialty Lock Business compared to approximately $1.3 million for the comparable period in 1997. The remainder of the increase in gross profit was generated by the Flexible Shaft Business. Gross profit as a percentage of net sales decreased from approximately 46.3% for the six months ended June 30, 1997, to approximately 37.7% for the six months ended June 30, 1998, primarily due to the inclusion, for the full six month period in 1998, of the Specialty Lock Business, which historically has produced a lower gross margin than the Flexible Shaft Business. Gross profit from the Specialty Lock Business as a percentage of such segment's net sales was 36.6% for the six months ended June 30, 1998. Gross profit from the Flexible Shaft Business as a percentage of such segment's net sales, decreased from approximately 44.4% for the six months ended June 30, 1997 to approximately 40.9% for the six months ended June 30, 1998. This decrease in gross profit as a percentage of net segment sales was the result of a substantial increase in unit orders for a particular lower margin product from customers in the lawn and garden power equipment market.



     Selling, General and Administrative Expenses ("SG&A"): SG&A increased by approximately $3.2 million, or 135.9%, from approximately $2.4 million for the six months ended June 30, 1997 to approximately $5.6 million for the six months ended June 30, 1998. Included in SG&A for the six months ended June 30, 1998 is $1.2 million of amortization of goodwill and other intangibles related to the Acquisitions. The comparable amortization for the same period in 1997 was $256,000. Of the remaining increase, $2.0 million is attributable to the SG&A of the Specialty Lock Business which was not included in the results of the comparable period in 1997 and approximately $267,000 is due to increased corporate expenses as a result of adding professional staff, the incurrence of corporate level professional fees and an increase in management fees in accordance with the management agreement entered into as of May 28, 1998. SG&A as a percentage of net sales decreased from approximately 24.1% for the six months ended June 30, 1997 to approximately 16.8% for the six months ended June 30, 1998. This decrease is primarily attributable to the inclusion, for the full six month period in 1998, of the Specialty Lock Business, which has lower SG&A expenses as a percentage of net sales. SG&A of the Specialty Lock Business as a percentage of such segment's net sales was 13.3% for the six months ended June 30, 1998. SG&A of the Flexible Shaft Business as a percentage of such segment's net sales decreased from approximately 23.5% for the six months ended June 30, 1997 to approximately 20.5% for the comparable period in 1998. This decrease is primarily attributable to growth in Flexible Shaft Business net sales which exceeded growth in such segment's SG&A expenses.



     Income from Operations: Income from operations increased by approximately $4.7 million, or 216.7%, from approximately $2.2 million for the six months ended June 30, 1997 to approximately $6.9 million for the six months ended June 30, 1998. Operating income of the Specialty Lock Business increased by $4.8 million due to its inclusion in the results for the full six month period in 1998 and its inclusion in only a portion of the comparable period in 1997. Income from operations of the Flexible Shaft Business increased by $197,000, or 12.8%, from $1.5 million for the six months ended June 30, 1997 to $1.7 million for the six months ended June 30, 1998, due to the factors discussed above. The increases in income from operations, discussed above, were partially offset by the $267,000 increase in corporate expenses, also discussed above.



     Interest Expense: Interest expense increased from $645,000 for the six months ended June 30, 1997 to approximately $3.3 million for the six months ended June 30, 1998. This increase is primarily due to the incurrence of debt issued in connection with the acquisition of the Specialty Lock Business.



     Provision for Income Taxes: Effective May 31, 1997, the Company elected to be treated as a subchapter S corporation which causes the Shareholders to be personally liable for taxes due on the income of the Company. The provision for income taxes for the six months ended June 30, 1998 is for taxes on income due in certain states.



     Net Income: Net income decreased from $714,000 for the six months ended June 30, 1997 to a net loss of approximately $1 million for the six months ended June 30, 1998 after an extraordinary charge of $4.6 million which resulted from the early repayment of debt. Net income before the extraordinary charge increased by approximately $2.9 million, from $714,000 for the six months ended June 30, 1997 to approximately $3.6 million for the six months ended June 30, 1998. Of the total increase, $2.7 million is attributable to inclusion of the Specialty Lock Business in the results for the full six month period in 1998 and only a portion of the comparable period in 1997. Net income of the Flexible Shaft Business, before the extraordinary charge increased by approximately $500,000 due to factors discussed above and a decrease in the provision for income taxes of approximately $800,000. Partially offsetting the aforementioned increases was an increase in corporate expenses and income taxes totaling approximately $400,000 for the six months ended June 30, 1998 from the comparable period in 1997.



  Year Ended December 31, 1997 compared to Year Ended December 31, 1996


     Net Sales: Net sales increased by approximately $13.9 million, or 103.1%, from approximately $13.4 million for fiscal 1996 to approximately $27.3 million for fiscal 1997. Of this increase, approximately $13.1 million resulted from the inclusion of net sales from the Specialty Lock Business from the dates of its acquisition. Net sales for the Flexible Shaft Business increased by $724,000, or 5.4%, from $13.4 million for fiscal 1996 to $14.2 million for fiscal 1997. This increase is primarily attributable to overall growth in the construction market and greater product acceptance in the commercial segment of the aerospace market. Increases in sales to customers in these markets were partially offset by a decline in sales to the lawn and garden power equipment market due to the temporary loss of a particular customer.

     Gross Profit: Gross profit increased by approximately $6.4 million, or 126.4%, from approximately $5.1 million for fiscal 1996 to approximately $11.5 million for fiscal 1997. Approximately $5.2 million of this increase is attributable to the inclusion of the Specialty Lock Business from the dates of its acquisition. The additional increase of approximately $1.2 million was attributable to the Flexible Shaft Business. Gross profit as a percentage of net sales increased from approximately 37.8% for fiscal 1996 to approximately 42.2% for fiscal 1997 due to increased margins in the Flexible Shaft Business, which were slightly offset by the inclusion of the Specialty Lock Business which has historically produced a lower gross margin. Gross profit from the Specialty Lock Business as a percentage of such segment's, net sales was 39.6% for fiscal 1997. Gross profit as a percentage of net sales for the Flexible Shaft Business increased from approximately 37.8% for fiscal 1996 to approximately 44.6% for fiscal 1997. This improvement in gross profit as a percentage of net sales was due to (i) a write-off of obsolete inventory in fiscal 1996, (ii) changes in product mix and (iii) improved efficiencies due to consolidation and vertical integration.

     Selling, General and Administrative Expenses: SG&A increased by approximately $1.8 million, or 38.0%, from approximately $4.6 million for fiscal 1996 to approximately $6.4 million for fiscal 1997. Of this increase, $665,000 is attributable to the amortization of goodwill and other intangibles associated with the acquisition of the Specialty Lock Business and approximately $1.5 million is attributable to the SG&A of the Specialty Lock Business since the dates of its acquisition. SG&A of the Flexible Shaft Business decreased by $379,000, or 8.2%, from $4.6 million for fiscal 1996 to approximately $4.3 million for fiscal 1997, primarily due to a $702,000 reduction in nonrecurring business consolidation charges, partially offset by a $130,000 increase in occupancy costs. SG&A as a percentage of net sales decreased from approximately 34.5% in fiscal 1996 to approximately 23.5% for fiscal 1997, primarily due to the inclusion of the Specialty Lock Business which has historically had lower SG&A expenses as a percentage of net sales. SG&A of the Specialty Lock Business as a percentage of such segment's net sales was 16.3% for fiscal 1997. SG&A as a percentage of Flexible Shaft Business net sales decreased from approximately 34.5% for fiscal 1996 to approximately 30.1% for fiscal 1997, due to the factors discussed above.

     Income from Operations: Income from operations increased by approximately $4.7 million, or 1,044.0% from $447,000 for fiscal 1996 to approximately $5.1 million for fiscal 1997. Approximately $3.1 million of this increase is attributable to the inclusion of the Specialty Lock Business from the dates of its acquisition. Income from operations of the Flexible Shaft Business increased by approximately $1.6 million, or 360.4%, from $447,000 for fiscal 1996 to approximately $2.1 million for fiscal 1997, due to the factors discussed above.

     Interest Expense: Interest expense increased from $254,000 for fiscal 1996 to approximately $3.0 million for fiscal 1997. This increase is primarily due to the incurrence of debt issued in connection with the acquisition of the Specialty Lock Business.

     Provision for Income Taxes: Provision for income taxes increased from $21,000 in fiscal 1996 to $889,000 in fiscal 1997. Effective May 31, 1997, the Parent elected to be treated as a subchapter S corporation. Therefore, the Company ceased accruing a provision for federal income taxes as of such date and wrote off a net deferred tax asset in the amount of $469,000 in fiscal 1997, as no future benefit will be derived therefrom.


     Net Income: Net income increased from $490,000 for fiscal 1996 to approximately $1.3 million for fiscal 1997, due to the factors discussed above, and net of a $313,000 credit for the cumulative effect of a change in accounting principle in fiscal 1996 relating to the allocation of costs to inventory.


  Year Ended December 31, 1996 compared to Year Ended December 31, 1995

     Net sales: Net sales increased by $264,000, or 2.0%, from approximately $13.2 million in fiscal 1995 to approximately $13.4 million in fiscal 1996. This increase is primarily attributable to new product acceptance in the commercial segment of the aerospace market and greater product acceptance in the maritime market, partially offset by a voluntary reduction in sales of certain low margin products to the maritime market. Net sales in the Company's other market categories for fiscal 1996 remained relatively stable from fiscal 1995.

     Gross Profit: Gross profit decreased by $741,000, or 12.7%, from approximately $5.8 million for fiscal 1995 to approximately $5.1 million for fiscal 1996. In addition, gross profit as a percentage of net sales decreased from approximately 44.2% for fiscal 1995 to approximately 37.8% for fiscal 1996. Of this decrease, $431,000 is attributable to a write-down of obsolete inventory for fiscal 1996. The remaining decrease in gross profit was due to a change in overall product mix and customer pricing pressures in the lawn and garden power equipment market where the Company faces the most competition from other flexible shaft manufacturers.

     Selling, General and Administrative Expenses: SG&A increased by approximately $1.2 million, or 34.2%, from approximately $3.5 million for fiscal 1995 to approximately $4.6 million for fiscal 1996. This increase in SG&A is primarily attributable to nonrecurring business consolidation charges of $786,000, which were incurred in 1996 in connection with relocating operations to a new facility and an increase in management fees paid to an affiliated management company. SG&A as a percentage of net sales increased from approximately 26.2% for fiscal 1995 to approximately 34.5% for fiscal 1996, due to the factors discussed above.

     Income from Operations: Income from operations decreased by approximately $1.9 million, or 81.2%, from approximately $2.4 million for fiscal 1995 to $447,000 for fiscal 1996, due to the factors discussed above.

     Interest Expense: Interest expense decreased by $173,000, or 40.5%, from $427,000 for fiscal 1995 to $254,000 for fiscal 1996, due to the refinancing of a credit facility in March 1996.

     Provision for Income Taxes: Provision for income taxes decreased from $724,000 in fiscal 1995 to $21,000 in fiscal 1996. This decrease was attributable to a state income tax credit and an adjustment to the provision for income taxes pertaining to prior years. The effective tax rate for fiscal 1996 was 10.7%, as compared to an effective tax rate for 1995 of 36.7%.


     Net Income: Net income decreased by $757,000, or 60.7%, from approximately $1.2 million for fiscal 1995 to $490,000 for fiscal 1996, due to the factors discussed above, partially offset by a change in accounting principle in fiscal 1996 of $313,000 relating to the allocation of costs to inventory.

RESULTS OF OPERATIONS -- HUDSON

     The following table sets forth, for the periods indicated, statement of operations data for Hudson expressed in dollar amounts (in thousands) and as a percentage of net sales. The 138 days ended May 15, 1997 is the portion of fiscal 1997 preceding the acquisition of Hudson by the Company. For purposes of this discussion, this period is compared to the 154 days ended June 1, 1996.


                                                   FISCAL YEAR ENDED
                                      -------------------------------------------     154 DAYS ENDED        138 DAYS ENDED
                                       DECEMBER 30, 1995      DECEMBER 28, 1996        JUNE 1, 1996          MAY 15, 1997
                                      --------------------   --------------------   -------------------   -------------------
                                                PERCENTAGE             PERCENTAGE            PERCENTAGE            PERCENTAGE
                                                    OF                     OF                    OF                    OF
                                      AMOUNT    NET SALES    AMOUNT    NET SALES    AMOUNT   NET SALES    AMOUNT   NET SALES
                                      -------   ----------   -------   ----------   ------   ----------   ------   ----------
                                          (UNAUDITED)                                   (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net sales...........................  $16,150     100.0%     $15,402     100.0%     $6,213     100.0%     $6,809     100.0%
Cost of goods sold..................    9,368      58.0        9,230      59.9      3,750       60.4      3,877       56.9
                                      -------                -------                ------                ------
Gross profit........................    6,782      42.0        6,172      40.1      2,463       39.6      2,932       43.1
Selling, general and administrative
  expenses(a).......................    2,569      15.9        2,584      16.8      1,131       18.2      1,217       17.9
                                      -------                -------                ------                ------
Income from operations..............    4,213      26.1        3,588      23.3      1,332       21.4      1,715       25.2
Other income (expense)..............       --        --          (12)      0.1         --         --         --         --
Interest expense....................   (2,268)     14.0       (2,015)     13.1       (855)      13.8       (663)       9.7
                                      -------                -------                ------                ------
Income before taxes(b)..............  $ 1,945      12.0%     $ 1,561      10.1%     $ 477        7.7%     $1,052      15.5%
                                      =======                =======                ======                ======


---------------

(a) Selling, general and administrative expenses include salaries and other compensation of customer service, sales, marketing, finance and administrative personnel, as well as amortization of goodwill and deferred financing costs, and other fees and expenses related to the management and administration of the Company.


(b) As a limited liability company the Company pays no federal income taxes. Accordingly, the provision for income taxes has been excluded from the above table as KCI management believes it is not relevant.


  138 Days Ended May 15, 1997 compared to 154 Days Ended June 1, 1996

     Net Sales: Net sales increased by $596,000, or 9.6%, from approximately $6.2 million for the 154 days ended June 1, 1996 to approximately $6.8 million for the 138 day period ended May 15, 1997. This increase in net sales primarily resulted from overall market growth and increased market penetration in the office furniture market. This increase was partially offset by a voluntary decrease in sales to various miscellaneous markets.

     Gross Profit: Gross profit increased by $469,000, or 19.0%, from approximately $2.5 million for the 154 day period ended June 1, 1996 to approximately $2.9 million for the comparable period in 1997. Gross profit as a percentage of net sales increased from 39.6% for the 154 day period ended June 1, 1996 to 43.1% for the comparable period in 1997. The increase as a percentage of net sales is attributable to (i) operating leverage as a result of increased sales, (ii) lower prices for certain raw materials and (iii) overall product mix.

     Selling, General and Administrative Expenses: SG&A increased by $86,000, or 7.6%, from approximately $1.1 million for the 154 day period ended June 1, 1996 to approximately $1.2 million for the 138 day period ended May 15, 1997. This increase in SG&A is primarily attributable to a write off of $24,000 in non-performing assets and a one time charge of $40,000 for environmental evaluation services. SG&A as a percentage of net sales decreased from approximately 18.2% for the 154 day period ended June 1, 1996 to approximately 17.9% for the comparable period in 1998, due to operating leverage resulting from the increased sales.

     Income from Operations: Income from operations increased by $383,000, or 28.8%, from approximately $1.3 million for the 154 day period ended June 1, 1996 to approximately $1.7 million for the 138 day period ended May 15, 1997, due to the factors discussed above.

     Interest Expense: Interest expense decreased from $855,000 for the 154 day period ended June 1, 1996 to $663,000 for the 138 day period ended May 15, 1997. This decrease was attributable to reductions in the principal balance of indebtedness through regular amortization payments.


     Income before Taxes: Income before taxes increased from $477,000, for the 154 day period ended June 1, 1996 to approximately $1.1 million for the 138 day period ended May 15, 1997, due to the factors discussed above.


  Year Ended December 28, 1996 compared to Year Ended December 30, 1995

     Net Sales: Net sales decreased by $748,000, or 4.6%, from approximately $16.2 million for fiscal 1995, to approximately $15.4 million in fiscal 1996. This decrease was primarily attributable to decreased demand for certain of the Company's products sold to the POS terminal market as customers phased out their redundant product offerings. In addition, sales decreased due to the voluntary reduction in sales to various miscellaneous markets.

     Gross Profit: Gross profit decreased by $610,000, or 9.0%, from approximately $6.8 million for fiscal 1995 to approximately $6.2 million for fiscal 1996. Gross profit as a percentage of net sales decreased from approximately 42.0% for fiscal 1995 to approximately 40.1% for fiscal 1996. These decreases were primarily attributable to decreased net sales without a corresponding reduction in fixed manufacturing costs.

     Selling, General and Administrative Expenses: SG&A remained relatively stable from fiscal 1995 to fiscal 1996. As a percentage of net sales, SG&A increased from approximately 15.9% in fiscal 1995 to approximately 16.8% in fiscal 1996 due to decreased net sales without a corresponding reduction in fixed overhead costs.

     Income from Operations: Income from operations decreased by $625,000, or 14.8%, from $4.2 million for fiscal 1995 to approximately $3.6 million for fiscal 1996, due to the factors discussed above.

     Interest Expense: Interest expense decreased by $253,000, from $2.3 million for fiscal 1995 to approximately $2.0 million for fiscal 1996. This decrease was attributable to reductions in outstanding indebtedness through regular amortization payments.


     Income before Taxes: Income before taxes decreased by $384,000 from approximately $1.9 million for fiscal 1995 to approximately $1.6 million for fiscal 1996, due to the factors discussed above.


RESULTS OF OPERATIONS -- ESP

     The following table sets forth, for the periods indicated, statement of operations data for ESP expressed in dollar amounts (in thousands) and as a percentage of net sales. The 344 days ended December 10, 1997 is the portion of fiscal 1997 preceding the acquisition of ESP by the Company. For purposes of this discussion, that period is compared to the year ended December 31, 1996.

                                                     FISCAL YEAR ENDED DECEMBER 31,
                                              --------------------------------------------       344 DAYS ENDED
                                                      1995                    1996             DECEMBER 10, 1997
                                              --------------------    --------------------    --------------------
                                                        PERCENTAGE              PERCENTAGE              PERCENTAGE
                                                            OF                      OF                      OF
                                              AMOUNT    NET SALES     AMOUNT    NET SALES     AMOUNT    NET SALES
                                              -------   ----------    -------   ----------    -------   ----------
STATEMENT OF OPERATIONS DATA:
Net sales...................................  $20,288     100.0%      $21,265     100.0%      $23,260     100.0%
Cost of goods sold..........................   15,489      76.3        16,473      77.5        17,299      74.4
                                              -------                 -------                 -------
Gross profit................................    4,799      23.7         4,792      22.5         5,961      25.6
Selling, general and administrative
  expenses(a)...............................    2,840      14.0         3,004      14.1         3,558      15.3
                                              -------                 -------                 -------
Income from operations......................    1,959       9.7         1,788       8.4         2,403      10.3
Other income (expense)......................      (11)      0.1            35       0.2            52       0.2
Interest expense............................   (1,015)      5.0          (702)      3.3          (615)      2.6
                                              -------                 -------                 -------
Income before taxes(b)......................  $   933       4.6%      $ 1,121       5.3%      $ 1,840       7.9%
                                              =======                 =======                 =======


---------------
(a) Selling, general and administrative expenses include salaries and other compensation of customer service, sales, marketing, finance and administrative personnel, as well as amortization of goodwill and deferred financing costs, and other fees and expenses related to the management and administration of ESP.


(b) As a limited liability company the Company pays no federal income taxes. Accordingly, the provision for income taxes has been excluded from the above table as KCI management believes it is not relevant.


  344 Days Ended December 10, 1997 Compared to Year Ended December 31, 1996

     Net Sales: Net sales increased by approximately $2.0 million, or 9.4%, from approximately $21.3 million for fiscal 1996 to approximately $23.3 million for the 344 day period ended December 10, 1997. This increase in net sales primarily resulted from overall market growth and increased market penetration in the office furniture market. In addition, on June 22, 1997, ESP acquired RAD which contributed approximately $1.7 million of incremental sales to ESP. Offsetting the increases in office furniture sales and the increase due to the acquisition of RAD, was a voluntary decrease in sales to locksmiths and distributors, an historically lower margin segment.

     Gross Profit: Gross profit increased by approximately $1.2 million, from approximately $4.8 million in fiscal 1996 to approximately $6.0 million for the 344 days ended December 10, 1997. Of this increase, $602,000, or approximately 51.5% of the total increase, was due to the inclusion of RAD sales and operations from the date of its acquisition. As a percentage of net sales, gross profit increased from approximately 22.5% in fiscal 1996 to approximately 25.6% for the comparable period in 1997. This increase is primarily due to the inclusion of RAD sales, which carry a higher gross margin, and to a change in the product mix.

     Selling, General and Administrative Expenses: SG&A increased by $554,000, or 18.4%, from approximately $3.0 million for fiscal 1996 to approximately $3.6 million for the 344 day period ended December 10, 1997. Of this increase $233,000 represented the write-off of deferred financing costs in connection with a refinancing for the acquisition of RAD. In addition, $196,000 of the increase resulted from the inclusion of RAD in ESP's results from the date of its acquisition. SG&A, as a percentage of sales, increased from 14.1% in fiscal 1996 to 15.3% for the comparable period in 1997. This increase was due to the write-off discussed above.

     Income from Operations: Income from operations increased by $615,000, or 34.4%, from approximately $1.8 million for fiscal 1996 to approximately $2.4 million for the 344 day period ended December 10, 1997, due to the factors discussed above.

     Interest Expense: Interest expense decreased by $87,000 from $702,000 for fiscal 1996 to $615,000 for the 344 day period ended December 10, 1997. This decrease was the result of a reduction in indebtedness, prior to the RAD acquisition, through voluntary repayments.

     Income before Taxes: Income before taxes increased by $719,000, or 64.1%, from approximately $1.1 million in fiscal 1996 to approximately $1.8 million for the comparable period in 1997, due to the factors discussed above.


  Year Ended December 31, 1996 compared to Year Ended December 31, 1995

     Net Sales: Net sales increased by $977,000, or 4.8%, from approximately $20.3 million for fiscal 1995 to approximately $21.3 million for fiscal 1996. This increase is primarily attributable to overall industry growth and increased market share in the office furniture market.

     Gross Profit: Gross profit remained relatively unchanged for fiscal 1996 as compared to fiscal 1995. Gross profit as a percentage of net sales decreased from approximately 23.7% for fiscal 1995 to approximately 22.5% for fiscal 1996. This decrease was primarily attributable to product mix.

     Selling, General and Administrative Expenses: SG&A increased by $164,000, or 5.8%, from approximately $2.8 million for fiscal 1995 to approximately $3.0 million for fiscal 1996. This increase is primarily attributable to bonuses granted to key management personnel and increased advertising expenditures. SG&A as a percentage of net sales remained relatively unchanged in fiscal 1996 as compared to fiscal 1995.

     Income from Operations: Income from operations decreased by $171,000, or 8.7%, from approximately $2.0 million for fiscal 1995 to approximately $1.8 million for fiscal 1996, due to the factors discussed above.

     Interest Expense: Interest expense decreased by $313,000, or 30.8%, from approximately $1.0 million for fiscal 1995 to $702,000 for fiscal 1996, due to a reduction in indebtedness through voluntary repayments.


     Income before Taxes: Income before taxes increased by $188,000, or 20.2%, from $933,000 in fiscal 1995 to approximately $1.1 million in fiscal 1996, due to the factors discussed above.



LIQUIDITY AND CAPITAL RESOURCES



  Historical



     The Company has historically generated funds from its operations and its working capital requirements generally do not fluctuate from quarter to quarter.



     Cash flow provided by operating activities was approximately $5.2 million and $1.8 million for the six months ended June 30, 1998 and 1997, respectively. The operating activities of the Company for 1997 and 1998 include the operations of the Specialty Lock Business from the dates of its acquisition.



     For the six months ended June 30, 1998 and 1997, net cash used in investing activities was $675,000 and $39.4 million, respectively. Investing activities for the six months ended June 30, 1998 consisted of expenditures for property, plant and equipment. For the six months ended June 30, 1997, investing activities consisted of the acquisition of Hudson for $39.1 million and expenditures for property, plant and equipment for $282,000.



     Financing activities provided net cash of approximately $4.5 million for the six months ended June 30, 1998 and $39.5 million for the same period of 1997. For the six months ended June 30, 1997, financing activities were primarily related to the acquisition of the Specialty Lock Business.



  Prospective



     As of June 30, 1998, the Company had a cash balance of approximately $10.5 million. In addition, in July 1998 the Company entered into the New Credit Facility, which provides for revolving credit borrowings of up to $15.0 million and additional borrowings of up to $25.0 million for future acquisitions. Among other provisions, the New Credit Facility provides that (i) availability of revolving credit loans will be subject to a borrowing base, (ii) availability of acquisition loans will be subject to various criteria, including pro forma compliance with certain financial ratios and (iii) the Company will be required to prepay outstanding balances out of excess cash flow and proceeds from certain asset sales.

     With the consummation of the Initial Offering, the Company became required to make semiannual interest payments on the Old Notes, together with interest and principal payments on other existing indebtedness including indebtedness under the New Credit Facility, if any.



     The Company's remaining liquidity demands will be for capital expenditures and other general corporate purposes. As of June 30, 1998, the Company had outstanding commitments for capital expenditures of approximately $700,000 and anticipates further capital expenditures of approximately $700,000 during the remainder of 1998 and approximately $2.0 million for 1999, primarily to maintain its facilities, expand its production capacity in order to take advantage of profitable market opportunities and to further automate its production processes to maximize profitability. The Company expects that capital expenditure requirements will decrease subsequent to 1999. To the extent cash flow from operations is insufficient to cover the Company's capital expenditures, debt service, and other general requirements, the Company would seek to utilize its borrowing availability under the New Credit Facility.



     Management believes that the Company's cash flow from operations, together with borrowing availability under the New Credit Facility, will be adequate to meet its anticipated capital requirements for the forseeable future.



INFLATION



     Inflation has not been material to the Company's operations for the periods presented.



BACKLOG



     The Company's backlog of orders as of June 30, 1998 and 1997 was approximately $10.3 million and $8.6 million, respectively. The Company includes in its backlog only those orders for which it has accepted purchase orders. However, backlog is not necessarily indicative of future sales. A substantial portion of the Company's sales have a three to eight week lead time and, therefore, only a small portion of orders, in relation to the annual sales of the Company, are in backlog at any point in time. In addition, purchase orders can generally be cancelled at any time without penalty.



YEAR 2000



     The Year 2000 Problem



     The Company is heavily dependent upon computer technology to effectively carry out its day-to-day operations. In addition, the Company is dependent on suppliers and customers who also use computer technology in the conduct of their business. The terms "Year 2000 issues" or "Year 2000 problems," or words of a similar nature, refer to the potential for failure of computer applications as a result of the failure of programs to properly recognize and handle dates beyond the year 1999. In the case of the Company, such computer applications may include customer order processing, inventory management, shipment of products, manufacturing process controllers, internal financial systems and other information systems, among others.



     Readiness



     The Company's assessment of the possible consequences of Year 2000 issues on its business, results of operations, or financial conditions is not complete, but is continuing in accordance with a Year 2000 compliance plan (the "Year 2000 Plan"). The Year 2000 Plan includes (1) upgrading the Company's information technology software and all applicable software and embedded technology applications in its manufacturing equipment and systems to become year 2000 compliant, (2) assessing the Year 2000 readiness of suppliers and customers, and
(3) developing contingency plans, if practicable, for critical systems and processes. Implementation of the Year 2000 Plan has been undertaken at the Company's three operating subsidiaries and with respect to various operating and information systems in varying degrees to date. The Year 2000 Plan is expected to be fully implemented at all locations and with respect to all critical information systems in 1999.

     Progress to date includes the purchase of upgraded hardware and software packages and reprogramming of existing systems. All internal systems are expected to be Year 2000 compliant by mid 1999. Because the Company is dependent on its suppliers and customers to successfully and profitably operate its business, the Year 2000 Plan includes an assessment process with respect to those vendors and customers deemed most critical to the operations and business of the Company. To date, the Company has contacted certain vendors and anticipates completing its vendor assessment process by the end of the first quarter of 1999. The initial steps of a select analysis of the Company's significant customers to determine the potential effect of Year 2000 issues on these customers is expected to begin in the fourth quarter of 1998 with expected completion by mid 1999. The Year 2000 Plan requires continued assessment throughout 1999 in these areas.



     Costs



     The costs of the Year 2000 Plan include the purchase price of computer hardware and software packages, fees for contract programmers and the cost of internal information technology resources. The costs of achieving Year 2000 compliance have not been material to date and are not expected to be material.



     Risks



     The Company expects no material adverse effect on its results of operations, liquidity, or financial condition as a result of problems encountered in its own business as a result of Year 2000 issues or as a result of the impact of Year 2000 problems on its vendors or customers. However, the risks to the Company associated with Year 2000 issues could be significant. While the Company is undertaking its own evaluation and testing of its information technology and non-information technology systems, it is dependent to some extent on the assurances and guidance provided by suppliers of technology and programming services as to Year 2000 compliance readiness.



     Similarly, the Company's Year 2000 Plan calls for an ongoing analysis of the possible effects of Year 2000 problems on its suppliers of materials and non-information technology goods and services as well as its customers and the demands for its products. The Company has limited ability to independently verify the possible effects of Year 2000 issues on its customers and suppliers. Therefore, the Company's assumptions concerning the effect of Year 2000 issues on its results of operations, liquidity, and financial condition relies on its ability to analyze the business and operations of each of its critical vendors or customers. This process, by the nature of the problem, is limited to such persons' public statements, their responses to the Company's inquiries, and the information available to the Company from third parties concerning the industries or particular vendors or customers involved.



     Risk also exists that despite the Company's best efforts, critical systems may malfunction due to Year 2000 problems and disrupt its operations. The Company is unable to determine at this time the nature or length of time for such possible disruption and therefore the potential materiality thereof to its business or profitability.



     Interruptions of communication services or power supply due to Year 2000 problems can cause affected locations to cease or curtail production or receipt and shipment of materials and products. The Company is dependent on the suppliers of power and communication services that no such disruptions occur.



       Contingency Plans



     As part of its Year 2000 Plan, the Company will continue to identify and evaluate risks and possible alternatives should various contingencies arise. The Company has prioritized remediation of its most critical information systems and believes that they will be Year 2000 compliant by the end of the first quarter of 1999. Should unforeseen circumstances result in substantial delay that may lead to disruption of business, the Company will develop contingency plans where possible and not cost prohibitive. To some extent the Company may not be able to develop contingency plans, such as in the case of communication services or the supply of power.

NEW ACCOUNTING PRONOUNCEMENT



     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets and liabilities, measured at fair value. Gains and losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. This statement is not expected to have a material impact on the Company's consolidated financial statements. This statement is effective for fiscal years beginning after June 15, 1999, with earlier adoption encouraged.

                                    BUSINESS

GENERAL


     KCI is a leading manufacturer of custom engineered essential componentry for application in a diverse array of end-use products. The Company targets OEM markets where KCI believes its value-added engineering and manufacturing capabilities, along with its timely delivery, reliability and customer service, enable it to differentiate the Company from its competitors and enhance profitability. KCI, through its Operating Subsidiaries, has been designing and manufacturing medium-security locks and related accessories since 1963 and flexible shaft products since 1932. The Company's locks and associated hardware are designed to be utilized in a wide range of end-use markets including the office furniture, POS terminal and bank and postal accessory markets. The Company's flexible shaft products are produced for both rotary power transmission and remote valve control applications in the industrial, aerospace and commercial markets. The Company benefits from a diverse customer base, with pro forma sales to approximately 2,200 customers in fiscal 1997 and with the largest customer representing approximately 7.2% of pro forma consolidated net sales. KCI's products are critical to the design and function of its customers' products and management believes the majority of KCI's sales (approximately 62.0% of fiscal 1997 pro forma consolidated net sales) are to customers for which the Company is the primary (greater than 70.0% of the customer's total requirements for the particular product) supplier. For the pro forma year ended December 31, 1997 and the six months ended June 30, 1998, the Company had net sales of $59.0 million and $33.0 million, respectively, representing an increase over the pro forma amounts for the same periods in the previous years of 11.2% and 11.5%, respectively.



  The Specialty Lock Business



     The Company, through its wholly-owned subsidiaries, Hudson and ESP, is a leading domestic designer and manufacturer of medium-security custom and specialty locks and locking systems. Specialty Lock Business products are engineered to meet OEM customers' specifications for use in end products such as office furniture, electronic cash registers, bank bags, post office boxes and storage lockers. The Company's expertise in co-engineering product designs with its customers, substantial manufacturing and testing capabilities and focus on customer service, have enabled the Company to become the primary supplier to the majority, in terms of sales, of its Specialty Lock Business customers. Customers of the Specialty Lock Business include several industry leaders such as Herman Miller, Inc., IBM, Steelcase, Inc. and Knoll, Inc. During fiscal 1997, no single customer represented more than 9.5% of pro forma segment net sales. For the pro forma year ended December 31, 1997 and the six months ended June 30, 1998, the Specialty Lock Business generated net sales of $44.8 million and $24.5 million, respectively, representing an increase over the pro forma amounts for the same periods in the preceding fiscal year of 13.2% and 10.2%, respectively.


     KCI management estimates the domestic market for locks to be over $3.0 billion, of which approximately $200 million is estimated to represent medium-security locks. The Company targets the medium-security segment where it believes its value-added design and manufacturing expertise, along with its timely delivery, reliability and customer service, enable it to differentiate itself from its competitors and enhance profitability. The office furniture and POS terminal markets represent the two largest end-user market segments of the Specialty Lock Business, constituting 43.7% and 7.2%, respectively, of pro forma fiscal 1997 segment net sales. The office furniture and POS terminal markets have grown rapidly over the three year period ended December 31, 1997, with a compounded annual growth rate of approximately 9.1% and 4.8%, respectively. During the same three year period, Specialty Lock Business net sales to the office furniture and POS terminal markets grew at a compounded annual growth rate of approximately 27.9% and 4.4%, respectively. Based on this historical growth, KCI management anticipates that sales to these markets will continue to represent the majority of Specialty Lock Business sales and growth for the near term. See "Business -- Customers and Markets."

  The Flexible Shaft Business


     The Company, through its wholly-owned subsidiary, Elliott, is the leading domestic designer and manufacturer of flexible shaft products, which are engineered to meet the particular design specifications demanded by a variety of OEM products. The Company designs and manufactures more than 2,000 flexible shaft products, all of which utilize wound wire assemblies to transmit rotary power when applications render rigid shaft technology (such as universal joints) less efficient or impossible. The Company's flexible shaft technology provides significant advantages over traditional rigid shaft technology. Use of flexible shafts improves existing OEM product designs, provides added flexibility in creating new designs and eliminates the amount of required componentry, which can lower overall weight and space requirements, reduce a product's manufacturing costs, improve end product appearance and shorten assembly times. Product applications are varied and diverse, limited only by the Company's ability to develop and manufacture new applications. KCI has developed and introduced over 100 flexible shaft products to the marketplace during the last three years. The Company's flexible shaft products are currently used in weed trimmers, lawn tractors, concrete vibrators, plant processing equipment and aircraft carriers, as well as in aerospace, medical, industrial and other products. The Company believes that its product innovation, engineering expertise, proprietary manufacturing process and high standards of quality and reliability have enabled KCI to differentiate itself from its competitors, enhance profitability and become the primary supplier of flexible shaft products to the majority, in terms of sales, of its customers. KCI's Flexible Shaft Business has over 1,000 customers including Poulan Weed Eater, Inc., Vickers, Inc., Caterpillar Inc. and John Deere, as well as several United States Government entities, such as the United States Navy. Only one customer, Poulan Weed Eater, Inc., represented greater than 10% of Flexible Shaft Business net sales for fiscal 1997, and no single customer represented greater than 12.0% of net sales for fiscal 1997. For the year ended December 31, 1997 and the six months ended June 30, 1998, the Flexible Shaft Business generated net sales of approximately $14.2 million and $8.5 million, respectively, representing an increase over net sales for the same period in the preceding fiscal year of 5.4% and 15.7%, respectively.


     Flexible Shaft Business sales to its three largest markets, construction, lawn and garden power equipment and maritime, represented 25.6%, 21.7% and 13.9%, respectively, of fiscal 1997 segment net sales. According to industry reports, for the three year period ended December 31, 1997, the construction, lawn and garden power equipment and maritime markets experienced an average compounded annual growth rate of 2.1%. During the same three year period, Flexible Shaft Business sales to these markets experienced similar growth or remained stable. The fastest growing market segment of the Flexible Shaft Business has been the commercial aerospace segment, where the Company has increased market penetration and introduced new product offerings. Over the three year period ended December 31, 1997, the Company's net sales to this segment grew at a compounded annual rate of approximately 46.8%. Based on historical results and the recent or anticipated introduction of new product offerings, KCI management anticipates the commercial aerospace and lawn and garden power equipment markets to experience significant growth for the near term. See "Business -- Customers and Markets."

COMPETITIVE STRENGTHS

     The Company believes that its leading position in the markets it currently serves is primarily attributable to the following competitive strengths:

     Commitment to Quality. The Company believes its specialty lock and flexible shaft products are well-known among OEM manufacturers for their durability, high quality and performance. KCI has passed rigorous quality standard reviews of such customers as Herman Miller, Inc., Steelcase, Inc., John Deere, the United States Navy and the United States Air Force. The Company has received ISO certification in certain areas and is seeking to obtain further certifications as part of its ongoing commitment to maintain its high standards of quality.

     Strong Management Team. The Company's management team possesses extensive experience in the manufacturing industry. Its eight senior operating executives have over 154 years of manufacturing industry experience, including the Presidents of KCI's Operating Subsidiaries, each of whom has over 20 years experience in the specific manufacturing market he serves.

     Focus on Niche Markets and Value-Added Services. The Company believes that its strategic focus on niche OEM markets where customers place a premium on value-added design and manufacturing capabilities, along with timely delivery and reliable service, provide it with a competitive advantage over (i) competitors that are a division of a larger corporate entity and which are frequently less focused on smaller sales volume opportunities and (ii) smaller competitors that typically are less sophisticated than the Company, and therefore less capable of providing the level of customer service and aftermarket support provided by the Company.

     Product Innovation. The Company's OEM customers seek new products and applications that enhance productivity and profitability while satisfying their specific needs. The Company's experienced management and engineering teams are able to develop, design and manufacture new products and applications that its OEM customers demand, which the Company believes enables it to provide superior service to its OEM customers than that offered by its competitors.

     Low-Cost Manufacturing Techniques. The Company believes that its highly automated and vertically integrated manufacturing capabilities have enabled it to become a low-cost manufacturer of products within the niche markets it serves. In the Specialty Lock Business, the Company has focused on further consolidation and automation with each new acquisition. In the Flexible Shaft Business, the Company has designed and manufactured its own flexible shaft winding machines, which are not currently available to its competitors, and has installed wire drawing equipment capable of drawing less refined (and less expensive) wire into a grade of wire that can be utilized by the Company in its flexible shaft products.


     Long Standing Relationships with OEMs. Nine of the Company's ten largest OEM customers in both the Flexible Shaft Business and the Specialty Lock Business have been customers of the Company for over a decade. Due to the Company's close working relationship with its customers, KCI believes that it can better determine its customers' needs, thereby enabling the Company to develop and design new products and improve the performance of existing products. Additionally, changing the supplier of a custom designed and manufactured product often requires a delay in the customer's production due to the time and capital required for a new supplier to appropriately retool its machinery; therefore, KCI believes that its OEM customers are reluctant to change suppliers, so long as KCI continues to satisfy their needs. The Company's sales to customers for which it believes it was the primary supplier represented approximately 62.0% of fiscal 1997 pro forma net sales.


BUSINESS STRATEGY

     The Company has developed a business strategy that focuses on maximizing profitability while achieving growth, both internally and through acquisitions.

     Pursuing Selective Acquisitions. The Company continues to seek to selectively acquire complementary or related light manufacturing businesses in markets where value-added design and manufacturing capabilities, as well as timely delivery and reliable service, enable it to differentiate itself from its competitors and enhance profitability. In its search for potential acquisitions, KCI focuses on companies that offer strategic value such as economies of scale, product line extensions, new customer relationships or increased manufacturing capacity. Specifically, the Company targets manufacturers of essential components of a larger OEM end product. KCI seeks companies with a strong presence in their niche markets or which will be complementary to one of its existing subsidiaries which is already dominant in its market segment. The Company will also look for acquisitions which will allow the Company to further vertically integrate its operations and/or which may share common customers or engineering processes. The Company seeks to integrate new operations into the Company's existing businesses, which the Company believes will enhance profitability for KCI through manufacturing consolidation and implementation of the Company's operating strategies.

     Maximizing Profitability. The Company continues to seek to maximize profitability through its ongoing strategy of controlled growth in the areas of both acquisitions and product offerings. As part of this strategy, the Company attempts to determine the achievable profit margins and production volume for each new product line prior to accepting an order. The Company only undertakes production of new products which management believes will achieve an acceptable return on investment. The Company further seeks to maximize profitability through automation and efficient integration of complementary acquisitions. See "Unaudited Pro Forma Consolidated Financial Data."

     Introducing New Product Lines. The Company seeks to develop new products in each of its business segments which enhance productivity and profitability while satisfying OEM customers' evolving needs. The Company's team of experienced engineers and industry professionals generally work in tandem with customers to design and manufacture new products and are continually seeking to expand existing markets, as well as develop new markets. This collaborative approach has led the Company to the development of proprietary designs, technology and relationships with customers that the Company expects will create future sales opportunities. The Company has introduced over 100 new product offerings during the last three years.

     Maintaining a Diverse Customer Base. The Company seeks to maintain a diverse customer base through (i) development and introduction of new products,
(ii) acquisition of complementary or related businesses, (iii) focus on customer retention and (iv) innovative sales and marketing techniques designed to attract new customers. During fiscal 1997, the Company had pro forma sales to approximately 2,200 customers and its three largest customers accounted for only 7.1%, 6.4% and 4.5%, respectively, of its pro forma consolidated net sales.

     Leveraging Customer Relationships. The Company follows a partnership approach in establishing customer relationships, founded on innovative co-engineering and manufacturing capabilities with reliable service and timely delivery. These integral relationships enable the Company to provide insightful solutions and innovations to end product design specifications. In addition, several OEM customers have entered into multi-year supply contracts with KCI, providing a more formal framework for the Company's customer "partnerships."

ACQUISITION HISTORY

     In 1992, KCI's management began an acquisition program to acquire small to medium size manufacturers of essential niche components for use in various OEM customer products. The 1992 acquisition of Elliott from certain individual shareholders, including the current President of Elliott, George M. Scherer, marked the first of such acquisitions. In 1993, the Company acquired the flexible shaft division of Stow Manufacturing Company, Inc. as a consolidation opportunity for Elliott. On May 15, 1997, the Company acquired all of the issued and outstanding capital stock of Hudson from Jordan for a cash purchase price of $39.1 million and assumed liabilities of $1.2 million. The acquisition of Hudson marked the Company's entree into the medium-security lock business. Such acquisition was financed through loans made to the Parent under the Old Credit Facility and the proceeds from the sale of the Old Notes and the Warrants. On December 10, 1997, the Company acquired all of the issued and outstanding capital stock of ESP from certain individual shareholders, including the current President of ESP, August M. Boucher, as a consolidation opportunity for Hudson. The ESP acquisition price consisted of $16.3 million of cash and $10.4 million of assumed liabilities, and such acquisition was financed through additional borrowings under the Old Credit Facility.


     The Company has historically acquired complementary or related manufacturing businesses and sought to integrate them into existing operations. Following an acquisition, management seeks to rationalize operations, reduce overhead costs, develop additional cross-selling opportunities and establish new customer relationships. As a result of its integration efforts and internal growth, the Company's consolidated net sales have increased from approximately $9.1 million in fiscal year 1992 to approximately $59.0 million on a pro forma basis for fiscal 1997.


     The Company continues to seek to make selective acquisitions of light industrial manufacturing companies, but there are no written agreements regarding any such acquisitions existing as of the date hereof.

Priority will be given to consolidation opportunities or acquisitions of complementary businesses with sales in the $5 million to $50 million range.

INDUSTRY BACKGROUND

     The Specialty Lock Business. KCI management estimates the market for domestic locks to be over $3.0 billion in 1997. The lock manufacturing industry is divided into three distinct market segments: high-security locks, medium-security locks and low-security locks. The Company currently competes in the medium-security lock segment where it believes its value-added design and manufacturing expertise, along with its timely delivery, reliability and customer service, enable it to differentiate itself from its competitors and enhance profitability. The Company believes that the overall size of the medium-security lock segment was approximately $200.0 million in 1997. In addition, KCI management estimates that this market segment has grown by approximately 33.0% since 1990 and will grow by an additional 6.0% to 8.0% per year, to approximately $250.0 million by 2000. Medium-security locks are used in applications that involve non-life threatening situations or when articles of low to moderate financial value are being secured. Medium-security locks are sold to OEM's across a wide variety of end product industries, such as the office furniture, vending and gaming, computer, POS terminal and post office box industries. Management believes customers in this segment of the lock market are seeking custom lock suppliers who provide quality products designed to meet precise customer specifications with reliable service and on time delivery.

     High-security locks are used to protect life and property of great value. Such locks are primarily used in residential and commercial doors, automotive doors, ignition switches and other higher-security applications. Customers of this segment are typically seeking suppliers with name recognition in the retail marketplace. The high-security market segment is dominated by large manufacturers such as Medeco Security Locks Inc., Yale Security Inc., Schlage Lock Co., and Master Lock Co. The low-security market segment can be characterized as a commodity-type market, with an emphasis placed on low cost and high volume delivery capabilities. Low-security locks are sold to OEM's as components in a variety of end products such as paper towel and toilet tissue dispensers and certain types of luggage. Currently many manufacturers of low-security locks are located outside the United States in countries such as Mexico, China and Taiwan.

     The Flexible Shaft Business. Flexible shaft products are a submarket within the power transmission market. Based on data obtained from the United States Bureau of the Census, management estimates the power transmission market was approximately $2.5 billion in 1996. This market has experienced a compounded annual growth rate of approximately 6.0% over the three year period ended December 31, 1996. The Company estimates that sales of flexible shaft products to the markets currently being addressed by the Company totaled approximately $30.0 million in 1997, and that such markets had an estimated compounded annual growth rate of approximately 6.3% over the three year period ended December 31, 1997. However, management believes that the potential market for flexible shaft products is limited only by a manufacturer's ability to develop and manufacture new product applications, as flexible shafts can be used in most low torque (less than 10 horsepower) rotary power transmission applications of existing rigid shaft technology. Often the application of the flexible shaft product entails the replacement of existing rigid shaft technology (such as universal joints). The industry related to flexible shaft products is therefore highly fragmented as a result of the broad range of potential applications of both rigid and flexible shaft technology. There are only three principal domestic manufacturers of flexible shafts and the Company currently competes against the other two manufacturers in all segments of the industry except the automotive market segment. The Company does not address the automotive market, except in certain after-market applications, due to the high volume, commodity nature of the market segment. The Company believes that OEM's will continue to trend towards outsourcing, streamlining of end products and one piece assembly. Therefore, the Company anticipates continued expansion of flexible shaft product applications and overall acceptance. Management estimates that the total industry sales for flexible shaft products to markets currently being served by the Company will expand to approximately $38.0 million by 2000 as a result of the successful introduction of applications for new markets, as well as growth in existing markets.

CUSTOMERS AND MARKETS

     The Specialty Lock Business. The Company supplies specialty lock products to a variety of customers and markets. The end-use markets comprising the largest component of Specialty Lock Business sales are the office furniture and POS terminal markets which accounted for 43.7% and 7.2%, respectively, of pro forma 1997 segment net sales. No other end-use market accounted for greater than 5.0% of pro forma segment net sales for such period. The Company's top ten customers comprised 49.1% of the Company's pro forma 1997 segment net sales and no single customer comprised more than 9.5% of pro forma segment net sales. Approximately 58.4% of Specialty Lock Business pro forma 1997 net sales were to customers with which the Company had primary source relationships.

     The following table summarizes the Company's sales of specialty locks by end market:

--------------------------------------------------------------------------------------------------------------
                                OFFICE FURNITURE           POS TERMINALS                    OTHER
--------------------------------------------------------------------------------------------------------------
 PRODUCTS OR APPLICATIONS:   Furniture locks         Electronic cash registers  Bank bags
                             Drawer locking systems                             Post office boxes
                             Gang locking systems                               Lockers
                                                                                Gas pumps
                                                                                Key blanks and hardware
--------------------------------------------------------------------------------------------------------------
 CUSTOMERS:                  Herman Miller, Inc.     IBM                        Block & Co.
                             Steelcase, Inc.         NCR Corp.                  Axxess Entry Technologies Inc.
                             Knoll, Inc.                                        Gilbarco, Inc.
                             Hon Company                                        Canada Post
--------------------------------------------------------------------------------------------------------------
 PERCENTAGE OF PRO FORMA
   1997 SEGMENT NET SALES:   43.7%                   7.2%                       49.1%
--------------------------------------------------------------------------------------------------------------

     Office Furniture. The Business and Institutional Furniture Manufacturers Association ("BIFMA") reported that domestic shipments of office furniture sales grew by approximately 14.5% to approximately $11.5 billion during 1997. In addition, from 1994 through 1997, office furniture sales were estimated to have grown at a compounded annual rate of approximately 9.1%. Furthermore, domestic office furniture shipments have experienced annual sales growth in 23 of the past 25 years. By the end of 2000, BIFMA expects industry shipments to reach approximately $14.5 billion, a 26.1% increase from 1997. Sales to this market accounted for approximately $19.6 million, or approximately 43.7%, of the Company's pro forma 1997 segment net sales. Net sales to this market have grown rapidly, with a compounded annual growth rate of approximately 27.9% for the three year period ended December 31, 1997. Management anticipates that sales to this market will continue to represent a growing percentage of segment sales for the near term.

     POS Terminals. This market was estimated by Frost & Sullivan to total approximately $1.1 billion in 1997. In addition, from 1994 through 1997, sales in the POS terminal market were estimated by Frost & Sullivan to have grown at a compounded annual rate of approximately 4.8%. Furthermore they have estimated that this market will continue to grow through 2000 at a compounded annual rate of approximately 4.8%. Management believes that the recent and future anticipated growth in this market reflects the increasing reliance of retailers on electronic cash registers and other electronic retail equipment to facilitate the distribution of domestic goods and services. Sales by the Company to this market accounted for approximately 7.2% of the Company's fiscal 1997 segment net sales and have grown at a compounded annual rate of approximately 4.4% for the three year period ended December 31, 1997. Management believes that sales to this market will remain stable for the near term.

     Other. Net sales to the banking and postal industries totaled approximately $3.0 million in fiscal 1997, representing approximately 6.6% of the Company's pro forma segment net sales. The balance of the Company's net sales in this segment are comprised of sales to OEM customers in industries such as the aerospace, automotive and electronic industries, none of which accounted for more than 2.5% of 1997 pro forma segment net sales. In addition, the Company also sells key blanks and hardware for use in a variety of end markets, primarily through locksmith distribution channels. The Company's pro forma net sales of key blanks and hardware totaled $5.4 million in fiscal 1997.

     The Flexible Shaft Business. The Company currently supplies flexible shaft products to the construction, lawn and garden power equipment, maritime, aerospace and general industrial markets. However, the Company believes that since flexible shafts can be used in most low torque applications (less than 10 horsepower) for rotary transmission, the markets available to the Company are only limited by KCI's innovation and ability to develop new applications. The construction market is the largest segment of the Company's flexible shaft business, accounting for approximately 25.6% of the Company's fiscal 1997 segment net sales, and, along with the commercial segment of the aerospace market, has been the fastest growing. Sales to these segments accounted for approximately $3.6 million and $1.0 million, respectively, of the Company's fiscal 1997 segment net sales, representing an increase over fiscal 1996 of approximately 29.8% and 56.3%, respectively. The Company's top ten customers comprised approximately 40.0% of the Company's fiscal 1997 segment net sales and no single customer comprised more than approximately 12.0% of such net sales. Approximately 72.6% of Flexible Shaft Business fiscal 1997 net sales were to customers with which the Company believes it has primary source relationships.

     The following table summarizes the Company's sales of flexible shaft products by end market:

----------------------------------------------------------------------------------------------------------------------------
                                          LAWN AND GARDEN                                                    GENERAL
                       CONSTRUCTION       POWER EQUIPMENT         MARITIME           AEROSPACE             INDUSTRIAL
----------------------------------------------------------------------------------------------------------------------------
 PRODUCTS OR       Concrete vibrator     Combines            Valve control       Flap drives         Conveyor belts
   APPLICATIONS:     shafts              Weed trimmers         systems           Thrust reversers    Valve control systems
                   Rubber casings        Small tractors
                   Offroad construction  Post hole diggers
                     vehicles            Nylon liners
----------------------------------------------------------------------------------------------------------------------------

 CUSTOMERS:        Wacker Corporation    John Deere          Elcon Distributing  Vickers, Inc.       Goodway Technologies
                   Stow Manufacturing    Poulan Weed         Company, Inc.       Hughes Corporation    Corp.
                   Company, Inc.           Eater, Inc.       (U.S. Navy)         Dowty Aerospace     Emerson Electric
                   Multiquip Inc.        Echo, Inc.          Pearl Harbor          Corp.             Corp.
                   Caterpillar Inc.      Ford New Holland      Naval Shipyard    General Dynamics    Intermagnetics
                                                             Newport News        Corporation         General Corporation
                                                             Shipbuilding
                                                             Inc.
----------------------------------------------------------------------------------------------------------------------------

 PERCENTAGE OF
  PRO FORMA 1997
  SEGMENT NET      25.6%                 21.7%               13.9%               11.1%               27.7%
  SALES:
----------------------------------------------------------------------------------------------------------------------------

     Construction. The United States Bureau of the Census estimates the total construction market to have been approximately $600.9 billion in 1997. In addition, from 1994 through 1997, sales in the construction market were estimated to have grown at a compounded annual rate of approximately 4.9%. Sales to the construction market accounted for approximately 25.6% of the Company's 1997 segment net sales, approximately 83.0% of which were the sale of flexible shafts and rubber casings for use in concrete vibrators. The Company is currently the primary supplier of flexible shafts and rubber casings to the concrete vibrator segment, a subset of the general construction market. Company net sales to the construction market grew rapidly in fiscal 1997 (29.8% over fiscal 1996 net sales) due to a resurgence of construction activities in the particular segments served by the Company; however, the compounded annual growth rate for the three year period ended December 31, 1997 was 2.2%. The Company anticipates that sales to this market will remain stable for the near term.

     Lawn and Garden Power Equipment. This market was estimated by Find/SVP, Inc. to total approximately $9.7 billion in 1997. In addition, from 1994 through 1997, sales in the lawn and garden power equipment market were estimated to have grown at a compounded annual rate of approximately 4.5%. Furthermore, Find/SVP, Inc. estimates that sales to the lawn and garden power equipment market will grow at a compounded annual rate of approximately 4.8% to approximately $11.2 billion by 2000. The Company's flexible shaft products are used in weed trimmers, post hole diggers, small garden tractors and similar equipment. Sales to this market accounted for approximately 21.7% of the Company's 1997 net segment sales, approximately 68.2% of which were related to weed trimmers. Sales to this market have remained relatively stable during the past three years; however, the Company believes that this market will be a significant source of growth in the near term due to its introduction of new products, including the nylon liner for weed trimmers and steering assemblies in John Deere lawn tractors. In addition, the Company anticipates an increase in overall market share in 1998 based on first quarter results.

     Maritime. This market was estimated by Marketline International to total approximately $8.0 billion in 1997. In addition, Marketline International has estimated this market to have remained relatively stable over the last three years and expects it to remain relatively stable over the next several years. The Company's valve control systems and products are used to control valves in various applications on a variety of United States naval ships. Net sales to this market accounted for approximately $2.0 million, or approximately 13.9% of the Company's fiscal 1997 segment net sales. Management anticipates that sales to this market will experience growth in the near term due to the Navy's acceptance of certain value control systems manufactured by the Company on all surface ship platforms in 1997.

     Aerospace. Company sales to the aerospace market accounted for approximately 11.1% of the Company's 1997 segment net sales, of which approximately 62% was to the commercial segment and 38% was to the military segment. The fastest growing segment of the Company's aerospace market has been in the commercial segment where the Company's flexible shafts are used in a variety of applications, including flap drive systems on small commuter jets and thrust reverser systems for use on larger jumbo jets. This market segment was estimated by the Aerospace Industries Association to total $25.8 billion in 1997. In addition, from 1994 through 1997, sales in the commercial segment were estimated to have grown at a compounded annual rate of approximately 12.5%. Company net sales to the commercial segment have grown rapidly, with a compounded annual growth rate for the three year period ended December 31, 1997 of approximately 46.8%. The Company anticipates that the commercial segment will continue to represent a growing percentage of the Company's business due to the increased acceptance of the Company's flexible shaft products for commercial aerospace applications.

     General Industrial. The Company's flexible shaft products are used in a wide range of other low torque (less than 10 horsepower) applications, such as plant processing equipment in the food processing, packaging and printing industries, as well as for use in the medical equipment market. Due to the commodity nature of products sold to the automotive sector, the Company has opted not to serve this market, with the exception of certain after-market applications. Sales to the general industrial market accounted for approximately $3.9 million or 27.7% of the Company's fiscal 1997 segment net sales. Although sales to this market have been relatively stable, the Company anticipates that the introduction of new products, such as flexible shafts for use in the steering assemblies of golf carts, will result in growth for the near term.

PRODUCTS

     Specialty Lock Products. The Company is a fully integrated manufacturer of custom and specialty medium-security locks for use by OEM customers. The Company custom designs and manufactures both pin-and wafer-tumbler locks. Tumbler locks contain small movable parts, or tumblers, which must be brought to a particular arrangement in order to enable the lock to be opened. In most cases, the Company's lock products are small, low-cost but highly engineered essential components of a much larger, more expensive end product. The primary markets served by the Company's security products are the office furniture market and the market relating to electronic retail devices such as POS registers and computers.

     The Company's primary lock product is its wafer-tumbler lock, which consists of an outer cylinder that encases a rotating inner cylinder or plug. Wafer-tumbler locks use a series of thin, flat movable metal wafers, engaged by notches in one or both sides of a key. In a locked position, the wafers extend partially within the plug, preventing the plug from turning. Insertion of the correctly notched key lifts the wafers, which in turn raises the drivers to the shear line between the plug and cylinder, allowing the plug to rotate and release the locking bolt or turn the locking cam.

     The Company also manufacturers and distributes pin-tumbler locks. This type of lock uses rod-shaped movable pins, which are engaged by notches on one or both sides of a key. Insertion of the correctly notched key retracts the pins into the plug, allowing it to be turned. Except for the substitution of pins for wafers, the mechanics of the pin-tumbler lock are identical to the wafer-tumbler lock. The Company also produces the "Ultra-Track" locking system, a safety feature used to prevent multiple drawers from being opened simultaneously in filing cabinets and desks. In addition to wafer- and pin-tumbler locks, the Company acts as a distributor of a small quantity of imported locks in the United States and manufactures lock parts and related hardware for sale to its customers, including washers, nuts, screws, bolts, mounting clips, back plates and dust covers, as well as a selection of keys.

     All of the Company's specialty lock products can be manufactured with a number of varying features to suit the customized requirements of each particular customer and end product. The Company has the ability to manufacture its products, including locks, keys and related hardware, out of a number of different base metals. Available metals include zinc alloy, steel, brass, stainless steel, and aluminum. Zinc alloy locks can also be finished with a variety of metal coatings, including chromium, brass, nickel, zinc, cadmium, or powder. In addition, customers can request a key changeable core. This feature allows OEM's and end users to change the core or plug of a lock on-site to code or recode high-volume applications. Key changeable lock cores provide end-users with an efficient and versatile method to manage their individual security levels. Other variables which customers can specify include the size, strength, internal mechanisms, mounting, and operation of the products.

     While the Company is not involved with research and design of new specialty lock product technologies, the nature of the niche markets that the Company serves has required the continual development of new products, such as "anti-riffing" devices, as solutions to customers' problems and needs. The Company also gives office furniture manufacturers the ability to purchase customized, changeable core locks which allow furniture manufacturers to ship desks and cabinets to their customers with only the lock housing in place and the end-user to decide how to tailor its security needs. The Company has consistently focused on its ability to adapt products to the customers' needs.

     Flexible Shaft Products. The Company designs and manufactures approximately 2,200 flexible shaft products, all of which utilize wound wire assemblies to transmit rotary power when applications render the predominant rigid shaft technology less efficient or impossible. Flexible shaft products are used in connection with the transmission of rotary power when the source of the rotary power being generated and desired destination of that power are not aligned. This occurs frequently in many designs and has been dealt with historically by using several rigid shafts connected by gear boxes, universal joints, chains and sprockets or belts and pulleys in order to change the direction of the rotary power being transmitted. While such systems are functional, they tend to be cumbersome and include multiple exposed rotating components. The Company's flexible shaft products, which are intended for use in low torque applications (using 10 horsepower or less), require less space and have no exposed rotating components. Assembly time of the shaft portion of an OEM's product is also greatly reduced. Additionally, there are certain flexible shaft product applications where the use of rigid shaft technology is not only inefficient, but not physically feasible. For example, in the aerospace market, the wing profile of new regional jets has been reduced to improve fuel efficiency, virtually eliminating the possible use of rigid shaft technology.

     Each flexible shaft product is made of wound wire covered with a sheath and is used for transmitting rotary power around, above or below obstacles and corners. Because the shaft itself is flexible, these products can be snaked through and around obstacles, improving many existing designs and increasing the ability to create new, more compact and more complex designs to effect the transmission of the rotary power. Since this whole rotary power system consists of one shaft, it is also less cumbersome, easier to assemble and install and is often lighter and less expensive than the conventional system of multiple connecting rigid shafts which have a series of joints at each turn. The Company's rotary power transmission products are utilized in connection with the construction, lawn and garden power equipment, maritime, aerospace and general industrial markets. See "Customers and Markets."

     As with rotary power transmission, flexible shafts used for the remote operation of valves are designed to be used when the valve and the mechanism for controlling the valve are not aligned. Control valves in tight spaces or in spaces where there are many obstacles to go around, such as on a ship, are not easily accessed by rigid shafts. The flexible shafts can facilitate the control of such valves from remote, hazardous or inaccessible locations as the shaft can be snaked up and around obstacles. Currently, the three largest markets for the Company's remote valve control products are ship building, including sales to the United States Navy, power generation and miscellaneous industrial applications. The Company designs and assembles valve control systems based upon the needs of a customer for each specific application.

     Elliott's engineers are focused on developing potential new applications for its flexible shaft products. The Company's growth in the rotary power transmission componentry market has been a function of both growth in its current end-user markets as well as the Company's ability to expand applications for flexible shaft products. The Company's success in this area has hinged on the rapidity at which new applications can be created, accepted and implemented by the customer. The Company has introduced over 100 flexible shaft products to the marketplace over the last three years. New markets where flexible shaft technology is rapidly gaining acceptance are in the production of steering shaft assemblies in general industrial and lawn and garden power equipment markets, as well as the use of flexible shaft technology for flap drives on smaller planes in the aerospace market. The Company believes that it will be able to continue to engineer and manufacture new and improved applications for its flexible shaft technology, and that it will continue to be able to meet the precise design specifications of its customers, which may vary as to weight, flexibility and cost requirements.

MANUFACTURING AND OPERATIONS

     The Company's production processes are designed to reduce costs and improve overall profitability. Using its operating strategy, the Company endeavors to design its manufacturing process so that machine and labor utilization are optimized and total costs are reduced. Cost savings are generated through effective management of monthly product line profit and loss. On a monthly basis, gross margins of every product line within each product group are reviewed. The Company monitors the progress of its efficiency efforts on an ongoing basis, both monthly and quarterly, and reacts quickly to resolve problems or exploit unanticipated opportunities.

     Custom products are sold at a premium to direct manufacturing costs, based on factors such as lot size and availability. Management believes it has a thorough understanding of the products and customers in the markets it serves, enabling the Company to utilize aggressive but competitive pricing practices.

  Capacity

     The Company's plants currently run on highly automated double, or single and partial second shifts, to meet the demands of its customers. Management believes that as it continues to expand its operations, the ability to increase capacity and move to full second shifts, if required, could be accomplished without compromising product quality or requiring significant additional capital expenditures.

  Inventory Management

     The Company has implemented an inventory management program designed to balance customer delivery requirements with economically optimal inventory levels. In this program, each product is categorized based on characteristics including order frequency, number of customers and sales volume. Using this classification system, management's primary goal is to maintain a sufficient supply of standard items while minimizing warehousing costs. In addition, production cost savings are achieved by optimizing plant scheduling around inventory levels and customer delivery requirements. This leads to more efficient utilization of manufacturing facilities and minimized plant production changes while maintaining sufficient inventories to service customer needs.

  Integration of Acquisitions

     The Company has demonstrated an ability to institute programs which improve the performance of acquired companies. This process involves applying the Company's operating strategy, rationalizing product offerings and appropriately capitalizing the acquired business.

SALES AND MARKETING

     The Company employs both salaried and commission-based sales personnel, as well as independent sales representatives, to facilitate the marketing and sales of its products. The Company's sales and marketing teams have adopted an integrated approach to product development, marketing and sales. They seek to work closely with the Company's engineers to address customer's specific design requirements and the hurdles associated therewith, as well as potential product profitability. In addition, the sales team is responsible for keeping the Company's engineering, manufacturing and management personnel advised of possible future trends and requirements of customers. The Company's sales and marketing personnel also focus on bringing customers a level of personal service the Company believes to be superior to its competitors.

COMPETITION

     The Specialty Lock Business. The lock industry is divided into three segments, high-security, medium-security and low-security. In the medium-security lock segment, the Company has four primary competitors. Generally, these competitors are either divisions of larger entities or family owned and run operations. Competition in this segment is based on cost, as well as such value-added services as timely delivery, consistency in quality and design. In order to compete effectively, suppliers must be focused on each customer's specific needs and must have the level of sophistication necessary to meet their particular requirements. The Company believes its ability to focus on these niche markets, coupled with the level of sophistication provided by its experienced management team, enables KCI to compete effectively in the medium-security lock segment. In addition, due to its vertically integrated manufacturing processes, the Company believes that it is able to manufacture its products at a lower cost with a higher quality and faster turnaround time than its competitors.

     The high-security segment, which produces locks used in residential, commercial and automotive doors, as well as other high-security applications, is dominated by such companies as Schlage Lock Co., Master Lock, Inc. and Medeco Security Locks Inc. The Company believes competition in the high-security segment is principally based on name recognition. The low-security lock industry is a commodity-type business, in which competition is principally based on low cost and high volume delivery capabilities and not timely delivery or service. Competitors in this segment are generally located outside the United States in countries such as Mexico, China and Taiwan. Due to the dramatically different competitive dynamics of each market segment, management does not anticipate that the lock industry will experience significant shifts from one segment to another.


     The Flexible Shaft Business. KCI is the leading supplier to most of its end user markets, evidencing its ability to differentiate itself from its competitors based on quality as well as its design and manufacturing capabilities. Currently, there are two primary competing manufacturers of flexible shafts serving the segments addressed by KCI, one of which primarily competes in the weed trimmer market and the other of which primarily competes in the aerospace and general industrial markets. KCI management believes that KCI's competitor in the weed trimmer market currently focuses its resources in the automotive market, a high volume commodity-type market in which the Company chooses not to compete. In the aerospace and general industrial markets, the Company's principal competitor specializes in small diameter flexible shaft products, representing only a small segment of these markets. Although it is possible other competitors may seek to serve these markets, the Company believes that there exists today significant barriers to entry, including the availability of the Company's automatic winding machinery, which is not available for purchase and must be individually constructed, the availability of rubber covered casings for use in the construction market, which are only manufactured by the Company and the capital investment required to purchase the other capital equipment needed to manufacture products of similar quality. The Company also faces competition from companies that use the alternate rigid shaft technology. Typically, such companies either have in-house machine shops that manufacture the individual components needed for the rigid shaft or look to small machine shops to manufacture the components. Once the components are manufactured, the OEMs then assemble the rigid shaft systems needed for the specific application themselves.

ENVIRONMENTAL MATTERS

     The Company's operations are subject to numerous permitting and other compliance obligations under Environmental Laws, including those regulating discharges to air and water, and the storage, handling and disposal of solid and hazardous waste. The Company believes that it is in substantial compliance with such obligations. Changes in Environmental Laws and other adverse developments could cause the Company's environmental capital expenditures and costs for environmental compliance to increase in the future.

     The Company has potential liability for the remediation of soil and groundwater contamination at its Hudson, Massachusetts lock manufacturing facility, which contains two separately reported and confirmed oil and hazardous material "disposal sites" within the meaning of applicable Massachusetts laws and regulations. As the owner and operator of these disposal sites, the Company is required to undertake and complete response actions, and to document the completion of such response actions in a "response action outcome" statement ("RAO"), to be filed with the Massachusetts Department of Environmental Protection. With minor exceptions, the filing of an RAO is the final step in the required response action. As required by law, the Company has engaged a licensed site professional ("LSP") to oversee these response actions. The LSP is currently performing remedial and investigative activities necessary to achieve an RAO for each of the two disposal sites. The Company expects these steps to be completed before the end of 1998 at an additional cost of no more than approximately $25,000. However, there can be no assurance that such response actions will be completed to the satisfaction of the relevant regulatory authorities within such period or that the cost thereof will not be materially greater than currently estimated.

     In addition, remediation is required at the Company's Binghamton, New York flexible shaft manufacturing facility, which is listed on the New York State Registry of Inactive Hazardous Waste Sites. The Company believes that the facility's former owner is responsible for completing such remediation to the satisfaction of regulatory authorities and the former owner has contractually agreed to indemnify Elliott in connection with such remediation. The Company has also entered into a voluntary clean-up participation agreement with the New York State Department of Environmental Conservation (the "DEC"). Management believes it has taken all action required by this participation agreement and it expects to receive a waiver from the State of New York holding it harmless from future liability to the DEC. However, it is possible that the Company could incur costs in connection with the required remediation or could incur liability to private parties, the amount of which could be material.

RAW MATERIALS AND SUPPLIERS

     The primary raw materials used by the Company are brass, zinc, stainless steel, steel wire and rubber, all of which are commodity items, readily available from a wide range of sources. The Company has enjoyed and continues to enjoy good relations with its suppliers and has not suffered any material interruptions in the delivery of its required materials. Additionally, the Company is not dependent on any single supplier. In the event a supply arrangement is terminated, the Company would be forced to look elsewhere for its raw materials which alternative sources management believes can be obtained with minimal, if any, business interruption. However, the prices for such materials can fluctuate, and such fluctuations can be material. A material increase in raw material prices could materially adversely effect the results of operations of the Company.

FACILITIES


     The Company owns a five-story, 208,000 square foot building in Hudson, Massachusetts, which it uses as the corporate headquarters, manufacturing and warehouse facilities for Hudson. In addition, the Company leases approximately 2,500 square feet in Hudsonville, Michigan, to serve as a distribution center for Specialty Lock Business products. The lease, which expires on August 31, 2001, provides for an annual rent of $45,000, payable monthly. The Company leases a 55,000 square foot building in Leominster, Massachusetts, which it uses as the corporate headquarters and manufacturing facilities of ESP. The lease, which expires on May 31, 2003, provides that beginning on June 1, 1998, the base rent shall be $200,000 plus annual increases based on the Consumer Price Index ("CPI"), not to exceed $10,000 per year. Rental payments for 1997 were $225,000.

The Company also leases 10,800 square feet in Worcester, Massachusetts, which it currently uses as the manufacturing facilities of RAD. This lease, which expires November 30, 1998, provides for an annual rent of $28,127. The Company currently does not intend to renew this lease.

     The Company owns a 250,000 square foot facility in Binghamton, New York, which serves as the corporate headquarters, manufacturing and warehouse facilities for Elliott. In addition, the Company leases a 28,500 square foot building in Binghamton, New York, which it formerly used as an office and manufacturing facility. The lease, which expires on December 31, 2008, provides that, the base rent shall be $130,734 plus 5.0% annual increases. Rental payments for 1997 were $133,493. The Company currently sublets 5,947 square feet to an unrelated third party. In 1997, the sublet generated $7,597 in lease revenue. The Company also leases a 18,125 square foot building in Chenago Bridge, New York, which it currently uses as a manufacturing facility. This lease, which expires June 30, 2000, provides for an annual rent of $93,165, plus a 1.5% annual increase. Rental payments for 1997 were $93,165.

EMPLOYEES


     The Company currently employs 719 persons on a full-time basis. Neither the Company nor any of its subsidiaries has any collective bargaining agreement and no employee of the Company or any of its subsidiaries is represented by a labor union. In addition, neither the Company nor any of its subsidiaries has ever had a work stoppage and each of the Company and its subsidiaries considers its relationship with its employees to be satisfactory.


LEGAL PROCEEDINGS

     Except as disclosed under "Environmental Matters," there are no pending material legal proceedings to which the Company or its properties is subject.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table sets forth information with respect to the directors, executive officers and other key employees of the Company and the Parent. All directors and officers of the Company and the Parent hold office until the annual meeting of stockholders next following their election, or until their successors are elected and qualified.


            NAME              AGE                              POSITION
            ----              ---                              --------
John S. Dyson...............  55        Chairman of the Board of Directors of the Parent, KC
                                        LLC and Finance Corp., Director of Hudson, Director of
                                        Elliott and Director of ESP
Clay B. Lifflander..........  35        President and Director of the Parent, KC LLC and
                                        Finance Corp., Vice President and Director of Hudson,
                                        Director of Elliott and Vice President and Director of
                                        ESP
Alan L. Rivera..............  35        Vice President, Secretary and Director of the Parent,
                                        KC LLC and Finance Corp., Vice President, Secretary and
                                        Director of Hudson, Assistant Secretary and Director of
                                        Elliott and Vice President, Secretary and Director of
                                        ESP
David H. Bova...............  39        Vice President -- Development and Director of the
                                        Parent, KC LLC and Finance Corp., Director of Hudson,
                                        Director of Elliott and Director of ESP
George M. Scherer...........  44        Vice President -- Manufacturing and Director of the
                                        Parent, KC LLC and Finance Corp., Vice President and
                                        Director of Hudson, President and Director of Elliott
                                        and Director of ESP
James D. Wilcox.............  49        Chief Financial Officer and Vice President of the
                                        Parent, KC LLC, Finance Corp., Elliott, Hudson and ESP
                                        and Treasurer of the Parent, KC LLC and Finance Corp.
Michael L. Colecchi.........  49        President of Hudson
August M. Boucher...........  46        President of ESP



     John S. Dyson has been Chairman of the Board of Directors of the Parent, KC LLC and Finance Corp. since their inception. Since 1996, Mr. Dyson has been Chairman of the Board of Directors of Millbrook, a management company providing executive level services to the Company under the Management Agreement, and he currently serves as Chairman of the Mayor of the City of New York's Council of Economic Advisors. From 1994 to 1996, Mr. Dyson served as Deputy Mayor for Finance and Economic Development for the City of New York. From 1982 to 1993 Mr. Dyson was the Chairman of Dyson-Sinclair Associates, a management company and the predecessor of Millbrook. From 1976 to 1979, he served as Commissioner of the New York State Department of Commerce. Mr. Dyson was Vice Chairman of Dyson-Kissner-Moran Corporation from 1970 to 1975, at which time he was appointed to the position of Commissioner of the New York State Department of Agriculture.


     Clay B. Lifflander has been the President and a Director of the Parent, KC LLC and Finance Corp. since their inception. Mr. Lifflander has been President of Millbrook since 1995, and from 1994 to 1995, Mr. Lifflander was President of the New York City Economic Development Corporation. Previously, Mr. Lifflander was Managing Director in the Mergers and Acquisitions Group at Smith Barney Inc., where he worked from 1984 to 1994.

     Alan L. Rivera has been the Vice President, Secretary and a Director of the Parent, KC LLC and Finance Corp. since their inception. Since September 1996, Mr. Rivera has also been employed by Millbrook, where he serves as Chief Financial Officer and General Counsel. From 1994 to 1996, Mr. Rivera served as Executive Vice President of Finance and Administration and General Counsel of the New York City Economic Development Corporation. From 1990 to 1994, Mr. Rivera was an associate with the New York City law firm of Townley & Updike, specializing in corporate finance matters, and from 1987 to 1990, Mr. Rivera was an associate with Mudge, Rose, Guthrie, Alexander and Ferdon, specializing in public finance matters.

     David H. Bova has been the Vice President -- Development and a Director of the Parent, KC LLC and Finance Corp., since their inception. He has also served as President of Millbrook Vineyards Winery, Inc., and Pebble Ridge Vineyards, Inc. since 1994 and 1992, respectively, and he has been Vice President -- Development of Millbrook since 1995.

     George M. Scherer has been the Vice President -- Manufacturing and a Director of the Parent and KC LLC since their inception. Mr. Scherer has been with Elliott since 1978 when he began as Engineering Manager. He has served as the President and a Director of Elliott since 1982. Prior to joining Elliott, Mr. Scherer was a product application engineer for Stow Manufacturing Company, Inc. in Binghamton, N.Y. from 1975 to 1978. Prior to his position at Stow Manufacturing Company, Inc., Mr. Scherer was a plant engineer at GAF Corporation in Binghamton, N.Y. from 1973 to 1975.


     James D. Wilcox joined the Parent as Chief Financial Officer in April 1998. Before joining the Company, Mr. Wilcox had, since 1992, been the Chief Financial Officer of Systems Engineering and Manufacturing Corp., an international manufacturer of automated capital equipment. From 1990 to 1992, Mr. Wilcox was the Vice President -- Finance and Administration of Docktor Pet Holdings, Ltd., a national chain of specialty retail and franchised stores and a subsidiary of a publicly held company.


     Michael L. Colecchi has been with Hudson since 1970, when he began as a tool and die maker. He subsequently assumed various positions of responsibility in Hudson's manufacturing department until 1980, when he was appointed Plant Manager. In 1984, Mr. Colecchi was promoted to Vice President of Manufacturing. In 1989, Mr. Colecchi was promoted to Vice President and General Manager. Mr. Colecchi has served as President of Hudson since 1996.

     August M. Boucher has been with ESP since 1972, when he began as a tool designer and manufacturing manager. He subsequently assumed various positions of responsibility in ESP's manufacturing department until 1979 when he was appointed Plant Manager. In 1982, Mr. Boucher was promoted to Vice President -- Manufacturing. Mr. Boucher has served as President of ESP since 1993.

EMPLOYMENT AGREEMENTS AND EXECUTIVE COMPENSATION

     The Company has employment agreements with each of the Presidents of the Operating Subsidiaries and James D. Wilcox, Chief Financial Officer of the Company.

     The employment agreement with George M. Scherer, President of Elliott, is dated January 16, 1996, terminates on January 16, 2001 and provides Mr. Scherer with a base salary of $225,000 per year, as well as an annual cash bonus in the event Elliott reaches certain targeted levels of earnings. This agreement also provides that Mr. Scherer (i) will not compete with Elliott for three years after termination of his agreement, (ii) will keep all proprietary information confidential and (iii) will assign to Elliott all innovations that may be developed by Mr. Scherer during his employment. The employment agreement with Michael L. Colecchi, President of Hudson, is dated as of May 15, 1997, terminates on December 30, 2001 and provides Mr. Colecchi with a base salary of $205,000 per year, subject to a yearly increase based on the CPI, as well as an annual cash bonus based on Hudson attaining certain earnings targets. Pursuant to an amendment to Mr. Colecchi's employment agreement, the Parent has granted Mr. Colecchi a ten year option to purchase 1.5 shares of the Parent's common stock pursuant to the Parent's 1998 Long-Term Incentive Plan (the "1998 Plan"), which shall vest and become exercisable over a period of four years at an exercise price of $250,000 per share, in consideration for the elimination of certain contingent bonus provisions contained in Mr. Colecchi's agreement. See "Certain Transactions." The employment agreement with August M. Boucher, President of ESP, is dated as of December 10, 1997, terminates on December 31, 2002, and provides Mr. Boucher with a base salary of $165,000 per year, subject to a yearly increase based on the CPI. Mr. Boucher is also eligible for bonuses, in such amounts and at such times as ESP's Board of Directors may, in its sole discretion, determine. Included in Mr. Colecchi's and Mr. Boucher's agreements are provisions that the officers are not to compete with their respective employers for five years after termination of their respective agreements as well as confidentiality provisions.

     The employment agreement with James D. Wilcox, Chief Financial Officer of the Company, is dated as of April 17, 1998. The employment agreement terminates on March 29, 2003 and provides Mr. Wilcox with a base salary of $130,000 per year, subject to a yearly increase based on the CPI, as well as an annual cash bonus subject to the sole discretion of the Board of Directors of the Company. Pursuant to such agreement, Mr. Wilcox has been granted a five year option to purchase 0.8 shares of the Parent's common stock under the Parent's 1998 Plan, which shall vest and become exercisable over a period of four years at an exercise price of $350,000 per share. Included in this agreement are provisions that Mr. Wilcox is not to compete with the Company for two years after termination of his agreement, as well as a confidentiality provision.

     KC LLC was recently formed. Accordingly no historical executive compensation information is included in this Prospectus.

LONG-TERM INCENTIVE PLAN

     The Parent's 1998 Plan was adopted to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants of the Parent, KC LLC and the Operating Subsidiaries and to promote the success of the Parent's business. Options granted under the 1998 Plan may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. In addition, stock appreciation rights, and restricted stock awards and other stock-based awards may be granted under the 1998 Plan. The Parent has reserved 20 shares of its no par value common stock (the "Common Stock") for issuance in respect of options and other awards granted under the 1998 Plan. As of the date hereof, options to purchase an aggregate of
2.3 shares were outstanding under the 1998 Plan at a weighted average exercise price of $284,783, of which options to purchase 0.4 shares are currently exercisable. Such outstanding options consisted of an option granted to Michael
L. Colecchi in April 1998 in connection with an amendment to his employment agreement and an option granted to James D. Wilcox pursuant to his employment agreement with the Company. See "-- Employment Agreements and Executive Compensation."

     The 1998 Plan is administered by the Board of Directors, which has the power to determine the terms of any options or awards granted thereunder, including the exercise price, the number of shares subject to the option or award, and the exercisability thereof. Options and awards granted under the 1998 Plan are generally not transferable, and each option or award is exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Parent, the exercise price of any stock option granted must be equal to at least 110% of the fair market value on the grant date and the maximum term of the option must not exceed five years. The term of all other options or awards under the 1998 Plan may not exceed ten years. The specific terms of each option grant or award are approved by the Board of Directors and are reflected in a written stock option or award agreement.

INDEMNIFICATION OF DIRECTORS

     The Parent's Certificate of Incorporation authorizes it to indemnify its officers and directors to the fullest extent permitted by New York law. The By-laws of the Parent provide broad indemnification for directors against reasonable expenses (including attorney fees, fines, judgments and amounts paid in settlement) incurred in connection with any action or proceeding which arises from serving as a director of the Parent. The By-laws also provide that the Parent will indemnify such persons to the fullest extent permitted by law and that the Parent may, in its discretion, indemnify other persons, including officers of the Parent.

DIRECTORS

     Directors of the Parent or the Company do not receive compensation for acting in such capacity other than reimbursement for out-of-pocket expenses incurred to attend meetings of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS


     Finance Corp. is a wholly-owned subsidiary of KC LLC and KC LLC is a wholly-owned subsidiary of the Parent, which owns all the membership interests to KC LLC. The following table sets forth information concerning the beneficial ownership of the Parent's Common Stock as of August 1, 1998 by (i) each person known to the Company to own beneficially more than 5.0% of the Parent's outstanding Common Stock, (ii) each director, executive officer and key employee of the Parent and/or the Company and (iii) all such directors, executive officers, and key employees as a group. All shares are owned with sole voting and investment power, unless otherwise indicated.



                                                             COMMON STOCK
                                                          BENEFICIALLY OWNED
                                                          ------------------
BENEFICIAL OWNER                                          SHARES(1)      %
----------------                                          ---------    -----
John S. Dyson(a)........................................     64.5(2)   63.0%
Charles H. Dyson Trust #1
  F/B/O John S. Dyson
  U/A DTD 8/2/68........................................    10.75(2)   10.5%
Charles H. Dyson Trust #1
  F/B/O John S. Dyson
  U/A DTD 4/15/76.......................................    10.75(2)   10.5%
Margaret M. Dyson Trust #1
  F/B/O John S. Dyson
  U/A DTD 3/26/68.......................................    10.75(2)   10.5%
Clay B. Lifflander(b)...................................    50.25(3)   49.1%
George M. Scherer(b)....................................    10.00       9.8%
Alan L. Rivera(b).......................................     4.50       4.4%
David H. Bova(b)........................................     3.00       2.9%
August M. Boucher.......................................     2.00       2.0%
Michael L. Colecchi.....................................     0.40(4)   0.40%
James D. Wilcox(b)......................................        0(5)      0%
All Officers and Directors (8 persons)..................   102.40(6)    100%


---------------

(a) Affiliate of Millbrook, KC LLC and Finance Corp.



(b) Affiliate of KC LLC and Finance Corp.


(1) Unless otherwise indicated, the Company believes that the beneficial owners of the securities have sole investment and voting power with respect to such securities, subject to community property laws where applicable.


(2) Includes an aggregate of 32.25 shares of Common Stock owned of record by the Charles H. Dyson Trust #1 F/B/O John S. Dyson U/A DTD 8/2/68, Charles H. Dyson Trust #1 F/B/O John S. Dyson U/A DTD 4/15/76 and the Margaret M. Dyson Trust #1 F/B/O John S. Dyson U/A DTD 3/26/68 (the "Dyson Trusts"), of which Mr. Dyson is a beneficiary and trustee and as to which he has shared voting and investment power.



(3) Includes 32.25 shares of Common Stock owned of record by the Dyson Trusts, of which Mr. Lifflander is a trustee and as to which he has shared voting and investment power.



(4) Consists of an option to purchase 1.5 shares of Common Stock, of which 0.4 shares is currently exercisable. See "Management -- Employment Agreements and Executive Compensation."



(5) Mr. Wilcox has the right to acquire 0.8 shares of Common Stock pursuant to options which become exercisable in part after March 30, 1999. See "Management -- Employment Agreements and Executive Compensation."



(6) Includes 32.25 shares of Common Stock owned of record by the Dyson Trusts.

                              CERTAIN TRANSACTIONS

  ESP Lease

     The Company rents its Leominster, Massachusetts manufacturing facility under an operating lease agreement entered into with a company that is co-owned by an affiliate of August M. Boucher, an officer and shareholder of the Company. The lease, which expires on May 31, 2003, provides for annual rent increase based on the CPI. Rental payments amounted to $225,000 in each of 1997 and 1996.

  Management Agreement


     The Company pays management fees to Millbrook, a party related to John S. Dyson, Chairman of the Board and a shareholder of the Company. These management and other administrative fees totaled $643,329 and $760,000 in 1996 and 1997, respectively. To date, the Company has paid $371,000 in management and other administrative fees for 1998. The Company has entered into the Management Agreement with Millbrook. Pursuant to such Management Agreement, Millbrook provides the Company with executive level services, for an annual base management fee equal to $500,000 (the "Base Fee") payable in quarterly installments, plus an additional fee of $300,000 per year (the "Additional Fee"), payable following completion of the Company's audited financial statements for such year. No portion of the Base Fee or the Additional Fee may be paid at the time that any Event of Default (as defined) exists under the Indenture. In addition, the Additional Fee may only be paid to the extent that, after giving effect thereto, the Company's Consolidated Coverage Ratio (as defined) exceeds 2.0:1, for the fiscal years ending on or prior to December 31, 1999, and 2.25:1 for the fiscal years ending after December 31, 1999. The Additional Fee may be increased, beginning with the fiscal year ending December 31, 2000, by an amount up to 15% of the aggregate amount of the Base Fee and the then current amount of the Additional Fee; provided, however, that the percentage increase shall not exceed the percentage increase in pro forma EBITDA for such fiscal year as compared to the prior fiscal year. Notwithstanding the foregoing, total management fees payable under the Management Agreement may not exceed $1.2 million in any fiscal year. Any management fees which are not permitted to be paid at the time due will be deferred (without interest) and will be paid as soon as permitted. Millbrook will also be entitled to be reimbursed for its out of pocket expenses.


     In 1997, the Company paid Millbrook $400,000 for advisory services related to the acquisition of ESP. Pursuant to the Management Agreement, the Company paid Millbrook an investment fee equal to $900,000 upon consummation of the Initial Offering for financial advisory and other services rendered to the Company in connection with the Initial Offering and the financing of ESP.

  Employee Shareholder Agreements

     On April 27, 1998, the Parent and August M. Boucher, President of ESP, entered into a subscription agreement, pursuant to which Mr. Boucher purchased two shares of the Parent's Common Stock for an aggregate purchase price of $500,000. In addition, on April 27, 1998, the Parent entered into a separate shareholder's agreement, with each of Messrs. Boucher, Michael L. Colecchi and James D. Wilcox (each an "Employee Shareholder"). Each such shareholder's agreement: (i) restricts the right of each Employee Shareholder to transfer any shares of the Common Stock owned by him, (ii) gives the Parent the right to cause each Employee Shareholder to sell all of his shares of the Common Stock upon termination of his employment, and (iii) allows each Employee Shareholder to cause the Parent to purchase all of the shares of the Common Stock still held by him by April 27, 2001, in the case of Mr. Colecchi, or by March 30, 2003 in the case of Mr. Wilcox or by April 27, 2003 in the case of Mr. Boucher, or upon the death or disability of such Employee Shareholder, at a purchase price equal to the fair market value thereof. Each shareholder's agreement also provides that the Parent will use its best efforts to cause any person owning more than 50% of the outstanding stock of the Parent to refrain from disposing of its shares of stock in an arm's length transaction with a third party unless such third party also agrees to purchase an appropriately proportionate number of shares of Common Stock from the Employee Shareholder, except in the case of a merger or reorganization, in which case each of the Employee Shareholders shall receive shares in the surviving entity on the same terms as any other stockholder of the Parent that is deemed an "affiliate" of the Parent.

     On April 27, 1998, the Parent and Michael L. Colecchi, President of Hudson entered into an amendment to Mr. Colecchi's employment agreement, pursuant to which Mr. Colecchi agreed to waive his right to receive a bonus of $750,000 in the year 2000 which would have been payable on a sale of Hudson or Hudson achieving certain EBITDA targets, in exchange for an option to purchase 1.5 shares of Common Stock at an exercise price of $250,000 per share, which is currently vested and exercisable as to 0.4 shares, the remainder of which shall vest over the next three years, or immediately in the event of a sale of all or substantially all of the assets of the Parent.

  New Credit Facility


     Societe Generale was agent and lender under the Old Credit Facility. In addition, SGIC purchased the Original Notes and Warrants. In connection therewith, Societe General and its affiliate, SGIC, received customary fees and other expenses from the Company during fiscal 1997. The Company has entered into the New Credit Facility and Societe Generale acts as agent and lender thereunder and an affiliate thereof has acted as arranger in respect thereof. In connection with the New Credit Facility, Societe Generale and its affiliates have received customary fees. See "Description of Certain Indebtedness -- New Credit Facility."

                    THE LIMITED LIABILITY COMPANY AGREEMENT

GENERAL

     The rights and obligations of the equityholders of the Company (the "Members") are governed by an agreement (the "Limited Liability Company Agreement") entered into concurrently with the Initial Offering. The Parent is the sole Member of the Company. The Member's interest in the Company, including its interest in the capital, profits, losses and distributions, have been issued to it in consideration of shares of stock of the Operating Subsidiaries that were contributed by the Member in exchange for its interest in the Company. The Member has been credited with the capital associated with such shares on the Company's books of account. The Member will also be credited and/or charged with the profits, losses and distributions made with respect to or in respect of the Operating Subsidiaries at any time while they are owned by the Company. The Member will be credited or charged with any gain or loss on any capital transaction, sale, exchange or other disposition of any assets of the Operating Subsidiaries and with the proceeds of property received in exchange for such assets in any transaction. The Member's interest will be adjusted from time to time to take into account subsequent contributions to and all distributions from the Company, and sales or other transfers of all or a part of the Member's interest.

     Voting Rights. The Company is also managed by the Member subject to the right of the Member to delegate management authority to officers and directors appointed by it. The Member has the right to direct in all respects the voting of all capital stock of the Operating Subsidiaries and the directors of each Operating Subsidiary so elected shall operate and manage each respective entity in accordance with and with full rights and authority under applicable law.

CASH DISTRIBUTIONS

     Subject to the prior rights of the Company's creditors, including but not limited to the restrictions contained in the Indenture and the New Credit Facility, the Company will make distributions to the Member from time to time of its available cash.

     Distributions Relating to Income Taxes. Subject to the prior rights of the Company's creditors, including but not limited to the restrictions contained in the Indenture and the New Credit Facility, the Company is required to distribute to the Member each year an amount equal to the Company's taxable income multiplied by the sum of the highest federal individual tax rate of that year plus the New York state individual tax rate of that year, plus any additional income tax liability incurred by the shareholders of the Member as a result of the reporting of the Company's income, deductions, gains or losses on the Member's federal or state income tax returns of such shareholders.

INDEMNIFICATION

     The Limited Liability Company Agreement provides that the Company will indemnify the Member, any former Member, any person who is or was an affiliate of a Member or any former Member, any person who is or was a officer, director, employee or agent of the Company or any Subsidiary, or any person who is or was serving at the request of the Company, the Member or a director of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person ("Indemnitees"), to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under these provisions will be only out of the assets of the Company, and the Member shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the Company to enable it to effectuate, such indemnification. The

Company is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such person against such liabilities under the provisions described above.

AMENDMENT OF LIMITED LIABILITY COMPANY AGREEMENT

     The Limited Liability Company Agreement may be modified, altered, changed or amended in accordance with the Delaware Limited Liability Company Act (the "Act"), provided, however, that the Limited Liability Company Agreement may not be amended as to matters which would: (i) change adversely any Member's rights and interest in the income, expense, gains, losses or income tax allocations of the Company or change any Member's rights with respect to liquidation of the Company, without the unanimous affirmative vote of the Members; or (ii) cause the Company to violate the terms of the Indenture or the New Credit Facility.

TERMINATION AND DISSOLUTION

     Subject to the prior rights of the Company's creditors, including but not limited to the restrictions contained in the New Credit Facility, the existence of the Company shall terminate and the Company shall be dissolved upon the first to occur of the following: (i) on December 31, 2048; (ii) the determination of all the Members to dissolve the Company upon the written consent of all the Members; (iii) as provided in the Operating Agreement; or (iv)as may be required by the Act, as the same may be amended from time to time.

     The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following: (i) termination of the Company as set forth in the immediately preceding paragraph or (ii) entry of a decree of judicial dissolution.

     Upon dissolution and winding up of the affairs of the Company, the assets of the Company shall be distributed or sold for cash and any gain or loss resulting therefrom shall be allocated among the Members as provided in the Limited Liability Company Agreement, subject to the prior rights of the Company's creditors. Such proceeds of the Company shall be distributed in the following order of priority; (i) to creditors (including Members who are creditors) in satisfaction of the liabilities of the Company (other than liabilities to existing and former members of distributions from the Company);
(ii) to existing and former Members in satisfaction of liabilities to them, if any, for distributions from the Company; and (iii) any remaining assets shall be distributed to Members in accordance with their interests as set forth in the Limited Liability Company Agreement, as the same may be amended from time to time.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

NEW CREDIT FACILITY


     KC LLC (the "Borrower") has entered into the New Credit Facility with Societe Generale, as administrative agent (the "Agent") for the Lenders. The following summary, which sets forth the material terms of the New Credit Facility, does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the New Credit Facility, including all of the definitions therein of terms not defined in this Prospectus. See "Risk Factors -- Substantial Leverage; Ability to Service Debt."



     General. The New Credit Facility provides for borrowings in an aggregate principal amount of $40,000,000 at any one time outstanding, comprised of up to
(i) $15.0 million under a revolving credit facility (the "Revolving Credit Facility") and (ii) $25.0 million under an acquisition loan facility (the "Acquisition Facility"). Borrowings under the Revolving Credit Facility may only be used for acquisitions, working capital needs and other general corporate purposes of the Borrower and its subsidiaries (as defined in the Credit Agreement). Borrowings under the Acquisition Facility may only be used to fund future acquisitions. Borrowings under the New Credit Facility are collectively referred to herein as the "Loans." See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



     Interest. For purposes of calculating interest, the Loans can, at the election of the Borrower, be Base Rate Loans or LIBOR Loans, or a combination thereof. Base Rate Loans under the Revolving Credit Facility will bear interest at Societe Generale's base rate plus 1.375% and LIBOR Loans under the Revolving Credit Facility will bear interest at Societe Generale's LIBOR (Reserve Adjusted) plus 2.375%. Base Rate Loans under the Acquisition Facility will bear interest at Societe Generale's Base Rate plus 1.625% and LIBOR Loans under the Acquisition Facility will bear interest at Societe Generale's LIBOR (Reserve Adjusted) plus 2.625%. The foregoing interest rates will be effective through December 31, 1998, and thereafter be subject to step downs based upon the provisions of the New Credit Facility. Interest will be payable (i) on the last day of each calendar quarter for Base Rate Loans and (ii) at the end of each applicable Interest Period (and if such Interest Period shall exceed 90 days, on the 90th day of such Interest Period).



     Availability and Repayment. Subject to the provisions of the New Credit Facility, the Borrower may, from time to time, borrow, repay and reborrow under the Revolving Credit Facility, subject to a borrowing base consisting of specified percentages of outstanding accounts receivable cash equivalents and inventory on hand. Subject to the provisions of the New Credit Facility, borrowings under the Acquisition Facility may be made up to the full amount available thereunder, subject to certain financial and non-financial conditions satisfactory to the Lenders. Availability under the Acquisition Facility shall be permanently reduced by any amounts borrowed under the Acquisition Facility, and amounts repaid under the Acquisition Facility may not be reborrowed. The New Credit Facility will require, subject to certain exceptions, prepayments in the amount of 50% of Excess Cash Flow (as defined in the New Credit Facility), 100% of net cash proceeds from certain asset sales, and 100% of net cash proceeds from certain offerings of debt and/or equity securities, with such prepayments to be applied pro rata to the remaining maturities of acquisition loans, if any. The entire unpaid balance under the New Credit Facility will be payable no later than June 30, 2004.



     Security. Borrowings under the New Credit Facility are secured, for the ratable benefit of the Lenders, by a first priority perfected security interest in favor of Societe Generale, as collateral agent (the "Collateral Agent"), in
(a) all of the capital stock of the Subsidiary Guarantors and all other direct and indirect subsidiaries owned by the Company and (b) all present and future tangible and intangible property and interests in property of the Borrowers, Subsidiary Guarantors and the Borrowers' other direct and indirect subsidiaries.



     Guarantees. The Borrowers' payment obligations under the New Credit Facility are jointly and severally guaranteed, on a senior secured basis, by the Subsidiary Guarantors. The terms of the New Credit Facility currently require that the Borrowers' payment obligations be guaranteed by the Borrowers' future direct and indirect operating subsidiaries.

     Covenants. The New Credit Facility contains financial covenants pursuant to which the Company and its direct and indirect subsidiaries must, on a consolidated basis, maintain (i) a Minimum Fixed Charge Coverage Ratio (as defined in the New Credit Facility); (ii) a Minimum Interest Coverage Ratio (as defined in the New Credit Facility) and (iii) a Maximum Funded Debt to EBITDA Ratio (as defined in the New Credit Facility).



     In addition, the New Credit Facility contains covenants pertaining to the management and operation of the Company and its subsidiaries. These covenants include, among others, requirements that each of the Parent, the Company and its subsidiaries (i) preserve its corporate existence and not amend its charter or by-laws; (ii) maintain adequate insurance coverage; (iii) maintain its properties and all necessary licenses, permits and intellectual property; (iv) perform its obligations under leases, related documents, material contracts and other agreements; and (v) comply with applicable laws and regulations, including those related to tax, employee, pension and environmental matters.



     The New Credit Facility also subjects the Company and its subsidiaries to significant limitations on indebtedness, guarantees, capital expenditures, liens or encumbrances, mergers, consolidations, divestitures, acquisitions, investments, capital contributions, joint ventures, partnerships, creation of new subsidiaries, changes of business, loans and advances, dividends and other stock payments, repurchases or redemptions of equity, asset sales or transfers, leases, voluntary prepayments or repurchases or redemptions of debt, transactions with affiliates, management fees, and changes in accounting treatment.



     Events of Default. The New Credit Facility provides for events of default customarily found in facilities of this type, including: (i) non-payment of principal or interest or fees when due; (ii) inaccuracy of any representation or warranty in any material respect; (iii) failure to perform or observe covenants after any applicable grace period; (iv) cross-defaults to other material indebtedness; (v) bankruptcy or insolvency defaults; (vi) material judgment defaults; (vii) change of control; (viii) ERISA defaults; and (ix) impairment of security.

                               THE EXCHANGE OFFER

     The summary herein of certain provisions of the Exchange and Registration Rights Agreement does not purport to be complete and reference is made to the provisions of the Exchange and Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement, and a copy of which is available as set forth under the heading "Available Information."

TERMS OF THE EXCHANGE OFFER

     In connection with the issuance of the Old Notes pursuant to a Purchase Agreement, dated as of May 20, 1998 between the Issuers and the Initial Purchaser (the "Purchase Agreement"), the Initial Purchaser and its assignees became entitled to the benefits of the Exchange and Registration Rights Agreement.

     Under the Exchange and Registration Rights Agreement, the Issuers have agreed (i) to file with the Commission prior to 60 days after May 28, 1998, the date the Old Notes were issued (the "Issue Date"), the Registration Statement of which this Prospectus is a part with respect to a registered offer to exchange the Old Notes for the New Notes, (ii) to use their best efforts to cause the Registration Statement to be declared effective under the Securities Act within 150 days after the Issue Date and (iii) to use their best efforts to consummate the Exchange Offer within 165 days after the Issue Date. The Company will keep the Exchange Offer open for not less than 20 business days after the date notice of the Exchange Offer is mailed to holders of the Old Notes. The Exchange Offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Exchange and Registration Rights Agreement.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New Notes will be issued in exchange for an equal principal amount of outstanding Old Notes accepted in the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders
as of                , 1998. The Exchange Offer is not conditioned upon any
minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under "-- Conditions."

     The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes will have been registered under the Securities Act and, therefore the New Notes will not be subject to certain transfer restrictions, registration rights and certain related provisions applicable to the Old Notes. The New Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture.

     Old Notes shall be deemed to have been accepted as validly tendered when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes for the purposes of receiving the New Notes and delivering New Notes to such holders.

     Based on interpretations by the staff of the Commission as set forth in no-action letters issued to third parties in other transactions (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), the Issuers believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) such New Notes are acquired in the ordinary course of business, (ii) at the time of the commencement of the Exchange Offer such holder has no arrangement with any person to participate in a distribution of such New Notes and (iii) such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. The Issuers have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the staff would make a similar determination with respect to the New Notes as it has in such no-action letters.

     By tendering Old Notes in exchange for New Notes and by executing the Letter of Transmittal, each holder will represent to the Issuers that: (i) it is not an affiliate of the Issuers, (ii) any New Notes to be received by it will be acquired in the ordinary course of business and (iii) at the time of the commencement of the Exchange Offer it had no arrangement with any person to participate in a distribution of the New Notes and, if such holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes. If a holder of Old Notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the staff of the Commission, will not be able to tender its Old Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Upon consummation of the Exchange Offer, subject to certain limited exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes, unless such Old Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Issuers will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION


     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998 (20 business days following the commencement of the Exchange Offer), unless the Issuers, in their sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. In no event, however, shall the Expiration Date be later than November 9, 1998. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated on or prior to November 9, 1998, the Company must pay additional interest on the Notes until the Exchange Offer is consummated, at a rate of 0.5% per annum, (increasing at the rate of 0.5% per annum at the end of each 90-day period thereafter); provided, however, that such additional interest on the Notes may not exceed, in the aggregate, 1.0% per annum.



     To extend the Expiration Date, the Issuers will notify the Exchange Agent of any extension by oral or written notice and will notify the holders of the Old Notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Issuers are extending the Exchange Offer for a specified period of time.


     The Issuers reserve the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth herein under "-- Conditions" shall have occurred and shall not have been waived by the Issuers, by giving oral or written notice of such delay, extension or termination to each Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to each Exchange Agent. If the Exchange Offer is amended in a manner determined by the Issuers to constitute a material change, the Issuers will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

     Without limiting the manner in which the Issuers may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Issuers shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

SHELF REGISTRATION

     If (i) because of any change in law or currently prevailing interpretations of the staff of the Commission, the Issuers are not permitted to effect an Exchange Offer, (ii) the Exchange Offer is not consummated within 165 days of the Issue Date or (iii) any holder (A) is not eligible to participate in the Exchange Offer, (B) participates in the Exchange Offer and does not receive freely transferable New Notes in exchange for tendered Old Notes or (C) is a broker-dealer that holds Old Notes acquired directly from the Issuers or one of their affiliates, the Issuers shall (i) promptly upon becoming aware of any of the foregoing matters deliver to the holders of the Old Notes and the Trustee written notice thereof and (ii) use their best efforts to as promptly as practicable file with the Commission a Shelf Registration Statement on or prior to the 30th day after the Shelf Filing Date (as defined) to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to, among other things, the provision of information in connection with the Shelf Registration Statement (the date such filing obligation arises as provided above is referred to herein as the "Shelf Filing Date"). For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until the earliest to occur of (i) the date on which such Old Notes has been exchanged for a freely transferable New Note in the Exchange Offer, (ii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iii) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

INTEREST ON THE NEW NOTES

     The New Notes will accrue interest at the rate of 10 1/2% per annum from the Issue Date of the Old Notes. Interest on the New Notes is payable on June 1 and December 1 of each year, commencing December 1, 1998.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes to be exchanged any other required documents, to the Exchange Agent at the address set forth herein and therein, or effect a tender of Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes into the Exchange Agent's account at The Depository Trust Company (the "DTC") (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent, prior to the Expiration Date or (ii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT AN OVERNIGHT OR HAND DELIVERY SERVICE BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO THE ISSUERS. Delivery of all documents must be made to the Exchange Agent, at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders in each case as set forth herein and in the Letter of Transmittal.

     The tender by a holder of Old Notes will constitute an agreement between such holder and the Issuers in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal. Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

     By executing a Letter of Transmittal, each holder will make to the Issuers the representations set forth above under the heading "-- Terms of the Exchange Offer."

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor' institution within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder of Old Notes (or by a participant in DTC whose name appears on a security position listing as owner of such Old Notes) who has not completed Box 3 ("Special Delivery Instructions") on the Letter of Transmittal, or (ii) for the account of an Eligible Institution.

     If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Issuers, evidence satisfactory to the Issuers of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Issuers shall determine. Neither the Issuers, the Exchange Agents nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent or the Exchangeable Preferred Stock Exchange Agent, as the case may be, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Indenture, (i) to purchase or make offers for any Old Notes that remains outstanding subsequent to the Expiration Date or, as set forth under "-- Conditions," (ii) to terminate the Exchange Offer in accordance with the terms of the Exchange and Registration Rights Agreement, (iii) to redeem Old Notes as a whole or in part at any time and from time to time, as set forth, with respect to the Old Notes, under "Description of the Notes -- Optional Redemption" and (iv) to the extent permitted by applicable law, to purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted promptly after the Expiration Date, and the New Notes will be issued promptly after acceptance of the Old Notes. See "-- Conditions." For purposes of the Exchange Offer, Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if the Issuers have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of a Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish accounts with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, the Letter of Transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the Exchange Agent at its address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

EXCHANGING BOOK-ENTRY NOTES

     The Exchange Agent and the Book Entry Transfer Facility have confirmed that any financial institution that is a participant in the Book Entry Transfer Facility may utilize the Book-Entry Transfer Facility Automated Tender Offer Program ("ATOP") procedures to tender Old Notes.

     Any financial institution that is a participant in the Book Entry Transfer Facility may make book-entry delivery of Old Notes by causing the Book Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's relevant account in accordance with the Book Entry Transfer Facility's ATOP procedures for transfer. However, the exchange for the Old Notes so tendered will only be made after a Book-Entry Confirmation of such book-entry transfer of Old Notes into the Exchange Agent's relevant account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by the Book Entry Transfer Facility and received by the Exchange Agent and forming part of a Book-Entry Confirmation, which states that the Book Entry Transfer Facility has received an express acknowledgment from a participant tendering Old Notes that are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Issuers may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

     If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Issuers (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, a Book-Entry Confirmation and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) a Book-Entry Confirmation and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL OF TENDERS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time on the Expiration Date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent prior to the Expiration Date at its respective address set forth below under "-- Exchange Agent." Any such notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility from which the Old Notes were tendered, identify the principal amount of the Old Notes to be withdrawn, and specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notice will be determined by the Issuers, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to the Expiration Date.

CONDITIONS

     The Issuers have no obligation to consummate the Exchange Offer if:

          (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Issuers or any of its subsidiaries; or

          (ii) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the sole judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (iii) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

              By Mail or Overnight Delivery:  United States Trust Company of New York
                                              P.O. Box 843 Cooper Station
                                              New York, New York 10276
                                              Attention: Corporate Trust Services
              By Hand to 4:30 p.m.:           United States Trust Company of New York
                                              111 Broadway
                                              New York, New York 10006
                                              Attention: Lower Level
                                                         Corporate Trust Window
              Facsimile:                      (212) 780-0592
                                              Attention: Customer Service
                                              Confirm by Telephone to: (800) 548-6565

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by officers and regular employees of the Company.

     The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for their services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred in connection with the Exchange Offer will be paid by the Company, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts or liquidation preferences, as the case may be, not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in such applicable legend set forth thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Issuers does not currently anticipate that it will register the Old Notes under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

                              DESCRIPTION OF NOTES

GENERAL

     The New Notes are issued under the Indenture, dated as of May 28, 1998 (the "Indenture"), among the Issuers, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee"), a copy of which Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.


     The following is an accurate summary of the material provisions of the Indenture and the Notes but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture and the Notes, including the definitions of certain terms therein and those terms made a part of the Indenture by the Trust Indenture Act of 1939, as amended ("TIA"). Capitalized terms used herein and not otherwise defined have the meanings set forth under "Certain Definitions." For purposes of this summary, the term "Company" refers only to KC LLC and not to any of its subsidiaries and the term "Issuers" collectively refers to KC LLC and Finance Corp.


     The Company is a holding company and has no material operations or assets other than its 100% interest in the capital stock of each of its subsidiaries. Finance Corp. was formed in connection with the Initial Offering, as a wholly-owned subsidiary of the Company, and has no operations and assets and will not have any revenues. As a result, prospective investors should not expect Finance Corp. to participate in servicing the principal, interest, premium or any other payment obligations on the Notes.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially shall be the corporate trust office of the Trustee, at 114 West 47th Street, New York, New York 10036), except that, at the option of the Company, payment of interest may be made by check mailed to the registered holders of the Notes at such addresses appearing in the Note Register.

     The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.


     The definition of "Restricted Subsidiary" in the Indenture will exclude any "Unrestricted Subsidiary" and, as a result, Unrestricted Subsidiaries generally will not be bound by the restrictive provisions of the Indenture and will not be Subsidiary Guarantors. As of the Issue Date, all of the Company's Subsidiaries were Restricted Subsidiaries.


TERMS OF THE NOTES

     The Notes will be unsecured, senior obligations of the Issuers, will be guaranteed on a senior basis by the Subsidiary Guarantors, will be limited to $80 million aggregate principal amount and will mature on June 1, 2008. Each Note will bear interest at the rate per annum shown on the front cover of this Prospectus from May 28, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, commencing December 1, 1998. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

     The Notes will be redeemable, at the Company's option, in whole or in part, at any time and from time to time, on or after June 1, 2003, and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12 month period commencing on June 1 of the years set forth below:

                                                    REDEMPTION
PERIOD                                                PRICE
------                                              ----------
2003..............................................    105.25%
2004..............................................    103.50%
2005..............................................    101.75%
2006 and thereafter...............................   100.000%

     In addition, at any time and from time to time prior to June 1, 2001, the Company may redeem in the aggregate up to 33 1/3% of the original aggregate principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount thereof) of 110.50% plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 66 2/3% of the original aggregate principal amount of the Notes remains outstanding after each such redemption; and provided, further, that such redemption shall occur within 60 days of the closing of any such Equity Offering.

     At any time on or prior to June 1, 2003, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 180 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Redemption Date") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

     In addition, as more fully described under "-- Change of Control," each Holder will have the right to require the Issuers to repurchase all or any part of such Holder's Notes following a Change of Control at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

SUBSIDIARY GUARANTEES

     Each Subsidiary Guarantor fully and unconditionally guarantees, jointly and severally, to each Holder and the Trustee, on an unsecured, senior basis, the full and prompt payment of principal of and interest on the Notes, and of all other obligations of the Company under the Indenture.


     The Indebtedness evidenced by each Subsidiary Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) will be senior in right of payment to any subordinated indebtedness of the Subsidiary Guarantors and pari passu in right of payment to all existing and future senior indebtedness of the Subsidiary Guarantors. As of June 30, 1998, there would have been approximately $1.5 million of senior indebtedness of the Subsidiary Guarantors (other than the Subsidiary Guarantees), all of which is Secured Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness that the Company's Restricted Subsidiaries, including the Subsidiary Guarantors, may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be secured. See "-- Ranking" and "-- Certain Covenants -- Limitation on Indebtedness and Preferred Stock" below.

     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the New Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of the Notes, (b) be binding upon such Subsidiary Guarantors, and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     No Subsidiary Guarantor may consolidate with or merge with or into any Person other than the Company or any other Subsidiary Guarantor or sell substantially all of its assets unless: (i) subject to the provisions of the following paragraph, the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or a limited liability company and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) subject to the provisions of the following paragraph, such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor under the Indenture and the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving pro forma effect to such transaction the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph
(a) of the covenant "-- Limitation on Indebtedness and Preferred Stock." Notwithstanding the foregoing, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor.

     Notwithstanding the preceding paragraph, concurrently with any sale or disposition (by merger or otherwise) of any Subsidiary Guarantor in accordance with the terms of the Indenture (including the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock") by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company, such Subsidiary Guarantor will automatically and unconditionally be released from all obligations under its Subsidiary Guarantee; provided, however, that any such release shall occur only to the extent that all obligations of such Subsidiary Guarantor under, and all of its guarantees of, and all of its pledges of assets or other security interests which secure, any Bank Indebtedness of the Company shall also terminate upon such release, sale or transfer (other than with respect to any such Indebtedness that is assumed by any Person that is not an Affiliate of the Company).

RANKING

     The indebtedness evidenced by the Notes will be unsecured senior indebtedness of the Company, will rank pari passu in right of payment with all existing and future senior indebtedness of the Company and will rank senior in right of payment to all existing and future Subordinated Obligations of the Company. The Notes will also be effectively subordinated to all existing and future Secured Indebtedness of the Company to the extent of the value of the assets securing such Secured Indebtedness and structurally subordinated to all existing and future Indebtedness of any Subsidiary of the Company that is not a Subsidiary Guarantor.


     As of June 30, 1998, the Issuers would have had no Secured Indebtedness and $80 million of senior indebtedness (representing the outstanding Old Notes). As of June 30, 1998, the Subsidiary Guarantors would have had $1.5 million of senior indebtedness outstanding (other than the Subsidiary Guarantees), all of which is Secured Indebtedness. Although the Indenture contains limitations on the amount of additional Indebtedness which the Company may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be senior indebtedness, Secured Indebtedness or Indebtedness of Subsidiaries which are no Subsidiary Guarantors. See "-- Certain Covenants -- Limitation on Indebtedness and Preferred Stock."

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control") with respect to the Company or Parent, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date):

          (i) (A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
     Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Parent and (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange
     Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Parent than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Parent;

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Parent, as the case may be, was approved by a vote of a majority of the directors of the Company or Parent, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

          (iii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of Parent, or the Company and its Restricted Subsidiaries taken as a whole, to any "person" or group of "persons" for purposes of Section 13(d) of the Exchange Act (other than to the Company or to any Wholly Owned Subsidiary or to one or more Permitted Holders);

          (iv) the merger or consolidation of the Company or Parent with or into another Person or the merger of another person with or into the Company or Parent and the securities of the Company or Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company or Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; or

          (v) the adoption of a plan of liquidation of the Company.

     Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase any or all of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control; (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased by the Company. Notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to repurchase the Notes upon a Change of Control if the Company has irrevocably elected to redeem all of the Notes under the provisions described under "Optional Redemption" above; provided that the Company does not default in its redemption obligations pursuant to such election.

     The phrase "all or substantially all," as used with respect to a sale of assets in the definition in the Indenture of "Change of Control," varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (the law governing the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of a Person and therefore it may be unclear whether a Change of Control has occurred.


     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant, including Rules 13e-4 and 14e-1, promulgated by the Commission under the Exchange Act. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.



     The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company or the Parent could decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit rating. The Holders of a majority of the outstanding Notes may waive the covenant relating to the Issuers' obligation to repurchase the Notes upon a Change of Control.


     The New Credit Facility generally will prohibit the Company from repurchasing any Notes and will also provide that change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to senior indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. Moreover, the exercise by the Holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the Holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

          Limitation on Indebtedness and Preferred Stock. (a)(i) The Company will not Incur, and will not permit any Restricted Subsidiary to Incur, any Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock and (ii) the Company will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of Preferred Stock; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue Disqualified Stock if on the date of such Incurrence (and after giving effect to the application of proceeds therefrom) the Consolidated Coverage Ratio would be greater than 2.0:1.

          (b) Notwithstanding the foregoing paragraph(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness and issue the following Disqualified Stock:

             (i) Indebtedness (including, without limitation, letters of credit and Guarantees) of the Company or any Subsidiary Guarantor Incurred under the New Credit Facility in an aggregate principal amount outstanding at any time not to exceed $40 million, less the aggregate amount of all proceeds from all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness pursuant to the covenant "Limitation on Sale of Assets and Subsidiary Stock";

             (ii) Indebtedness of the Company owing to and held by any Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Subsidiary Guarantor; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of any such Indebtedness (except to the Company or a Subsidiary Guarantor or a pledge or other transfer thereof intended to create a security interest therein) will be deemed to constitute the Incurrence of such Indebtedness by the issuer thereof at the time of such transfer or such event;

             (iii) Indebtedness represented by the Notes (including the Subsidiary Guarantees) and any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the Issue Date;

             (iv) Indebtedness of any Restricted Subsidiary that is Indebtedness of another Person assumed by such Restricted Subsidiary in connection with its acquisition of assets from such Person and any Refinancing Indebtedness with respect thereto; provided, however, that at the time of such acquisition of assets the Company shall have been able to Incur at least an additional $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

             (v) Indebtedness of a Restricted Subsidiary issued and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company and any Refinancing Indebtedness with respect thereto; provided, however, that on the date of any such acquisition, the Company shall have been able to Incur at least $1.00 of Indebtedness under paragraph (a) above after giving effect to such acquisition;

             (vi) Indebtedness (A) in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) provided by the Company or any Subsidiary Guarantor in the ordinary course of its business and which do not secure other Indebtedness and (B) under Currency Agreements and Interest Rate Agreements Incurred which, at the time of Incurrence, is in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates or currency exchange rates, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby;

             (vii) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be Incurred pursuant to this covenant and Indebtedness represented by Guarantees by a Subsidiary Guarantor of Indebtedness of the Company or of another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this covenant;

             (viii) Indebtedness Incurred by the Company or any Subsidiary Guarantor and arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in each case Incurred in connection with the purchase or sale of a business or assets otherwise permitted by the Indenture;

             (ix) the Incurrence by the Company or any Subsidiary Guarantor of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor, in an aggregate principal amount not to exceed $5.0 million at any time outstanding;

             (x) the issuance by the Company or any Subsidiary Guarantor of Refinancing Indebtedness in exchange for, or the net proceeds which are used to refund, refinance or replace, Indebtedness that was permitted by paragraph (a) or by clauses (iii), (iv) and (v) of this paragraph (b) to be Incurred; and

             (xi) other Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries then outstanding (other than Indebtedness permitted by clauses (i) through (x) of this paragraph (b) or by paragraph (a)) does not exceed $5.0 million.

          (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such new Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations being Refinanced. No Subsidiary Guarantor shall Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation of such Subsidiary Guarantor.

          (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt; provided, however, if any such Indebtedness ceases to be Non-Recourse Debt, such event shall be deemed to constitute an Incurrence of Indebtedness by the Company or a Restricted Subsidiary.

          (e) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company will classify (and may reclassify from time to time) such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Liens. The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever on any property or assets (including Capital Stock of a Restricted Subsidiary, but excluding Capital Stock of an Unrestricted Subsidiary) now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with (or prior to) such Indebtedness for so long as such Indebtedness is secured by a Lien.

     Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (y) dividends or distributions payable to the Company or another Restricted Subsidiary (and, if such Restricted Subsidiary making such dividend or distribution is not wholly-owned, to its other shareholders on a pro rata basis), (ii) purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted

Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than regular scheduled payments of interest and the purchase, repurchase or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement, payment or Investment which is prohibited by the foregoing provisions of this paragraph (a) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

     (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom);

     (2) the Company and its Restricted Subsidiaries could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness and Preferred Stock;" or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company) declared or made subsequent to the Issue Date, would exceed the sum of:

          (A) 50% of the Consolidated Net Income with respect to the period (treated as one accounting period) from the beginning of the fiscal quarter in which the Issue Date occurs, to the end of the most recent fiscal quarter for which internal financial statements are available ending at least 30 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

          (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary) and, without duplication, the aggregate amount of any other capital contributions received by the Company in cash subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs;

          (C) the amount by which Indebtedness of the Company or a Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company upon such conversion or exchange); and

          (D) the amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or
     (iii) the sale or liquidation of any Unrestricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was previously included in the calculation of the amount of Restricted Payments.

     (b) The provisions of the foregoing paragraph (a) will not prohibit:

          (i) any purchase, redemption, defeasance or other acquisition of Capital Stock of the Company or the Parent or Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary); provided, however, that (A) such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of

     Restricted Payments pursuant to clause (3) of paragraph (a) above and (B) the Net Cash Proceeds from such sale will be excluded from clause (3)(B) of paragraph (a) above;

          (ii) any purchase, redemption, defeasance or other acquisition of Subordinated Obligations made by exchange for, or out of the net proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company; provided, however, that (A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Obligations being so redeemed, repurchased, defeased, acquired or retired and related fees and expenses) (except to the extent such excess is a result of a simultaneous incurrence of additional Indebtedness permitted to be incurred under the Indenture), (B) such new Indebtedness is subordinated to the Notes on terms substantially the same as those contained in the instrument or agreement governing or evidencing such Subordinated Obligations so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value, (C) such new Indebtedness has a final scheduled maturity date no earlier than the final scheduled maturity date of such Subordinated Obligations (or, if earlier, the Notes) purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value and (D) such new Indebtedness has an Average Life equal to or greater than the Average Life of such Subordinated Obligations purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value; provided further, however, that such purchase, redemption, defeasance or other acquisition will be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the amount of such dividend was included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above at the time of declaration;

          (iv) Investments in securities not constituting cash or Temporary Cash Investments received in connection with an Asset Disposition made pursuant to the provisions of the covenant described under "-- Certain
     Covenants -- Limitation on Sales of Assets and Subsidiary Stock" below; provided that such amounts will be excluded in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above;


          (v) dividends to the Parent for the purpose of any repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent, or any options or warrants to acquire any Capital Stock of the Parent, held by any member of the management of the Parent, the Company or any of the Restricted Subsidiaries pursuant to employee benefit plans or employment, option, warrant or other agreements; provided that the aggregate amount of dividends to be used for all such repurchases shall not exceed $400,000 in any fiscal year prior to 2001 and $750,000 in any fiscal year thereafter; provided, however, that the Company may not make any dividends in respect of this clause (v) after January 1, 2001 unless the Consolidated Coverage Ratio as of the date of distribution shall equal or exceed 2.25:1 and provided, further, that the amount of such repurchases will be included in the calculation of the amount of Restricted Payments pursuant to clause (3) of paragraph (a) above. In addition, payments and transactions permitted pursuant to clauses (v) and (vi) of paragraph (b) under "-- Certain Covenants -- Limitation on Transactions with Affiliates" below shall not be deemed to be Restricted Payments; and


          (vi) during the period that the Company is disregarded or is treated as a pass through entity for U.S. federal income tax purposes and after such period to the extent relating to liability for such period, the Company may make cash distributions to the Parent for the benefit of the Taxpayers, in respect of each Estimation Period, in an aggregate amount not to exceed the Permitted Quarterly Tax Distribution; provided, that the amount of distributions made pursuant to this clause (vi) will be excluded in the calculation of the amount of Restricted Payments pursuant to clause
     (3) of paragraph (a) above.

          Within 10 days following the Parent's filing of its required federal income tax return for the immediately preceding taxable year, the Tax Amounts CPA shall file with the Trustee a written statement indicating in reasonable detail the calculation of the True-up Amount. In the case of a True-up Amount due to the Taxpayers, the Permitted Quarterly Tax Distribution payable in respect of such Estimation Period shall be increased by such True-up Amount. In the case of a True-up Amount due to the Company, the Permitted Quarterly Tax Distribution payable in respect of the immediately following Estimation Period shall be reduced by such True-up Amount and the excess, if any, of the True-up Amount over such Permitted Quarterly Tax Distribution shall be applied to reduce the immediately following Permitted Quarterly Tax Distributions until such True-up Amount is entirely offset.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date or pursuant to the New Credit Facility;

     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary and outstanding on such date (other than Indebtedness Incurred in connection with, or in contemplation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary);

     (3) any encumbrance or restriction contained in agreements or instruments with respect to purchase money obligations for property acquired or capitalized leases or mortgages entered into in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

     (4) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1), (2) or (3) of this covenant or contained in any amendment to an agreement referred to in clause (1), (2) or (3) of this covenant; provided, however, that the encumbrances and restrictions contained in any such refinancing agreement or amendment are not, taken as a whole, materially less favorable to the Noteholders than the encumbrances and restrictions contained in any such agreement as determined in good faith by the Company;

     (5) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture or (C) contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (7) any encumbrance or restriction arising under or by reason of applicable law;

     (8) any encumbrance or restriction contained in the Indenture; and

     (9) customary net worth provisions contained in leases and other agreements entered into by a Restricted Subsidiary in the ordinary course of business.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company (including as to the value of all non cash consideration), of the shares and assets subject to such Asset Disposition;

          (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; and

          (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash,

             (A) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of the New Credit Facility or any Senior Indebtedness), to prepay, repay or purchase Indebtedness under the New Credit Facility or other Senior Indebtedness or Indebtedness (other than Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company);

             (B) second, to the extent of any remaining balance of Net Available Cash after any election in accordance with clause (A) (or in any combination with clause (A)), to the extent the Company or such Restricted Subsidiary, as the case may be, elects, to the investment by the Company or any Wholly Owned Subsidiary in Additional Assets;

             (C) third, to the extent of any remaining balance of such Net Available Cash after any election in accordance with clauses (A) and
        (B), to make an Offer (as defined below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (b) of this covenant within 45 days from the 365th day after the later of the date of such Asset Disposition and the receipt of such Net Available Cash; and

             (D) fourth, to the extent of any remaining balance of such Net Available Cash after election or application in accordance with clauses
        (A), (B) and (C), to general corporate purposes;

provided, however, that in connection with any prepayment, repayment, purchase or other acquisition of Indebtedness pursuant to clause (A) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause any related loan commitment or availability (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions exceeds $3.0 million.

     For the purposes of this covenant, the following are deemed to be cash: (w) Cash Equivalents, (x) the assumption by the transferee of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee of such Indebtedness in connection with such Asset Disposition, and (z) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments.

     (b) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(iii)(C) of this covenant, the Company will be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued interest, if any, to the date of purchase (but without premium) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of Notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(D) above.

     (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

     Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, or rendering of any service) with any Affiliate of the Company or a Restricted Subsidiary (an "Affiliate Transaction") unless the terms of such transaction shall have been approved by a majority of the members of the Board of Directors of the Company and such majority determines that the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; provided, however, that if the Affiliate Transaction involves an amount in excess of $2.5 million, then the Company shall obtain a written opinion (a "Fairness Opinion") from a nationally recognized independent investment banking, accounting or appraisal firm that such Affiliate Transaction is (x) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arms-length dealings with a Person who is not an Affiliate or (y) fair to the Company or such Restricted Subsidiary from a financial point of view.

     (b) The foregoing shall not apply to or prohibit (i) any Restricted Payment permitted to be made pursuant to "Limitation on Restricted Payments," (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (iii) any fees, indemnities, loans or advances to employees in the ordinary course of business, (iv) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (v) any amounts payable on the Issue Date pursuant to agreements in effect on such date, and
(vi) so long as no Event of Default shall have occurred and be continuing, payments in respect of the Management Fee in an amount not to exceed $500,000 (the "Base Fee") in any fiscal year, plus an annual additional payment (the "Additional Fee") in respect of any fiscal year, which Additional Fee shall be payable on the later of March 31 of the following year or the date of the completion of the Company's audited financial statements for such year, and which Additional Fee shall not exceed $300,000 with respect to fiscal 1998 or fiscal 1999, provided, however, that at the time of payment of the Additional Fee the Consolidated Coverage Ratio of the Company shall be equal to or greater than (i) 2.0:1 for fiscal years ended on or prior to December 31, 1999 and (ii) 2.25:1 for fiscal years ended after December 31, 1999 after giving effect to such payment, provided, further, that the Base Fee, the Additional Fee, or any portion thereof, may be deferred until such time as payment is permitted pursuant to the preceding clause; plus, in any case, reasonable out of pocket expenses incurred in connection with services performed under the Management Agreement. For each fiscal year, beginning in fiscal year 2000, the Additional Fee may be increased by up to 15% of the aggregate amount of the Base Fee and the then current amount of the Additional Fee; provided, however, that the percentage increase to the aggregate amount of the Management Fees payable under the Management Agreement in any fiscal year compared to the prior fiscal year shall not exceed the percentage increase in Consolidated Cash Flow for such fiscal year as compared to the prior fiscal year (consistent with the pro forma adjustments allowed to "Consolidated Cash Flow" provided in the definition of "Consolidated Coverage Ratio"). Notwithstanding the foregoing, the aggregate amount of all increases to the Additional Fee shall not exceed $400,000.

     Limitation on Sales of Subsidiary Capital Stock. The Company (i) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary) and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than to management of such Restricted Subsidiary and, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary, unless (a) after any such transfer, conveyance, sale, lease, disposition or issuance, such Restricted Subsidiary continues to be a Restricted Subsidiary and
(b) the net cash proceeds from such transfer, conveyance, sale, lease, disposition or issuance are applied in accordance with the covenant described above under "Limitation on Sales of Assets and Subsidiary Stock"; provided, however, that this provision shall not prohibit (x) the transfer, conveyance, sale, lease or other disposition of all of the Capital Stock of any Restricted Subsidiary or the retention of Preferred Stock which is not Disqualified Stock in connection with any such transfer, conveyance, sale, lease or other disposition, (y) the transfer, conveyance, sale, lease or other disposition of Preferred Stock of a Subsidiary in compliance with the terms of the covenant described under "Limitation on Sale of Assets and Subsidiary Stock," and (z) the issuance of any Preferred Stock of a Restricted Subsidiary if such issuance or sale would be in compliance with the terms of the covenant described under "Limitation on Indebtedness and Preferred Stock."

     Limitation on Lines of Business. The Company and its Restricted Subsidiaries will not engage in any business other than a Permitted Business.

     Limitation on Business Activities of Finance Corp. In addition, to the restrictions set forth above, Finance Corp. may not hold any material assets or engage in any significant business activities; provided that Finance Corp. may be a co-obligor with respect to Indebtedness permitted to be Incurred pursuant to the covenant described under " -- Limitation on Indebtedness and Preferred Stock" if the Company is a primary co-obligor or guarantor of such Indebtedness and the net proceeds of such Indebtedness are lent to the Company or any of its Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Company or any Restricted Subsidiary or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitation of this paragraph.

     SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Company will furnish to the Trustee and the holders of Notes (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file any such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file with the SEC a copy of all such information and make such information available to securities analysts and prospective investors upon request. Furthermore, for so long as any of the Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

     Future Guarantors.  The Company shall cause each new Subsidiary (other than
(i) a new Subsidiary designated as an Unrestricted Subsidiary and (ii) Foreign Subsidiaries) to become a Subsidiary Guarantor under the Indenture and thereby Guarantee the Notes on the terms and conditions set forth in the Indenture.

MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its consolidated assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture; (ii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of

Default will have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under "-- Limitation on Indebtedness and Preferred Stock;" (iv) immediately after giving effect to such transaction, the Successor Company will have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and
(v) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture, as set forth in the Indenture, provided, however, that clauses (ii) and (iv) shall not apply to a merger or consolidation involving only the Company and one or more of the Restricted Subsidiaries.

     Finance Corp. may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its consolidated assets to, any Person, unless: (i) the Successor Company will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and a Wholly-Owned Subsidiary of the Company; (ii) the Successor Company (if not Finance Corp.) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Finance Corp. under the Notes and the Indenture; and (iii) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company or Finance Corp., as the case may be, under the Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets will not be released from the obligation to pay the principal of and interest on the Notes.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default by the Issuers or any Subsidiary Guarantor in any payment of interest on any Note when due, and such default continues for a period of 30 days, (ii) a default by the Issuers or any Subsidiary Guarantor in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, (iii) the failure by the Issuers or any Subsidiary Guarantor to comply with their obligations under "-- Merger and Consolidation," (iv) the failure by the Issuers or any Subsidiary Guarantor to comply for 30 days after notice with any of its obligations under the covenants described under "-- Change of Control" or "-- Certain Covenants" (in each case, other than a failure to purchase Notes), (v) the failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture or the Notes, (vi) the failure by the Company or any Significant Subsidiary of the Company to pay any interest or principal of or premium on Indebtedness within any applicable grace period provided in such Indebtedness after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million or its foreign currency equivalent (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Issuers or any Significant Subsidiary (the "bankruptcy provisions"), (viii) any final, non-appealable judgment or decree by a court of competent jurisdiction for the payment of money in excess of $5 million is rendered against the Company, Finance Corp. or any Significant Subsidiary and such judgment or decree remains outstanding for a period of 60 day following such judgment and is not discharged, waived or stayed within such period (the "judgment default provision"), (ix) except as permitted by the Indenture, a Subsidiary Guarantee ceases to be in full force and effect or a Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and
(x) Parent engaging in a line of business or activity other than the ownership of the Capital Stock of the Company.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clauses (iv) or (v) of the first paragraph above will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the outstanding Notes notify the Issuers as provided in the Indenture of the default and the Issuers do not cure such default within the time specified in clauses (iv) and (v) hereof after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Issuers and the Trustee specifying the respective Event of Default and that it is a notice of acceleration may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuers or a Significant Subsidiary occurs and is continuing, the principal of and accrued interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder shall have previously given the Trustee notice that an Event of Default is continuing,
(ii) Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have requested the Trustee to pursue the remedy, (iii) such Holders shall have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee shall not have complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and (v) the Holders of a majority in principal amount of the outstanding Notes shall not have given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

NO PERSONAL LIABILITY OF MEMBERS, DIRECTORS, OFFICERS, EMPLOYEES, PARTNERS AND STOCKHOLDERS

     No member of the Company or director, officer, employee, partner, incorporator or stockholder of the Parent or Finance Corp., or any Subsidiary Guarantor as such, shall have any liability for any obligations of the Issuers under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes) and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things, (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption," (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes, (vii) make any change in the foregoing amendment provisions which require each Holder's consent or in the waiver provisions or
(viii) make any change in any Subsidiary Guaranty that could adversely affect such holder.

     Without the consent of any Holder, the Issuers and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuers under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are as described in Section 163(f)(2)(B) of the Code), to add additional Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Issuers for the benefit of the Noteholders or to surrender any right or power conferred upon the Issuers, to make any change that does not adversely affect the rights of any Holder and to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

     The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER AND EXCHANGE

     A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Noteholder to pay any taxes required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the registered holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

     The Issuers at any time may terminate all their obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those with respect to the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen
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

Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuers at any time may terminate their obligations under the covenants described under "-- Certain Covenants" and "-- Change of Control," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" and the limitations contained in clauses (iii) and (iv) under "-- Merger and Consolidation" will not be applicable ("covenant defeasance").

     The Issuers may exercise their legal defeasance option notwithstanding the prior exercise of their covenant defeasance option. If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (v), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) or (x) under "-- Defaults" above or because of the failure of the Issuers to comply with clause (iii) or
(iv) under "-- Merger and Consolidation" above.

     In order to exercise either defeasance option, the Issuers must irrevocably deposit or cause to be deposited in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) to maturity or redemption, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

CONCERNING THE TRUSTEE

     United States Trust Company of New York is to be the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" of any specified Person means Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness Incurred in connection with, or in contemplation of, such other Person's becoming a Restricted Subsidiary of such specified Person.

     "Additional Assets" means, as of any date, (i) any property or assets (other than Indebtedness and Capital Stock) used in connection with the business of the Company or any of its Restricted Subsidiaries on such date or in a Permitted Business or (ii) the Capital Stock of a Person that is a Restricted Subsidiary prior to the acquisition of such Capital Stock or becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that, in the case of clause (ii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that the beneficial ownership of more than 10% of the Voting Stock of a Person shall be deemed to be control.

     "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at June 1, 2003 plus (2) all required interest and principal payments (excluding accrued but unpaid interest) due on such Note through June 1, 2003, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a Sale/Leaseback Transaction (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Restricted Subsidiaries, in each case resulting in Net Available Cash of $300,000 or more (including any disposition by means of a merger, consolidation or similar transaction, except that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger and Consolidation" and not by the provisions of the covenant "Limitation on Sales of Assets and Subsidiary Stock") other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of the "Limitation on Sales of Assets and Subsidiary Stock" covenant only, a disposition that constitutes a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant and (v) dispositions of obsolete or worn-out equipment.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bank Indebtedness" means any and all Obligations, whether outstanding on the Issue Date or thereafter Incurred, payable by the Company or its Subsidiaries under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including, without limitation, principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts payable thereunder or in respect thereof.

     "Board of Directors" means the Board of Directors or equivalent governing body of a Person (or the general partner of such Person, as the case may be) or any committee thereof duly authorized to act on behalf of such Board of Directors or equivalent governing body.

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

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capitalized Lease Obligation" of a Person means an obligation of such Person that is required to be classified and accounted for on the balance sheet of such Person as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment or penalty.

     "Capital Stock" of any Person means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, in each case, including Preferred Stock.

     "Cash Equivalents" means any of the following: (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any lender under the New Credit Facility or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (c) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and (d) investments in money market funds complying with the risk limiting conditions under Rule 2a-7 or any successor rule of the SEC under the Investment Company Act.

     "Code" means the Internal Revenue Code of 1986, as amended,

     "Consolidated Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (without duplication) to the extent deducted in calculating such Consolidated Net Income: (i) provision for income taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense (including amortization of goodwill and other intangibles), (v) non-cash management compensation expense, (vi) Management Fees; (vii) any increase in cost of sales resulting from the write-up of inventory in accordance with Accounting Principles Board Opinion No. 16 (or a successor provision) and (viii) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it requires an accrual of or reserve for cash disbursements for any future period), in each case for such period, (ix) any extraordinary, non-recurring or unusual loss plus any net loss realized in connection with an asset disposition and (x) all premiums or prepayments of Indebtedness and minus (xi) all non-cash items increasing Consolidated Net Income.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters for which internal financial information is available ending at least 30 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that, without duplication, (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than in the case of Indebtedness arising under revolving credit borrowings, in which case Consolidated Interest Expense shall be computed based upon the average daily balance of such Indebtedness during the period) since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro form effect thereto (including the Incurrence or retirement of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and Consolidated Cash Flow for such period shall be calculated without giving effect to clause (ii) set forth in the definition of Consolidated Net Income and (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and is consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense, without duplication (i) interest expense attributable to capital leases, (ii) amortization of debt discount and debt issuance cost (excluding the amortization of deferred financing fees),
(iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) (A) Disqualified Stock dividends and (B) Preferred Stock dividends of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case other than dividends paid in Capital Stock (except Disqualified Stock) and only in respect of such Disqualified Stock or Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; provided, however, that there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A), subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income,

          (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is prohibited, directly or indirectly, from paying dividends or distributions, directly or indirectly, to the Company or any other Restricted Subsidiary (at the time of determination of Consolidated Net Income), except that (A) subject to the exclusion contained in clause
     (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

          (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person,

          (v) any extraordinary gain or loss,

          (vi) the cumulative effect of a change in accounting principles,

          (vii) foreign currency exchange gains and losses,

          (viii) any income (loss) from discontinued operations, and

          (ix) the tax effect of any of the items described in clauses (i) thru
     (viii) above; provided further, however, that for purposes of any determination pursuant to the covenant described under "Certain
     Covenants -- Limitation on Restricted Payments" there will be deducted from the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period an amount equal to the Permitted Quarterly Tax Distributions for such period, whether or not distributed.

     Notwithstanding the foregoing, for the purpose of the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

     "Consolidated Net Worth" means with respect to the Company and its Restricted Subsidiaries at any date, determined on a consolidated basis in accordance with GAAP, the consolidated stockholders' equity, partners' capital or members' capital of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity, partners' capital or members' capital attributable to Disqualified Stock.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(ii) is convertible or exchangeable automatically or at the option of the holder thereof, for Indebtedness or other Disqualified Stock or (iii) is redeemable by such Person at the option of the holder thereof in whole or in part, in each case on or prior to the 365th day following the Stated Maturity of the Notes.

     "Dyson Family Member" means any of (i) John S. Dyson's spouse; (ii) his issue; (iii) the respective executors, administrators, committees, conservators, guardians or custodians or donees of powers during the minority of or with respect to any of the Persons referred to in clauses (i) and (ii) of this definition; or (iv) the trustee or trustees of any inter vivos or testamentary trust created for the benefit of John S. Dyson or any of the persons in clauses
(i) and (ii) of this definition.

     "Equity Offering" means a public or private offering of common stock (other than public offerings with respect to the Company's or Parent's common stock registered on Form S-8) of the Company or Parent for aggregate gross proceeds to the Company or Parent of at least $15.0 million.

     "Estimation Period" means the period for which a Taxpayer is required to estimate for Federal income tax purposes his allocation of taxable income from the Company during a calendar year in connection with determining his estimated federal income tax liability for such period.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Subsidiary" means any Subsidiary which is incorporated or otherwise organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

     "Guarantee" means a guarantee, direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" or "Securityholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Disqualified Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such

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

Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication),

          (i) the principal of and, if any is due and payable at such time, premium in respect of indebtedness of such Person for borrowed money,

          (ii) the principal of and, if any is due and payable at such time, premium in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

          (iii) all obligations of such Person in respect of unreimbursed drawings under letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than letters of credit securing obligations entered into in the ordinary course of business to the extent any drawings thereunder are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services,

          (v) all Capitalized Lease Obligations of such Person,

          (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary that is not a Subsidiary Guarantor, the aggregate liquidation preference of any Preferred Stock (but excluding, in each case, any accrued dividends),

          (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Person,

          (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person,

          (ix) to the extent not otherwise included in this definition, Hedging Obligations, and,

          (x) Acquired Indebtedness.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above (or the accreted value thereof, in the case of Indebtedness that does not require current payments of interest) and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Indebtedness shall not include interest or commitment or other fees.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person and advances to employees of such Person and its Restricted Subsidiaries made in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for consideration of Capital Stock, Indebtedness or other similar instruments issued by such Person; provided that if the sole consideration for any such investment is Capital Stock of such Person or its Subsidiaries that is not Disqualified Stock, then such investment shall not be deemed an Investment for purposes of the Indenture. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with such Person's normal trade practices. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to
(x) the Company's "Investment" in such Subsidiary at the time of such original designation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors. For the purposes of calculating the amount of other "Investments," including Permitted Investments, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Management Agreement" means the Management Agreement, dated May 28, 1998, between the Company, certain of its Subsidiaries and Millbrook Capital Management, Inc., as it may be amended, modified, supplemented or restated from time to time. See "Certain Transactions."

     "Management Fee" means those certain fees (excluding reimbursements of out-of-pocket expenses) payable under the Management Agreement.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a Note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom, in each case net of (i) all legal, accounting, investment banking, financial advisory, brokerage, consultant, title and recording tax expenses, commissions and other fees and expenses incurred, and provision for all Federal, state, provincial, foreign and local taxes payable (and all tax liability of the Taxpayers determined without regard to any other tax items of the Company or the Taxpayer and assuming the Taxpayer is subject to taxation at the highest applicable marginal rates), in each such case as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition, including, without limitation, in respect of sales price adjustments, pension and other post-employment benefit liabilities and liabilities related to indemnification obligations associated with the assets sold or disposed of in such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable (and all tax liability of the Taxpayers determined without regard to any other tax items of the Company or the Taxpayer determined and assuming the Taxpayer is subject to taxation at the highest applicable marginal rates) as a result thereof.


     "New Credit Facility" means that certain credit facility entered into in July 1998 among the Company (as borrower), the Subsidiary Guarantors, and the lenders from time to time party thereto, including all collateral documents, instruments and agreements executed in connection therewith, and the term New Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any new or subsequent loan or credit facilities or agreements that replace, refund or refinance any part of the loans, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof, and regardless of the lenders party thereto.


     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

     "Obligations" means any principal, interest, penalties, fees, indemnities, damages and other liabilities payable under the instruments governing, or under agreements entered into in connection with, any Indebtedness.

     "Permitted Business" means the business of the Company and the Restricted Subsidiaries on the date of the Indenture and any business related, ancillary or complementary thereto, or which is an extension thereof, or which involves the light manufacturing of component products being sold to OEM markets. The determination of whether a business is a Permitted Business shall be made by the Company in good faith.

     "Permitted Holders" means (i) John S. Dyson, (ii) any Dyson Family Member,
(iii) any trustee of any voting or "blind" trust established with respect to investments of or assets held by John S. Dyson or any Dyson Family Member as a consequence of or during the period of service by John S. Dyson as an appointed or elected public official, of which Clay B. Lifflander (or, following his death or disability, another member of the management of the Parent or the Company), either individually or together with one or more additional trustees, are trustees and (iv) Clay B. Lifflander.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company or in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Permitted Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) Guarantees permitted to be made pursuant to the covenant "Limitation on Indebtedness and Preferred Stock"; (ix) Investments in securities of trade creditors received in settlement of obligations or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditors of customers, (x) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of business; provided that such agreements are entered into for bona fide hedging purposes, are not for speculation or trading purposes and are designed to protect against fluctuations in interest rates, currency exchange rates or commodity prices, as the case may be, and, in the case of Interest Rate Agreements, any such Interest Rate Agreement has a notional amount corresponding to the Indebtedness being hedged thereby, (xi) Investments made by the Company or a Restricted Subsidiary in connection with an Asset Disposition made in compliance with the covenant "Limitation on Sales of Assets and Subsidiary Stock," (xii) any acquisition of assets of a Permitted Business solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of the Company; and (xiii) any Investment existing on the date of the Indenture.

     "Permitted Liens" means (i) Liens securing Indebtedness under the New Credit Facility; (ii) Liens securing Indebtedness Incurred for the purpose of financing all or a part of the purchase price of Additional Assets; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens on property of a Person existing at the time such Person becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the time such Person becomes a Subsidiary or the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure Indebtedness permitted by clauses (vi) and
(viii) of the second paragraph of the covenant entitled "-- Limitation on Indebtedness and Preferred Stock;" (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (ix) of the second paragraph of the covenant entitled "-- Limitation on Indebtedness and Preferred Stock" covering only the assets acquired with such Indebtedness; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) statutory Liens or landlords', carriers', warehousemens', mechanics', suppliers' or similar Liens Incurred in the ordinary course of business of the Company or any Subsidiary of the Company; (xi) easements, minor title defects, irregularities in title or other charges or encumbrances on property not interfering in any material respect with the use of such property by the Company or a Subsidiary of the Company; (xii) Liens Incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (xiii) liens securing industrial revenue bonds or other tax-favored financing; (xiv) deposit arrangements entered into in connection with acquisitions or in the ordinary course of business; and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

     "Permitted Quarterly Tax Distributions" means quarterly distributions of Tax Amounts determined on the basis of the annualized estimated taxable income of the Company and its consolidated subsidiaries for the related Estimation Period, but not less than the minimum amount, based upon the prior tax year's tax liability (taking into account only tax items attributable to the Company) required to avoid any underpayment penalties or interest, provided, however, that (A) prior to any distributions of Tax Amounts the Company shall deliver an officers' certificate certifying that the Tax Amounts to be distributed were determined pursuant to the terms of the Indenture and stating to the effect that the Company is disregarded or is treated as a pass-through entity for Federal income tax purposes and whether or not the Parent is a pass-through entity for the relevant period and (B) at the time of such distributions, the most recent audited financial statements of the Company reflect that the Company was disregarded or treated as a pass-through entity for Federal income tax purposes for the period covered by such financial statements.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

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

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances other Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced (or, if earlier, the Notes), (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, and (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus the amount of reasonable fees and expenses and prepayment premiums Incurred in connection with such refinancing; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary (unless such Unrestricted Subsidiary is concurrently redesignated a Restricted Subsidiary).

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than to the Company or a Restricted Subsidiary) and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

     "Senior Indebtedness" means all Indebtedness of the Company including interest thereon, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by the Company,
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Subordinated Obligations, (5) any obligations with respect to any Capital Stock, (6) Indebtedness which, when Incurred and without respect to any election under
Section 1111(b) of Title 11, United States code, is without recourse to the Company, or (7) any Indebtedness Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantee" means the Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes.

     "Subsidiary Guarantor" means each Subsidiary of the Company existing on the Issue Date and each new Subsidiary (other than Foreign Subsidiaries and Unrestricted Subsidiaries) that guarantees the Company's obligations with respect to the Notes.

     "Tax Amounts" with respect to any taxable period shall not exceed an amount equal to (A) the product of (x) the taxable income of the Company and its consolidated Subsidiaries for such period as determined by the Tax Amounts CPA and (y) the Tax Percentage reduced by (B) to the extent not previously taken into account, any income tax benefit attributable to the tax items of the Company and its consolidated Subsidiaries which could legally be realized (without regard to the actual realization) by the Taxpayers with respect to tax items of the Company and its consolidated subsidiaries in the current or any prior taxable year, or portion thereof, commencing on or after the Issue Date (including any tax losses or tax credits up to the aggregate amount of income tax benefits previously legally realizable by the Taxpayers), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation.

     "Tax Amounts CPA" means a nationally recognized certified public accounting firm.

     "Taxpayer(s)" means, (i) for any period when Parent is a pass through entity for federal income tax purposes, the stockholders of Parent and (ii) for any period when the Parent is not a pass through entity for federal income tax purposes, the Parent.

     "Tax Percentage" means, for a particular taxable year, the highest effective marginal combined rate of Federal, state and local income tax, imposed on any Taxpayer, as certified by the Tax Amounts CPA in a certificate filed with the Trustee. The rate of "state income tax" to be taken into account for purposes of determining the Tax Percentage for a particular taxable year shall be deemed to be the highest state marginal tax rate applicable to any Taxpayer.

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit, eurodollar time deposits, bankers' acceptances and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard & Poor's Ratings Group, (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc. and (vi) investment funds registered under the Investment Company Act of 1940, as amended, investing at least 95% of their assets in securities of any of the types described in clauses (i) through (v) above.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
sec.sec.77aaa-77bbbb) as in effect on the date of the Indenture.

     "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H:15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to the Stated Maturity; provided, however, that if the period from the Redemption Date to the Stated Maturity is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to the Stated Maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "True-up Amount" means, in respect of a particular taxable year, an amount determined by the Tax Amounts CPA equal to the difference between (i) the aggregate Permitted Quarterly Tax Distributions actually distributed in respect of such taxable year and (ii) the actual Tax Amounts for such year. For purposes of this Agreement, the amount equal to the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) above shall be referred to as the "True-up Amount due to the Company" and the excess, if any, of the amount described in clause (ii) over the amount described in clause (i) above shall be referred to as the "True-up Amount due to the Taxpayers."

     "True-up Determination Date" means the date on which the Tax Amounts CPA delivers a statement to the Trustee indicating the True-up Amount.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under "Limitation on Restricted Payments." The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under clause (a) of "Limitation on Indebtedness and Preferred Stock" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions. Notwithstanding the foregoing, Finance Corp. may not be designated an Unrestricted Subsidiary.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

BOOK-ENTRY; DELIVERY AND FORM

     Except as set forth below, the New Notes will initially be issued in the form of one or more registered notes in global form without coupons (each a "Global Note"). Each Global Security will be deposited with the Trustee as custodian (the "Custodian") for DTC, and registered in the name of the DTC or a nominee thereof. The Global Notes will be subject to certain restrictions on transfer set forth in the Indenture.

     DTC has advised the Company that it is (i) a limited purpose trust company organized under the laws of the State of New York, (ii) a member of the Federal Reserve System, (iii) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and (iv) a "Clearing Agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the Initial Purchaser), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     The Company expects that pursuant to procedures established by DTC (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with an interest in the Global Note and
(ii) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interest of Participants), the Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer interests in the New Notes represented by a Global Note to such persons in such states may be limited.

     Transfers between Participants will be effected in the ordinary way through DTC's same-day funds systems in accordance with DTC rules and will be settled in same-day funds. If a holder requires Certificated Securities for any reason, including to sell Notes to persons in jurisdictions which require physical delivery of Notes or to pledge such securities, such holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture. Consequently, the ability to transfer Notes or to pledge the Notes as collateral will be limited to such extent.

     So long as DTC or its nominee is the registered owner of the Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of the Notes represented by the Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Securities, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to giving of any directions, instruction or approval to the Trustee thereunder. As a result, the ability of a person having a beneficial interest in Notes represented by a Global Note to pledge such interest to persons or entities that do not participate in DTC's system or to otherwise take action with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

     Each owner of a beneficial interest in a Global Note must rely on the procedures of DTC and, if such owner is not a Participant or an Indirect Participant, on the procedures of the Participant through which such owner owns its interest, to exercise any rights of a Holder under the Indenture or such Global Note. The Company understands that under existing industry practice, in the event the Company requests any action of holders or an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the Holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participant would authorize persons owning through such Participants to take such action or would otherwise act upon the instruction of such person. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments with respect to the principal of, premium, if any, and interest on any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered Holder of the Global Note representing such Notes under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payment and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes (including principal, premium, if any, and interest), or to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Global Note as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Participants or the Indirect Participants.

     Neither the Issuers nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

CERTIFICATED SECURITIES

     If (i) the Company notifies the Trustee in writing that DTC is no longer willing or able to act as a depository and the Company is unable to locate a qualified successor within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the Indenture or (iii) upon the occurrence of certain other events, then, upon surrender by DTC of its Global Notes, Certificated Securities will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Note. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of such person or persons (or the nominee of any thereof), and cause the same to be delivered thereto.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


     The following presents the material United States Federal income tax consequences of the acquisition, ownership and disposition of the Notes. This summary applies only to a beneficial owner of a Note who acquires the Note at the initial offering and for the original offering price thereof.


     This summary is based on provisions of the "Code" existing and proposed Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

     This summary does not address the tax consequences to subsequent purchasers of the Notes and is limited to Notes that are held as capital assets. This summary is for general information only and does not address all of the tax consequences that may be relevant to particular acquirors in light of their personal circumstances, or to certain types of acquirors (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities, persons who have hedged the interest rate on the Notes or persons whose functional currency is not the U.S. dollar). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular acquiror.

     As used herein, the term "U.S. Holder" means a holder that is, for U.S. Federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state of the United States, (c) an estate whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) at least one U.S. person has authority to control all substantial decisions of the trust.

     PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

TAXATION OF U.S. HOLDERS

     Payment of Interest on the Notes. In general, interest paid on a Note will be taxable to a U.S. Holder as ordinary interest income, as received or accrued, in accordance with such holder's method of accounting for U.S. Federal income tax purposes. If original issue discount on a Note is not greater than a de minimis amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero, and a holder will not be required to accrue a portion of such discount as income in each taxable year.

     Sale, Exchange or Retirement of Notes. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the Note.

     Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the holder's holding period for the Note is more than one year. Under recently enacted legislation, a reduced tax rate on capital gain will apply to a U.S. Holder that is an individual, estate or trust if such holder's holding period for the Note is more than eighteen months at the time of disposition.

     The exchange of an Old Note by a holder for a New Note should not constitute a taxable exchange of the Note. As a result, the New Notes should have the same issue price (and adjusted issue price immediately after the exchange) as the Old Notes, and each holder should have the same adjusted tax basis and holding period in the New Notes as it had in the Notes immediately before the exchange.

     Backup Withholding and Information Reporting. In general, a U.S. Holder will be subject to backup withholding at the rate of 31% with respect to interest, principal and premium, if any, paid on a Note, and the proceeds of a sale of a Note, unless the holder (a) is an entity that is exempt from withholding (including corporations, tax-exempt organizations and certain qualified nominees) and, when required, demonstrates this fact, or (b) provides the payor with its taxpayer identification number ("TIN") (which for an individual would be the holder's social security number), certifies that the TIN provided to the payor is correct and that the holder has not been notified by the Internal Revenue Service (the "IRS") that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of principal, premium and interest to, and the proceeds of a sale of a Note by, U.S. Holders that are not exempt entities will generally be subject to information reporting requirements. A U.S. Holder who does not provide the payor with his correct TIN may be subject to penalties imposed by the IRS.

     The Company will report to U.S. Holders and the IRS the amount of any "reportable payments" (including any interest paid) and any amounts withheld with respect to the Notes during the calendar year.

     The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such holder's U.S. Federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

TAXATION OF NON-U.S. HOLDERS

     Payment of Interest on the Notes. In general, payments of interest received by any holder of a Note that is not a U.S. Holder (a "Non-U.S. Holder") will not be subject to a U.S. Federal income tax (or any withholding thereof, except as described below under "Backup Withholding and Information Reporting"), provided that (a) under an exemption for certain portfolio interest, (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Parent entitled to vote,
(ii) the Non-U.S. Holder is not a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) that is related to the Parent actually or constructively through stock ownership and (iii) either (x) the beneficial owner of the Note, under penalties of perjury, provides the Company or its agent with the beneficial owner's name and address and certifies that it is not a U.S. person on IRS Form W-8 (or a suitable substitute form) or
(y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the Note and certifies to the Company or its agent under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received by it from the beneficial owner or qualifying intermediary and furnishes the payor a copy thereof, (b) the Non-U.S. Holder is subject to U.S. Federal income tax with respect to the Note on a net basis because payments received with respect to the Note are effectively connected with the conduct of a trade or business within the United States by the holder (in which case the holder may also be subject to U.S. "branch profits tax") and provides the Company with a properly executed IRS Form 4224, or (c) the Non-U.S. Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from U.S. withholding tax and the holder or such holder's agent provides a properly executed IRS Form 1001 claiming the exemption. Payments of interest not exempt from U.S. Federal income tax as described above will be subject to withholding at the rate of 30% (subject to reduction under any applicable income tax treaty).

     Recently issued Treasury Regulations (the "New Withholding Regulations") generally will be effective with respect to payments made after December 31, 1999, regardless of the issue date of the instrument with respect to which such payments are made. The New Withholding Regulations generally will not affect the certification rules described in the preceding paragraph, but will provide alternative methods for satisfying such requirements. The New Withholding Regulations also generally will require, in the case of Notes held by a non-U.S. partnership, that (a) the certification described in the preceding paragraph be provided by the partners rather than the foreign partnership and (b) the partnership provide certain information. A lookthrough rule will apply in the case of tiered partnerships. In addition, the New Withholding Regulations may require that a Non-U.S. Holder (including a non-U.S. partnership or a partner thereof) obtain a taxpayer identification number and make certain certifications if interest in respect of a Note is not portfolio interest and the Non-U.S. Holder wishes to claim a reduced rate of withholding under an income tax treaty. Each Non-U.S. Holder should consult its own tax advisor regarding the application of the New Withholding Regulations.

     Sale, Exchange or Retirement of the Notes. A Non-U.S. Holder generally will not be subject to U.S. Federal income tax (or withholding thereof) in respect of gain realized on the sale, exchange, redemption, retirement at maturity or other disposition of Notes, unless (a) the gain is effectively connected with the conduct of a trade or business within the United States by the holder, or (b) the holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

     With respect to a Non-U.S. Holder subject to U.S. Federal income tax as described in the preceding paragraph, an exchange of a Note for an Exchange Note should not be treated as a taxable exchange of the Note.

     Backup Withholding and Information Reporting. Under current Treasury Regulations, backup withholding and information reporting do not apply to payments made by the Company or a paying agent to Non-U.S. Holders if the certification described under "Payment of Interest on the Notes" is received, provided that the payor does not have actual knowledge that the holder is a U.S. person. If any payments of principal and interest are made to the beneficial owner of a Note by or through the non-U.S. office of a non-U.S. custodian, non-U.S. nominee or other non-U.S. agent of such beneficial owner, or if the non-U.S. office of a non-U.S. "broker" (as defined in applicable Treasury Regulations) pays the proceeds of the sale of a Note or a coupon to the seller thereof, backup withholding and information reporting will not apply. Information reporting requirements (but not backup withholding) will apply, however, to a payment by a non-U.S. office of a broker that is a U.S. person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or that is a "controlled foreign corporation" (generally, a non-U.S. corporation controlled by U.S. shareholders) with respect to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. person and certain other conditions are met, or the holder otherwise establishes an exemption. Payment by a U.S. office of a broker is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies under penalties of perjury that it is a non-U.S. person, or otherwise establishes an exemption. A Non-U.S. Holder may obtain a refund or a credit against such Holder's U.S. Federal income tax liability of any amounts withheld under the backup withholding rules, provided the required information is furnished to the IRS. In addition, in certain circumstances, interest on a Note owned by a Non-U.S. Holder will be required to be reported annually on IRS Form 1042S, in which case such form will be filed with the IRS and furnished to the holder.

     The New Withholding Regulations revise (substantially in certain respects) the procedures that withholding agents and payees must follow to comply with, or to establish an exemption from, these information reporting and backup withholding provisions for payments after December 31, 1999. Each Non-U.S. Holder should consult its own tax advisor regarding the application to such holder of the New Withholding Regulations.

     Estate Tax. Subject to applicable estate tax treaty provisions, Notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a Non-U.S. Holder will not be included in such holder's gross estate for U.S. Federal estate tax purposes, provided that (a) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Parent entitled to vote and (b) the income on the Notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Issuers have agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In
addition, until                , 1998, all dealers effecting transactions in the
New Notes may be required to deliver a prospectus.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit or any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date the Issuers will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one firm of attorneys for the Holders of the Old Notes) other than commissions or concessions of any brokers-dealers and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The legality of the New Notes being offered hereby will be passed upon for the Company by Rubin Baum Levin Constant & Friedman (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

     The consolidated financial statements of Key Components, Inc. as of December 31, 1997 and 1996 and for the years then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of B.W. Elliott Manufacturing Co., Inc. as of December 31, 1995 and for the year then ended included in this Prospectus have been so included in reliance on the report of by Fulgieri & Randall, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Hudson Lock, Inc. (a wholly-owned subsidiary of Jordan Industries, Inc.) as of May 15, 1997 and December 28, 1996 and for the periods December 29, 1996 through May 15, 1997 and December 31, 1995 through December 28, 1996 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of ESP Lock Products, Inc. as of December 10, 1997 and for the period January 1, 1997 through December 10, 1997 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of ESP Lock Products, Inc. as of December 31, 1996 and 1995 and for the years then ended included in this Prospectus have been so included in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of RAD Lock, Inc. as of June 22, 1997 and December 31, 1996 and for the periods January 1, 1997 through June 22, 1997 and January 1, 1996 through December 31, 1996 included in this Prospectus have been so included in reliance on the report of Greenberg, Rosenblatt, Kull & Bitsoli, P.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       INDEX TO THE FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
KEY COMPONENTS, INC.
  Report of Independent Accountants.........................  F-2
  Consolidated Balance Sheet as of December 31, 1997 and
     1996...................................................  F-3
  Consolidated Statement of Income for the years ended
     December 31, 1997, 1996 and 1995.......................  F-4
  Consolidated Statement of Stockholders' Equity for the
     years ended
     December 31, 1997, 1996 and 1995.......................  F-5
  Statement of Cash Flows for the years ended December 31,
     1997, 1996 and 1995....................................  F-6
  Notes to Consolidated Financial Statements................  F-7
UNAUDITED KEY COMPONENTS, INC.
  Consolidated Balance Sheet as of June 30, 1998 and
     December 31, 1997......................................  F-15
  Consolidated Statement of Income for the six months ended
     June 30, 1998 and 1997.................................  F-16
  Consolidated Statement of Cash Flows for the six months
     ended June 30, 1998 and 1997...........................  F-17
  Notes to Consolidated Financial Statements................  F-18
B.W. ELLIOTT MANUFACTURING CO., INC.
  Independent Auditor's Report..............................  F-21
  Balance Sheet as of December 31, 1995.....................  F-22
  Statement of Income and Retained Earnings for the year
     ended December 31, 1995................................  F-23
  Statement of Cash Flows for the year ended December 31,
     1995...................................................  F-24
  Notes to Financial Statements.............................  F-25
HUDSON LOCK, INC. (a wholly-owned subsidiary of Jordan
  Industries, Inc.)
  Report of Independent Accountants.........................  F-32
  Balance Sheet as of May 15, 1997 and December 28, 1996....  F-33
  Statement of Income and Retained Earnings for the periods
     December 29, 1996 through May 15, 1997 and December 31,
     1995 through December 28, 1996.........................  F-34
  Statement of Cash Flows for the periods December 29, 1996
     through May 15, 1997 and December 31, 1995 through
     December 28, 1996......................................  F-35
  Notes to Financial Statements.............................  F-36
ESP LOCK PRODUCTS, INC.
  Report of Independent Accountants.........................  F-40
  Balance Sheet as of December 10, 1997.....................  F-41
  Statement of Income and Retained Earnings for the period
     January 1, 1997 through December 10, 1997..............  F-42
  Statement of Cash Flows for the period January 1, 1997
     through December 10, 1997..............................  F-43
  Notes to Financial Statements.............................  F-44
  Independent Accountants' Report...........................  F-48
  Balance Sheets as of December 31, 1996 and 1995...........  F-49
  Statements of Income and Retained Earnings for the years
     ended December 31, 1996 and 1995.......................  F-50
  Statements of Cash Flows for the years ended December 31,
     1996 and 1995..........................................  F-51
  Summary of Accounting Policies............................  F-52
  Notes to Financial Statements.............................  F-54
RAD LOCK, INC.
  Independent Auditors' Report..............................  F-58
  Balance Sheet as of June 22, 1997 and December 31, 1996...  F-59
  Statements of Income and Accumulated Deficit for the
     period ended June 22, 1997 and the year ended December
     31, 1996...............................................  F-60
  Statements of Cash Flows for the period ended June 22,
     1997 and the year ended
     December 31, 1996......................................  F-61
  Notes to Financial Statements.............................  F-62

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Key Components, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Key Components, Inc. (formerly B.W. Elliott Manufacturing Co., Inc.) (the Company) and its subsidiaries at December 31, 1997 and 1996 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above. The financial statements of the Company for the year ended December 31, 1995 were audited by other independent accountants whose report dated February 9, 1996, expressed an unqualified opinion on those statements.

     As discussed in Note 11 to the financial statements, the Company changed the composition of costs included in inventory in 1996.

PRICE WATERHOUSE LLP

Syracuse, New York
February 20, 1998

                              KEY COMPONENTS, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1996
                                                              -----------    -----------
ASSETS:
Current assets
  Cash......................................................  $ 1,440,452    $   331,338
  Accounts receivable, net of allowance for doubtful
     accounts of $80,882 and $36,337 in 1997 and 1996,
     respectively...........................................    7,762,631      1,780,500
  Inventories (Note 3)......................................    8,432,074      3,749,594
  Prepaid expenses and other current assets.................      576,127        472,768
  Deferred income taxes (Notes 1 and 5).....................           --         17,028
                                                              -----------    -----------
          Total current assets..............................   18,211,284      6,351,228
                                                              -----------    -----------
Property and equipment at cost less accumulated depreciation
  (Notes 1 and 4)...........................................   11,980,074      4,053,183
                                                              -----------    -----------
Deferred income taxes (Notes 1 and 5).......................           --        216,435
Deferred financing costs (Note 1)...........................    2,100,761             --
Goodwill (Note 1)...........................................   45,206,386             --
Intangibles (Note 1)........................................    2,197,499        775,907
Other assets................................................       60,597         57,380
                                                              -----------    -----------
                                                               49,565,243      1,049,722
                                                              -----------    -----------
          Total assets......................................  $79,756,601    $11,454,133
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities
  Notes payable -- current (Note 6).........................  $ 3,395,187    $   596,588
  Capital lease obligation (Note 7).........................       66,981             --
  Accrued lease costs -- current (Note 7)...................       14,757             --
  Accounts payable..........................................    1,702,328        789,270
  Accrued expenses..........................................    2,351,228        263,118
                                                              -----------    -----------
          Total current liabilities.........................    7,530,481      1,648,976
  Notes payable -- long term (Note 6).......................   62,557,990      2,190,290
  Capital lease obligation (Note 7).........................      194,031             --
  Accrued lease costs (Note 7)..............................      626,398        641,155
                                                              -----------    -----------
          Total liabilities.................................   70,908,900      4,480,421
                                                              -----------    -----------
  Commitments (Note 7)
  Stockholders' equity (Note 8)
     Capital stock, no par value; 200 shares authorized; 100
      shares issued and outstanding in 1997.................    1,036,254      1,066,500
     Paid-in capital........................................      738,600         13,000
     Retained earnings......................................    7,072,847      7,312,707
     Less treasury stock....................................           --     (1,418,495)
                                                              -----------    -----------
          Total stockholders' equity........................    8,847,701      6,973,712
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $79,756,601    $11,454,133
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Net sales...........................................  $27,317,808    $13,449,447    $13,184,944
Cost of goods sold..................................   15,798,171      8,360,984      7,355,650
                                                      -----------    -----------    -----------
          Gross profit..............................   11,519,637      5,088,463      5,829,294
Selling, general and administrative expenses........    5,560,420      3,212,197      3,197,358
Related party management fees (Note 10).............      760,000        643,329        259,992
Non-recurring business consolidation charges (Note
  12)...............................................       84,069        785,718             --
                                                      -----------    -----------    -----------
          Income from operations....................    5,115,148        447,219      2,371,944
Other income (expense)
  Other income......................................       31,252          5,074         25,830
  Interest expense..................................   (3,007,459)      (254,124)      (426,550)
                                                      -----------    -----------    -----------
                                                        2,138,941        198,169      1,971,224
                                                      -----------    -----------    -----------
Provision (benefit) for income taxes (Notes 1 and 5)
  Current...........................................      655,190        600,740        751,256
  Deferred..........................................      233,463       (579,586)       (27,547)
                                                      -----------    -----------    -----------
          Total income taxes........................      888,653         21,154        723,709
                                                      -----------    -----------    -----------
Income before cumulative effect of change in
  accounting principle..............................    1,250,288        177,015      1,247,515
Cumulative effect of change in accounting principle
  (Note 11).........................................           --        313,256             --
                                                      -----------    -----------    -----------
          Net income................................  $ 1,250,288    $   490,271    $ 1,247,515
                                                      ===========    ===========    ===========
Earnings per share:
  Basic.............................................  $    12,503    $     4,903    $    12,475
                                                      ===========    ===========    ===========
  Diluted...........................................  $    11,471    $     4,903    $    12,475
                                                      ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                                          TOTAL
                               CAPITAL      PAID-IN      RETAINED       TREASURY      STOCKHOLDERS'
                                STOCK       CAPITAL      EARNINGS         STOCK          EQUITY
                              ----------    --------    -----------    -----------    -------------
December 31, 1994...........  $1,066,500    $ 13,000    $ 5,574,921    $(1,418,495)    $5,235,926
Net income..................          --          --      1,247,515             --      1,247,515
                              ----------    --------    -----------    -----------     ----------
December 31, 1995...........   1,066,500      13,000      6,822,436     (1,418,495)     6,483,441
Net income..................          --          --        490,271             --        490,271
                              ----------    --------    -----------    -----------     ----------
December 31, 1996...........   1,066,500      13,000      7,312,707     (1,418,495)     6,973,712
Issuance of warrants to
  purchase 14.2857 shares...          --     738,600             --             --        738,600
Retirement of treasury
  stock.....................     (30,246)    (13,000)    (1,375,249)     1,418,495             --
Stockholder distributions...          --          --       (114,899)            --       (114,899)
Net income..................          --          --      1,250,288             --      1,250,288
                              ----------    --------    -----------    -----------     ----------
December 31, 1997...........  $1,036,254    $738,600    $ 7,072,847    $        --     $8,847,701
                              ==========    ========    ===========    ===========     ==========

   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                            STATEMENT OF CASH FLOWS

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1997           1996           1995
                                                      -----------    -----------    -----------
Cash flows from operating activities:
  Net income........................................  $ 1,250,288    $   490,271    $ 1,247,515
  Adjustments to reconcile net income to net cash
     provided by operating activities:
     Depreciation and amortization..................    1,817,296        740,866        713,147
     Bond discount amortization.....................       61,550             --             --
     Deferred income taxes..........................      233,463       (367,514)       (27,547)
     Loss on disposal of assets.....................       53,331         96,500          7,471
     Net increase (decrease) in cash caused by
       changes in assets and liabilities:
       Accounts receivable..........................     (212,174)       (17,726)       380,447
       Inventories..................................      597,246       (419,083)       475,178
       Prepaid expenses and other assets............      259,969       (124,266)      (137,860)
       Accounts payable.............................     (474,680)       470,653       (250,047)
       Accrued expenses.............................      442,169        109,803       (307,632)
       Accrued lease costs..........................           --        641,155             --
                                                      -----------    -----------    -----------
       Net cash provided by operating activities....    4,028,458      1,620,659      2,100,672
                                                      -----------    -----------    -----------
Cash flows from investing activities:
  Business acquisitions (Note 2)....................  (55,441,916)            --             --
  Capital expenditures..............................     (695,670)    (1,297,536)      (345,135)
  Proceeds from sale of equipment...................        4,800          8,600         16,570
                                                      -----------    -----------    -----------
       Net cash used in investing activities........  (56,132,786)    (1,288,936)      (328,565)
                                                      -----------    -----------    -----------
Cash flows from financing activities:
  Repayment of notes payable........................  (12,422,978)    (2,885,937)    (1,396,704)
  Additional borrowing..............................   68,071,500      2,065,000             --
  Repayment of capital lease obligation.............      (45,094)            --             --
  Deferred financing costs..........................   (2,275,087)            --             --
  Dividends to stockholders.........................     (114,899)            --             --
                                                      -----------    -----------    -----------
       Net cash provided (used) by financing
          activities................................   53,213,442       (820,937)    (1,396,704)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................    1,109,114       (489,214)       375,403
Cash and cash equivalents, beginning of year........      331,338        820,552        445,149
                                                      -----------    -----------    -----------
Cash and cash equivalents, end of year..............  $ 1,440,452    $   331,338    $   820,552
                                                      ===========    ===========    ===========
Supplemental disclosure of cash flow information:
Cash paid during the year:
  Interest..........................................  $ 2,632,130    $   252,115    $   429,749
  Income taxes......................................      451,030        711,160        842,358

   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements as of and for the two years ended December 31, 1997 relate to Key Components, Inc. (the Company), a parent holding company of the wholly-owned subsidiaries, B.W. Elliott Manufacturing Co., Inc. (Elliott), Hudson Lock, Inc. (Hudson), and ESP Lock Products, Inc. (ESP). All significant intercompany transactions have been eliminated.


     On May 15, 1997, in conjunction with the Hudson acquisition, all of the Elliott shareholders exchanged their ownership interests for an interest in the Company. The Company had no operations of its own prior to the exchange of ownership interests with Elliott. The exchange ratio was determined to leave the shareholders of Elliott with the same pro rata interests in the Company as they had in Elliott. The ownership transfer is between entities under common control and accounted for at historical cost.


NATURE OF OPERATIONS

     The Company is engaged in the manufacturing of medium-security custom and specialty locks, keys and locking systems, primarily for original equipment manufacturers and flexible shafting and remote valve control components used for power transmission applications.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market, on a first-in, first-out basis.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and depreciated using the straight-line method over useful lives ranging from three to forty years. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resultant gain or loss is recognized.

INCOME TAXES

     The Company has elected to be treated as a Subchapter S corporation under the Internal Revenue Code effective May 31, 1997. As an S Corporation, the stockholders are personally liable for taxes on the income of the Company. Accordingly, no provision for income taxes has been recognized in the financial statements subsequent to May 31, 1997. Prior to the conversion to a subchapter S Corporation, Elliott provided income taxes based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes had been recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amount at each year end.

                              KEY COMPONENTS, INC.

INTANGIBLES

     Intangibles at December 31, 1997 primarily consist of costs associated with a licensing agreement and a covenant not to compete arising from business acquisitions. These assets are being amortized on a straight-line basis over the life of the related agreements which range from five to seven years. Accumulated amortization at December 31, 1997 and 1996 was $1,255,850 and $948,217, respectively.

GOODWILL

     Goodwill represents the excess of the cost of acquired businesses over the fair market value of their net tangible assets. Goodwill is being amortized on the straight-line method over forty years. Amortization charged to continuing operations amount to $505,130 for the year ended December 31, 1997. At each balance sheet date, the Company evaluates the realizability of goodwill based on expectations of non-discounted cash flows and operating income for each operation having a material goodwill balance. Based on its most recent analysis, the Company believes that no impairment of goodwill exists at December 31, 1997.

DEFERRED FINANCING COSTS

     Debt issuance costs have been deferred and are being amortized on a straight-line basis over the lives of the related agreements which range from five to eight years.

INTEREST RATE SWAP AGREEMENT

     The Company has entered into an interest rate swap agreement as a means of managing its interest rate exposure. This agreement has the effect of converting certain of the Company's variable rate obligations to fixed rate obligations. Net amounts paid or received are reflected as adjustments to interest expense.

REVENUE RECOGNITION

     The Company recognizes revenue upon shipment of products to customers.

EARNINGS PER SHARE

     Earnings per share (EPS) is computed based on the weighted average number of common shares outstanding during the period in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. The number of shares outstanding for 1996 and 1995 have been restated to give retroactive effect to the change in corporate structure discussed in Note 1. Shares used in the calculation of basic and diluted EPS were:

                                                              1997    1996    1995
                                                              ----    ----    ----
Shares used in the calculation of basic EPS (weighted
  average shares outstanding)...............................  100     100     100
Effect of dilutive potential securities (weighted average
  shares issuable upon conversion of warrants)..............    9      --      --
                                                              ---     ---     ---
Shares used in the calculation of diluted EPS...............  109     100     100
                                                              ===     ===     ===

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company's customer base includes a significant number involved with the domestic lawn and garden and furniture industries. Although the Company is directly affected by the well-being of these industries, management does not believe that a significant concentration credit risk exists at December 31, 1997.

                              KEY COMPONENTS, INC.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     For certain of the Company's financial instruments, including cash, accounts receivable, accounts payable and accrued expenses, management believes that the carrying amounts approximate fair value due to their short maturities. The estimated fair value of the Company's long-term debt is based on the current rates offered to the Company for debt of similar maturities and approximates carrying value at December 31, 1997. The approximate fair value of the Company's interest rate swap agreement at December 31, 1997 is an $108,000 obligation.

2.  ACQUISITIONS OF BUSINESSES

     During 1997, the Company acquired the entities described below, which were accounted for by the purchase method of accounting, and the results of operations have been included in the consolidated financial statements since the date of acquisition.


     On May 15, 1997, the Company acquired all of the outstanding shares of Hudson Lock, Inc. (Hudson) for a cash purchase price of $39.1 million and assumed liabilities of approximately $1.2 million. Hudson manufactures medium-security custom and specialty locks, primarily for original equipment manufacturers. The purchase price was allocated based on estimated fair values at the date of acquisition resulting in a negative fair value adjustment to property and equipment of $565,000. The excess of purchase price over assets acquired of $31 million is being amortized on a straight-line basis over forty years.


     On December 10, 1997, the Company acquired all of the outstanding shares of ESP Lock Products, Inc. (ESP) for a cash purchase price of $16.3 million and assumed liabilities of approximately $10.4 million. ESP primarily manufactures medium-security custom and specialty locks, and key blanks. The purchase price was allocated based on estimated fair values at the date of acquisition and included $1.2 million for a covenant not to compete. This resulted in an excess of purchase price over assets acquired of $14.7 million, which is being amortized on a straight-line basis over forty years.

     On an unaudited pro-forma basis, assuming the Hudson Lock and ESP acquisitions had occurred as of the beginning of the periods presented, the consolidated results of the Company would have been as follows:

                                                               1997           1996
                                                            -----------    -----------
Pro forma net sales.......................................  $58,975,000    $53,019,000
Pro forma income before taxes and change in accounting
  principle...............................................    3,760,000         (9,000)

     The unaudited pro-forma financial information presented above is not necessarily indicative of the results that would have actually occurred had the companies been combined for the periods presented.


     The following is summarized financial information for the two acquired subsidiaries as of and for the period ended from the dates of their respective acquisitions through December 31, 1997:



                                                              HUDSON           ESP
                                                            -----------    -----------
Current assets............................................  $ 4,286,453    $ 6,737,482
Noncurrent assets.........................................   36,820,920     19,647,526
Current liabilities.......................................    2,634,150      2,811,117
Noncurrent liabilities....................................   24,164,031     23,951,688
Net sales.................................................   11,956,963      1,187,697
Gross profit..............................................    5,191,297          8,333
Net income................................................    1,869,724       (644,892)

                              KEY COMPONENTS, INC.

3.  INVENTORIES

     Inventories consist of the following:

                                                                 1997          1996
                                                              ----------    ----------
Raw materials...............................................  $2,810,259    $1,202,443
Work-in-process.............................................   3,609,454     1,317,598
Finished goods..............................................   2,012,361     1,229,553
                                                              ----------    ----------
          Total inventory...................................  $8,432,074    $3,749,594
                                                              ==========    ==========

4.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                                1997           1996
                                                             -----------    ----------
Land, building and improvements............................  $ 3,266,131    $1,203,652
Equipment, furniture and fixtures..........................   12,344,556     5,873,921
Leasehold improvements.....................................      172,236        89,988
Construction-in-progress...................................      340,664       215,069
                                                             -----------    ----------
                                                              16,123,587     7,382,630
Less accumulated depreciation..............................   (4,143,513)   (3,329,447)
                                                             -----------    ----------
          Total property, plant and equipment..............  $11,980,074    $4,053,183
                                                             ===========    ==========

     Depreciation expense amounted to $835,890, $490,412 and $462,173 for the years ended December 31, 1997, 1996 and 1995, respectively.

5.  FEDERAL AND STATE INCOME TAXES

     Income tax expense (benefit) consists of the following:

                                                       1997        1996        1995
                                                     --------    --------    --------
Federal taxes......................................  $781,356    $ 50,611    $646,613
New York State.....................................   107,297     (29,457)     77,096
                                                     --------    --------    --------
          Total income tax expense.................  $888,653    $ 21,154    $723,709
                                                     ========    ========    ========

     A reconciliation between income taxes computed at the statutory federal rate and income tax expense is as follows:

                                                              1997     1996     1995
                                                              -----    -----    -----
Federal income tax rate.....................................   34.0%    34.0%    34.0%
State income taxes, net of federal..........................    3.3     (9.8)     2.6
Write-off of net deferred tax asset.........................   21.9       --       --
Income taxed directly to shareholders.......................  (20.7)      --       --
Adjustment to prior year tax liabilities....................     --    (15.4)      --
Other, net..................................................    3.0      1.9       .1
                                                              -----    -----    -----
                                                               41.5%    10.7%    36.7%
                                                              =====    =====    =====

     As discussed in Note 1, the Company elected to be treated as a subchapter S Corporation effective May 31, 1997 and as such income is taxed directly to the stockholders. Due to the change in tax status, the 1997 deferred tax provision includes a charge of $468,986 representing net deferred tax assets that were

                              KEY COMPONENTS, INC.

eliminated. At December 31, 1997, the Company's net assets for financial reporting purposes were approximately $11,997,000 greater than the related tax basis of such net assets, principally related to the goodwill generated from the acquisition of ESP which is not deductible for tax purposes.

     The Company has earned New York State investment tax credits and economic development zone investment tax credits. The current tax provision was reduced by $32,752 in 1997 and $89,887 in 1996 reflecting the benefit of these credits.

     The tax effects of the significant temporary differences which comprise deferred tax assets and liabilities at December 31, 1996 are as follows:

Assets:
  Intangible amortization...................................    $ 453,346
  Accrued costs.............................................      296,090
  Inventory provisions......................................       38,100
                                                                ---------
                                                                  787,536
                                                                ---------
Liabilities:
  Depreciation..............................................     (554,073)
                                                                ---------
Net deferred tax asset......................................    $ 233,463
                                                                ---------

6.  LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                1997           1996
                                                             -----------    ----------
Term loan, payable in quarterly instalments ranging from
  $500,000 to $1,750,000 through May 2004..................  $29,000,000    $       --
Acquisition loan, payable in quarterly instalments ranging
  from $250,000 to $1,500,000 through June 30, 2004........   20,000,000            --
Senior Subordinated Notes, due May 15, 2005; interest paid
  semi-annually at 11.25%, net of unamortized discount of
  $677,050.................................................    9,322,950            --
Revolving credit facility, payable at May 15, 2004.........    6,771,500            --
Obligation under licensing agreement, discounted at 7.85%,
  quarterly payments of $87,500, including principal and
  interest through December 1999...........................      641,227       926,462
Obligation under covenant not to compete agreement, monthly
  principal instalments of $7,250 payable through June
  2000.....................................................      217,500            --
Bank note at 7.85%.........................................           --     1,843,750
Other notes payable........................................           --        16,666
                                                             -----------    ----------
                                                              65,953,177     2,786,878
Less current portion.......................................   (3,395,187)     (596,588)
                                                             -----------    ----------
Total long-term debt.......................................  $62,557,990    $2,190,290
                                                             -----------    ----------

     On May 15, 1997, the Company issued $10 million of 11.25% Senior Subordinated Notes due May 15, 2005 with interest payable semi-annually. The Notes have detachable warrants which are convertible into 14.2857 shares of common stock at $.01 per share at any time prior to maturity. The warrants were valued at $738,600 and recorded as a debt discount which is being amortized over the life of the notes.

     On May 15, 1997, the Company entered into a $60 million credit agreement with a group of financial institutions which was used in part to finance the acquisition of Hudson Lock, Inc. and ESP Lock Products, Inc., (see Note 2), to repay existing debt and provide working capital. The agreement provides for a seven

                              KEY COMPONENTS, INC.

year $30 million term loan, a seven year $10 million revolving credit facility, and a seven year $20 million acquisition loan. As of September 26, 1997, the revolving credit facility was amended and increased to $13 million in conjunction with the ESP Lock Products, Inc. acquisition. Borrowings under the revolver are subject to borrowing base limitation measured by eligible inventory and accounts receivable. Additional availability under the revolver was $4,642,000 at December 31, 1997. The credit agreement is collateralized by receivables, inventories, equipment and certain intangible property.

     The credit agreement provides for a continuation and conversion election whereby the Company can elect to have the borrowings outstanding under a base rate loan or a LIBOR based rate loan. The base rate loan bears interest at a fluctuating interest rate determined by reference to the agent's base rate plus 1.50% with respect to the term loan and revolving credit facility, and 2% for the acquisition loan. The LIBOR based rate loan bears interest during an applicable period not to exceed six months at a fixed rate of interest determined by reference to the LIBOR rate, plus a margin of 2.75% for the term loan and revolving credit facility and 3.25% for the acquisition loan. Currently, the Company has elected the LIBOR based rate loan for all borrowings outstanding under the credit agreement. At December 31, 1997, the interest rate was 8.6875% for the revolving credit facility and term loan and 9.1875% for the acquisition loan.

     The credit agreement and Senior Subordinated Notes contain certain affirmative and negative covenants and restrictions which require the maintenance of financial ratios, and restrict or limit dividends and other stockholder distributions, capital expenditures, rental obligations, incurrence of indebtedness and business acquisitions. At December 31, 1997, the Company was in compliance with these covenants and restrictions.

     As of August 15, 1997, the Company had entered into an interest rate swap agreement with the agent for the lenders providing bank financing. The agreement effectively fixed the interest rate on a portion of the floating rate debt at a rate of 6.24% for a notional principal amount of $14,750,000 through September 30, 2000.

     At December 31, 1997, aggregate principal payments required on all amounts due after one year, excluding the unamortized debt discount of $694,010, are as follows:

                      YEAR                          AMOUNT
                      ----                        -----------
1999............................................  $ 4,437,000
2000............................................    5,543,500
2001............................................    8,000,000
2002............................................   10,000,000
Thereafter......................................  $35,271,500
                                                  -----------
                                                  $63,252,000
                                                  ===========

7.  LEASE COMMITMENTS

     The Company rents several manufacturing and warehouse facilities under operating lease agreements, one of which is with a related party (Note 10). Rental payments under all lease agreements amounted to $253,000, $333,178 and $316,152 in 1997, 1996 and 1995, respectively.

     The Company also leases certain machinery and equipment with a bargain purchase option. These leases are classified as capital leases and expire at various dates through 2002.

     During 1996, the Company initiated a program to consolidate manufacturing and administrative facilities (Note 12). As a result, the Company has determined that a leased facility will not be used for operating purposes beyond 1997. Accordingly, the Company has established a liability of $641,155 representing the discounted future rental payments net of estimated sublease income.

                              KEY COMPONENTS, INC.

     The following is a schedule of the future minimum lease payments (net of sublease income) required under operating and capital leases:

                                        MINIMUM      ESTIMATED
             YEAR ENDED                  RENTAL      SUBLEASE                   CAPITAL
               MAY 15,                  PAYMENTS      INCOME         NET         LEASES
             ----------                ----------    ---------    ----------    --------
1998.................................  $  463,315    $ 77,000     $  386,315    $ 91,164
1999.................................     468,043      78,540        389,503      91,368
2000.................................     427,703      80,111        347,592      79,778
2001.................................     387,013      81,713        305,300      42,292
2002.................................     395,052      83,347        311,705      10,188
Thereafter...........................   1,306,726     536,277        770,449          --
                                       ----------    --------     ----------    --------
Total minimum lease payments.........  $3,447,852    $936,988     $2,510,864     314,790
                                       ==========    ========     ==========
Less: Estimated amount representing
  interest...........................                                            (53,778)
                                                                                --------
Present value of net minimum lease
  payments...........................                                            261,012
Less: Current portion................                                            (66,981)
                                                                                --------
Long-term obligation under capital
  lease..............................                                           $194,031
                                                                                ========

8.  STOCKHOLDERS' EQUITY

     The Company's capital stock consists of 200 authorized shares of common stock, without par value, of which 100 shares are issued and outstanding at December 31, 1997. At December 31, 1996, Elliott's capital stock consisted of 3,000 authorized shares, of which 500 shares are $100 par value, 5% cumulative preferred stock and the remaining 2,500 shares are common stock, without par value. At December 31, 1996, 815 shares of common stock were issued and 512.54 were outstanding. Effective May 15, 1997, B.W. Elliott Manufacturing Co., Inc. shareholders exchanged their shares of common stock for shares in the Company.

     On May 15, 1997, detachable warrants for the purchase of 14.2857 shares of the Company's common stock at $.01 per share were issued in connection with $10 million of subordinated debt. The approximate fair value of the warrants was $738,600 at May 15, 1997. The warrants are exercisable at any time and expire on May 15, 2005.

9.  RETIREMENT PLANS

     The Company has defined contribution plans covering substantially all employees of the Company. The Company's contribution expense was $46,634, $46,784 and $48,588 in 1997, 1996 and 1995, respectively.

10.  RELATED PARTY TRANSACTIONS

     The Company rents one of its manufacturing facilities under an operating lease agreement entered into with a company which is co-owned by one of the Company's stockholders. The terms of the lease, which expires December 31, 2008, provide for annual rent increases of 5%. Rental payments amounted to $130,734, $124,509 and $118,580 in 1997, 1996 and 1995, respectively.

     The Company pays management fees to Millbrook Capital Management, Inc., (Millbrook) a party related to John Dyson, who is a Company stockholder. These management fees amounted to $660,000, $643,329 and $259,992 in 1997, 1996 and
1995, respectively. The Company paid $100,000 to Millbrook for administrative support services in 1997. Additionally, in 1997 Millbrook was compensated $400,000 for advisory services related to the financing and acquisition of ESP Lock Products, Inc., which is included as part of the deferred financing and acquisition costs.

11.  CHANGE IN ACCOUNTING PRINCIPLE

     Effective January 1, 1996, Elliott changed the composition of costs included in inventory. Prior to 1997, nonproductive time and benefit pay related to production workers had not been included in the cost of inventory. Elliott believes that including such costs more accurately reflects inventory at cost. Accordingly, Elliott has recorded an adjustment to inventory cost at January 1, 1997 as the cumulative effect of a change in

                              KEY COMPONENTS, INC.

accounting principle. The effect of this adjustment was to increase net income for the year ended December 31, 1996 by $313,256 (net of income taxes of $212,072). This change had an immaterial effect on income before income taxes for the year ended December 31, 1996. Had the Company applied this new accounting principle in the year ended December 31, 1995, income before income taxes and net income would not have been materially affected.

12.  NON-RECURRING BUSINESS CONSOLIDATION CHARGES


     During 1996, the Company initiated a program at Elliott to consolidate manufacturing and administrative facilities. In connection with the program and in accordance with EITF 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" the Company recorded provisions during 1996 for the write-down of certain leasehold improvement totaling $76,897 and the accrual of lease costs on facilities which have no substantive future use to the Company of $641,155 (Note 7). Additionally, the Company expensed as incurred moving costs of $84,068 and $67,666 during 1997 and 1996, respectively. Non-recurring business consolidation charges aggregated $84,069 and $785,718 in 1997 and 1996, respectively.


13.  OPERATING SEGMENTS

     The Company's operations have been classified into two reportable business segments: the flexible shaft business and the specialty lock business. The specialty lock business was formed with the 1997 acquisitions of Hudson and ESP. The flexible shaft business was the single operating segment of the Company prior to the acquisitions in 1997. Accordingly, operating segment information for 1996 and 1995 is not presented. Segment information for 1997 is as follows:

                                     SPECIALTY     FLEXIBLE
                                       LOCK          SHAFT
                                     BUSINESS      BUSINESS     ADJUSTMENTS   CONSOLIDATED
                                    -----------   -----------   -----------   ------------
Revenue from external
  customers......................   $13,144,660   $14,173,148    $      --    $27,317,808
Income from operations...........     3,057,477     2,831,546     (773,875)     5,115,148
Depreciation and amortization....       992,367       824,879           --      1,817,246
Segment assets...................    67,492,391    12,259,510        4,700     79,756,601
Capital expenditures.............       276,598       419,072           --        695,670

     The adjustments represent management fees and other corporate and administrative expenses and assets.

14.  SUBSEQUENT EVENTS (UNAUDITED)

     In May 1998, a newly formed wholly-owned subsidiary of the Company, Key Components, LLC (KC LLC), along with its wholly-owned subsidiary Key Components Finance Corp. (KCFC), completed the sale of $80,000,000 principal amount of unsecured 10 1/2% senior notes due 2008. The notes may be redeemed by KC LLC beginning June 1, 2003 at premiums which range from 105.25% to 100% of the principal amount. In addition, prior to June 1, 2001 up to one-third of the notes may be redeemed by KC LLC with the proceeds of one or more equity offerings at a premium of 110.5% of the principal amount. There are also redemption provisions in the event of a change in control.


     The net proceeds from the notes were used in part to repay the outstanding principal and interest on the Term Loan, Acquisition Loan, Revolving Credit Facility and Senior Subordinated Notes (including a redemption premium) and to repurchase warrants for the purchase of 14.2857 shares of common stock.



     The Indenture relating to the notes contains certain covenants and restrictions which limit dividends and other stockholder distributions, transactions with affiliates, capital expenditures, rental obligations, incurrence of indebtedness, and the issuance of preferred stock, among others.



     The notes are fully and unconditionally guaranteed, on a joint and several basis, by certain Subsidiary Guarantors, (as defined). At the date of issuance, guarantees were provided by Elliott, Hudson and ESP (Subsidiary Guarantors), each a wholly-owned subsidiary of the Company. At December 31, 1997, the parent company (Key Components, Inc.) has no assets or operations other than its investment in the Subsidiary Guarantors. Accordingly, the consolidated financial statements present the combined assets and operations of the Subsidiary Guarantors.

                              KEY COMPONENTS, INC.


                           CONSOLIDATED BALANCE SHEET

                                                               JUNE 30,      DECEMBER 31,
                                                                 1998            1997
                                                              -----------    ------------
                                                              (UNAUDITED)
ASSETS:
Current assets
  Cash......................................................  $10,525,174    $ 1,440,452
  Accounts receivable, net of allowance for doubtful
     accounts of $85,493 and $80,882 at June 30, 1998 and
     December 31, 1997 respectively.........................    9,055,311      7,762,631
  Inventories...............................................    8,544,155      8,432,074
  Prepaid expenses and other current assets.................      527,175        576,127
                                                              -----------    -----------
          Total current assets..............................   28,651,815     18,211,284
Property and equipment at cost less accumulated
  depreciation..............................................   11,865,622     11,980,074
Deferred financing costs....................................    4,264,167      2,100,761
Goodwill....................................................   44,638,802     45,206,386
Intangibles.................................................    1,672,155      2,197,499
Other assets................................................       73,597         60,597
                                                              -----------    -----------
          Total assets......................................  $91,166,158    $79,756,601
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities
  Current portion of notes payable..........................  $        --    $ 3,000,000
  Current portion of other long term obligations............      498,698        476,925
  Accounts payable..........................................    2,026,013      1,702,328
  Accrued expenses and other current liabilities............    2,992,663      2,351,228
                                                              -----------    -----------
          Total current liabilities.........................    5,517,374      7,530,481
10 1/2% Senior Notes due 2008...............................   80,000,000             --
Notes payable -- long term..................................           --     62,094,450
Other long term obligations.................................    1,023,152      1,283,969
                                                              -----------    -----------
          Total liabilities.................................   86,540,526     70,908,900
                                                              -----------    -----------
Stockholders' equity
  Capital stock, no par value; 200 shares authorized; 102
     and 100 shares issued and outstanding at June 30, 1998
     and December 31, 1997, respectively....................    1,536,254      1,036,254
  Paid-in capital...........................................           --        738,600
  Retained earnings.........................................    3,089,378      7,072,847
                                                              -----------    -----------
          Total stockholders' equity........................    4,625,632      8,847,701
                                                              -----------    -----------
          Total liabilities and stockholders' equity........  $91,166,158    $79,756,601
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                        CONSOLIDATED STATEMENT OF INCOME


                                                                 FOR THE SIX MONTHS ENDED
                                                                         JUNE 30,
                                                                ---------------------------
                                                                   1998             1997
                                                                -----------      ----------
                                                                        (UNAUDITED)
Net sales...................................................    $33,015,561      $9,781,285
Cost of goods sold..........................................     20,578,794       5,253,353
                                                                -----------      ----------
     Gross profit...........................................     12,436,767       4,527,932
Selling, general and administrative expenses................      5,158,953       2,076,370
Related party management fees...............................        400,000         280,000
                                                                -----------      ----------
     Income from operations.................................      6,877,814       2,171,562
Other income (expense):
  Other income..............................................        127,847          15,773
  Interest expense..........................................     (3,294,345)       (644,868)
                                                                -----------      ----------
Income before income taxes and extraordinary charge.........      3,711,316       1,542,467
Provision for income taxes..................................        139,966         828,003
                                                                -----------      ----------
Income before extraordinary charge..........................      3,571,350         714,464
Extraordinary charge -- early repayment of debt.............      4,616,363              --
                                                                -----------      ----------
Net income (loss)...........................................    $(1,045,013)     $  714,464
                                                                ===========      ==========
Earnings (loss) per share:
  Basic earnings (loss) per share:
     Income before extraordinary charge.....................    $    35,360      $    7,115
     Extraordinary charge...................................        (45,707)             --
                                                                -----------      ----------
     Net Income.............................................    $   (10,347)     $    7,115
                                                                ===========      ==========
Diluted earnings (loss) per share:
     Income before extraordinary charge.....................    $    31,887      $    6,870
     Extraordinary charge...................................        (41,217)             --
                                                                -----------      ----------
     Net Income.............................................    $    (9,330)     $    6,870
                                                                ===========      ==========


   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                        FOR THE
                                                                SIX MONTH PERIOD ENDED
                                                                       JUNE 30,
                                                              ---------------------------
                                                                 1998            1997
                                                              -----------    ------------
                                                                      (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).........................................  $(1,045,013)   $    714,464
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Extraordinary charge -- early repayment of debt........    4,616,363              --
     Depreciation and amortization..........................    2,067,734         558,761
     Bond discount amortization.............................       30,775              --
     Deferred income taxes..................................           --         216,435
     Net increase (decrease) in cash caused by changes in
       assets and liabilities:
       Accounts receivable..................................   (1,292,680)       (714,372)
       Inventories..........................................     (112,081)        193,896
       Prepaid expenses and other assets....................       31,750         335,227
       Accounts payable.....................................      323,685        (337,937)
       Accrued expenses.....................................      641,435         786,384
                                                              -----------    ------------
          Net cash provided by operations...................    5,261,968       1,752,858
                                                              -----------    ------------
Cash flows from investing activities:
  Business acquisition......................................           --     (39,142,795)
  Capital expenditures......................................     (710,671)       (282,048)
                                                              -----------    ------------
          Net cash used in investing activities.............     (710,671)    (39,424,843)
                                                              -----------    ------------
Cash flows from financing activities:
  Repayment of debt.........................................  (66,010,543)     (2,392,282)
  Costs associated with early repayment of debt.............   (1,978,976)             --
  Sale of Old Notes.........................................   80,000,000              --
  Debt issued...............................................           --      43,838,093
  Deferred financing costs..................................   (4,300,000)     (1,907,116)
  Sale of common stock......................................      500,000              --
  Repurchase of warrants....................................   (1,650,000)             --
  Dividends to stockholders.................................   (2,027,056)             --
                                                              -----------    ------------
          Net cash provided by investing activities.........    4,533,425      39,538,695
                                                              -----------    ------------
Net increase in cash and cash equivalents...................    9,084,722       1,866,710
Cash and cash equivalents, beginning of period..............    1,440,452         331,338
                                                              -----------    ------------
Cash and cash equivalents, end of period....................  $10,525,174    $  2,198,048
                                                              ===========    ============
Supplemental disclosure of cash flow information:
Cash paid during the year for:
  Interest..................................................  $ 2,843,168    $    250,335
                                                              ===========    ============
  Income taxes..............................................  $    37,450    $    237,880
                                                              ===========    ============


   The accompanying notes are an integral part of these financial statements.

                              KEY COMPONENTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements are for Key Components, Inc. ("KCI"), its wholly owned subsidiary, Key Components, LLC ("KCLLC") and the wholly owned subsidiaries of KCLLC, one of which is Key Components Finance Corp. On May 28, 1998 (the "Formation Date"), KCLLC acquired all of the assets and assumed all of the liabilities of KCI, including all right, title and interest of KCI in and to all of the outstanding equity securities of B.W. Elliot Manufacturing Co., Inc., Hudson Lock, Inc. and ESP Lock Products, Inc. KCI has no assets or operations other than its investment in KCLLC. Accordingly, the accompanying consolidated financial statements represent the operations and financial position of KCLLC. Unless otherwise indicated, all references to "KCI" or the "Company" refer to collectively, at all times prior to the Formation Date, to KCI and its predecessors and subsidiaries and at all times on and after the Formation Date, to KCLLC and its predecessors and subsidiaries.

     The accompanying unaudited financial statements of the Company contain all adjustments which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. While certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, the Company believes that the disclosures herein are adequate to make the information not misleading. The results of operations for the three months and six months ended June 30, 1998, are not necessarily indicative of the results for the full year. These statements should be read in conjunction with the consolidated financial statements and notes thereto for the year ended December 31, 1997.

2.  ACQUISITIONS OF BUSINESSES


     KCI was formed in April 1997 as a holding company for B.W. Elliot Manufacturing Co., Inc. ("Elliot") Effective May 15, 1997, the shareholders of Elliot (the "Shareholders") exchanged their shares of Elliot common stock for shares of KCI's common stock. KCI had no operations of its own prior to the exchange of ownership interests with Elliott. The exchange ratio was determined to leave the Shareholders with the same pro rata interests in the Parent as they had in Elliott. The ownership transfer was between entities under common control and is accounted for at historical costs. Elliot is the manufacturer and distributor of flexible shaft products (the Company's "Flexible Shaft Business").


     During 1997, the Company acquired the entities described below (the "Acquisitions"), which were accounted for by the purchase method of accounting, and the results of operations have been included in the consolidated financial statements since the date of acquisition.

     On May 15, 1997, the Company acquired all of the outstanding shares of Hudson Lock, Inc. ("Hudson") for a cash purchase price of $39.1 million and assumed liabilities of approximately $1.2 million. Hudson manufactures medium-security custom and specialty locks, primarily for original equipment manufacturers (the Company's "Specialty Lock Business"). The purchase price was allocated based on estimated fair values at the date of acquisition. This resulted in an excess of purchase price over assets acquired of $31 million, which is being amortized on a straight-line basis over forty years.

     On December 10, 1997, the Company acquired all of the outstanding shares of ESP Lock Products, Inc. ("ESP") for a cash purchase price of $16.3 million and assumed liabilities of approximately $10.4 million. ESP primarily manufactures medium-security custom and specialty locks for the Specialty Lock Business. The purchase price was allocated based on estimated fair values at the date of acquisition and included $1.2 million for a covenant not to compete. This resulted in an excess of purchase price over assets acquired of $14.7 million, which is being amortized on a straight-line basis over forty years.

                              KEY COMPONENTS, INC.

     On an unaudited pro-forma basis, assuming the Hudson and ESP acquisitions had occurred as of January 1, 1997, the consolidated results of the Company for the six months ended June 30, 1997 would have been as follows:



                                                               SIX MONTHS
                                                                  ENDED
                                                              JUNE 30, 1997
                                                              -------------
Pro forma net sales.........................................   $29,599,000
Pro forma income before taxes...............................     2,175,000


     The unaudited pro-forma financial information presented above is not necessarily indicative of the results that would have actually occurred had the companies been combined for the periods presented.


     The following is summarized financial information for the two acquired subsidiaries as of and for the six months ended June 30, 1998:



                                                                HUDSON           ESP
                                                              -----------    -----------
Current assets..............................................  $ 5,043,290    $ 6,510,737
Noncurrent assets...........................................   35,854,282     17,913,608
Current liabilities.........................................    1,096,116      1,516,971
Noncurrent liabilities......................................      506,447        258,993
Net sales...................................................   11,498,859     12,986,998
Gross profit................................................    4,854,903      4,095,703
Income before extraordinary charge..........................    2,196,657      1,307,425
Net Income..................................................    1,183,210        970,835


3.  INVENTORIES

     Inventories consist of the following:

                                                               JUNE 30,     DECEMBER 31,
                                                                 1998           1997
                                                              ----------    ------------
Raw materials...............................................  $2,760,194     $2,810,259
Work-in-process.............................................   4,173,007      3,609,454
Finished goods..............................................   1,610,954      2,012,361
                                                              ----------     ----------
Total inventory.............................................  $8,544,155     $8,432,074
                                                              ==========     ==========

4.  OPERATING SEGMENTS


     The Company's operations have been classified into two reportable business segments: the Flexible Shaft Business and the Specialty Lock Business. The Specialty Lock Business was formed with the 1997 acquisitions of Hudson and ESP. The Flexible Shaft Business was the single operating segment of the Company prior to the acquisitions in 1997. Segment information for the six months ended June 30, 1998 and 1997 is as follows:



                                       SPECIALTY LOCK    FLEXIBLE SHAFT
                                          BUSINESS          BUSINESS       ADJUSTMENTS    CONSOLIDATED
                                       --------------    --------------    -----------    ------------
Six months ended June 30, 1998:
  Net sales........................     $24,485,857       $ 8,529,704                     $33,015,561
  Income from operations...........       5,688,704         1,736,642      $  (547,532)     6,877,814
  Depreciation and amortization....       1,626,516           404,353            1,032      2,031,901
  Segment assets...................      65,321,917        21,570,261        4,273,980     91,166,158
  Capital expenditures.............         282,392           417,433           10,846        710,671

                              KEY COMPONENTS, INC.

                                       SPECIALTY LOCK    FLEXIBLE SHAFT
                                          BUSINESS          BUSINESS       ADJUSTMENTS    CONSOLIDATED
                                       --------------    --------------    -----------    ------------
Six months ended June 30, 1997:
  Net sales........................       2,411,963         7,369,322                       9,781,285
  Income from operations...........         911,636         1,539,926         (280,000)     2,171,562
  Depreciation and amortization....         165,497           393,264                         558,761
  Segment assets...................      41,792,309        13,355,813                      55,148,122
  Capital expenditures.............              --           282,048                         282,048


     The adjustments represent management fees and other corporate and administrative expenses and assets.

5.  SALE OF NOTES


     In May 1998, KCLLC, along with one of its wholly-owned subsidiaries, Key Components Finance Corp. (Finance Corp.), completed the sale (the "Initial Offering") of $80,000,000 principal amount of unsecured 10 1/2% senior notes due 2008 (the "Old Notes"). The Old Notes may be redeemed by KCLLC beginning June 1, 2003 at premiums which range from 105.25% to 100% of the principal amount. In addition, prior to June 1, 2001 up to one-third of the notes may be redeemed by KCLLC with the proceeds of one or more equity offerings at a premium of 110.5% of the principal amount. There are also redemption provisions in the event of a change in control.


     The net proceeds from the notes were used in part to repay certain indebtedness, including a redemption, premium and to repurchase warrants for the purchase of 14.2857 shares of common stock.


     The Indenture relating to the Old Notes contains certain covenants and restrictions which limit dividends and other stockholder distributions, transactions with affiliates, capital expenditures, rental obligations, incurrence of indebtedness, and the issuance of preferred stock, among others.



     The Old Notes are fully and unconditionally guaranteed on a joint and several basis by the Subsidiary Guarantors (as defined). At the date of issuance, guarantees were provided by Elliott, Hudson and ESP (Subsidiary Guarantors), each a wholly-owned subsidiary of the Company. At June 30, 1998, KCI has no assets or operations other than its membership interests in KCLLC and Finance Corp. has no assets or operations. Accordingly, the consolidated financial statements present the combined assets and operations of KCLLC and the Subsidiary Guarantors.



6.  EARNINGS PER SHARE



     Earnings per share (EPS) is computed based on the weighted average number of common shares outstanding during the period in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share. The number of shares outstanding for the six months ended June 30, 1997 have been restated to give retroactive effect to the change in corporate structure discussed in Note 1. Shares used in the calculation of basic and diluted EPS were:



                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                            ----------------
                                                            1998        1997
                                                            ----        ----
Shares used in the calculation of basic EPS (weighted
  average shares outstanding).............................   101         100
Effect of dilutive potential securities (weighted average
  shares issuable upon conversion of warrants)............    11           4
                                                            ----        ----
Shares used in the calculation of diluted EPS.............   112         104
                                                            ====        ====

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders,
B.W. Elliott Manufacturing Co., Inc.

     We have audited the accompanying balance sheets of B.W. Elliott Manufacturing Co., Inc. as of December 31, 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the accompanying financial statements present fairly after the restatement referred to in Note 8, in all material respects, the financial position of B.W. Elliott Manufacturing Co., Inc. as of December 31, 1995 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information is presented for the purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Fulgieri & Randall, LLP
Binghamton, New York

February 9, 1996, except for
Note 8 and Note 4, which are as of
February 21, 1997

                     B. W. ELLIOTT MANUFACTURING CO., INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1995

ASSETS
Current Assets
  Cash......................................................  $   820,552
  Accounts receivable.......................................    1,762,774
  Inventory.................................................    3,330,511
  Prepaid expenses..........................................      209,928
  Prepaid income taxes......................................      187,744
  Deferred income taxes.....................................       12,155
                                                              -----------
          Total Current Assets..............................    6,323,664
                                                              -----------
Property and Equipment -- Net...............................    3,351,159
                                                              -----------
Other Assets
  Deposits with vendors.....................................        8,210
  Unamortized intangibles...................................    1,026,362
                                                              -----------
          Total Other Assets................................    1,034,572
                                                              -----------
          Total Assets......................................  $10,709,395
                                                              ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Notes payable -- current..................................  $ 1,113,496
  Accounts payable..........................................      318,617
  Payroll taxes payable.....................................       12,073
  Accrued expenses..........................................      141,242
                                                              -----------
          Total Current Liabilities.........................    1,585,428
Other Liabilities
  Notes payable -- long-term................................    2,494,319
  Deferred income taxes payable.............................      146,207
                                                              -----------
          Total Liabilities.................................    4,225,954
                                                              -----------
Shareholders' Equity
  Capital stock.............................................    1,066,500
  Paid in capital...........................................       13,000
  Retained earnings.........................................    6,822,436
                                                              -----------
                                                                7,901,936
  Less treasury stock.......................................   (1,418,495)
                                                              -----------
          Total Shareholders' Equity........................    6,483,441
                                                              -----------
          Total Liabilities and Shareholders' Equity........  $10,709,395
                                                              ===========

           See notes to financial statements and accountant's report.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Net Sales...................................................  $13,184,944
Cost of Goods Sold..........................................    7,355,650
                                                              -----------
Gross Profit................................................    5,829,294
Selling, General and Administrative Expenses................    3,457,350
                                                              -----------
Income from Operations......................................    2,371,944
                                                              -----------
Other Income (Expense)
  Other income..............................................       25,830
  Interest expense..........................................     (426,550)
                                                              -----------
Total Other Income (Expense)................................     (400,720)
                                                              -----------
Income before Income Taxes..................................    1,971,224
                                                              -----------
Provision for Income Taxes
  Current...................................................      751,256
  Deferred..................................................      (27,547)
                                                              -----------
Total Income Taxes..........................................      723,709
                                                              -----------
  Net Income................................................    1,247,515
                                                              -----------
Retained Earnings, beginning of year
  As reported...............................................    5,680,759
  Adjustments...............................................     (105,838)
                                                              -----------
  As restated...............................................    5,574,921
                                                              -----------
Retained Earnings, end of year..............................  $ 6,822,436
                                                              ===========

           See notes to financial statements and accountant's report.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

                            STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

Cash Flows from Operating Activities
  Net income................................................  $ 1,247,515
  Adjustments to reconcile net income to net cash from
     operating activities
     Depreciation and amortization..........................      713,147
     Deferred income taxes..................................      (27,547)
     Loss on sale of assets.................................        7,471
     (Increase) decrease in assets
       Accounts receivable..................................      380,447
       Inventory............................................      475,178
       Prepaid expenses.....................................      (57,207)
       Prepaid income taxes.................................      (87,668)
       Other assets.........................................        7,015
     Increase (decrease) in liabilities
       Accounts payable.....................................     (250,047)
       Payroll taxes payable................................       (2,671)
       Accrued expenses.....................................     (304,961)
                                                              -----------
          Net Cash Flows from Operating Activities..........    2,100,672
                                                              -----------
Cash Flows from Investing Activities
  Purchase of assets........................................     (345,135)
  Proceeds from sale of equipment...........................       16,570
                                                              -----------
          Net Cash Flows from Investing Activities..........     (328,565)
                                                              -----------
Cash Flows from Financing Activities
  Repayment of notes payable................................   (1,396,704)
                                                              -----------
          Net Cash Flows from Financing Activities..........   (1,396,704)
                                                              -----------
Net Increase in Cash........................................      375,403
Cash, Beginning of Year.....................................      445,149
                                                              -----------
Cash, End of Year...........................................  $   820,552
                                                              ===========
Supplemental Disclosure
  Cash paid during the year for:
     Interest...............................................  $   429,749
                                                              ===========
     Income taxes...........................................  $   842,358
                                                              ===========

           See notes to financial statements and accountant's report.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

NOTE 1  NATURE OF OPERATIONS

     The Company primarily manufactures flexible shafting and remote valve control components used for power-transmission applications. Of these product lines, the sales volume of flexible shafting is much larger than that of remote valve control components. The principal markets for flexible shafting are the lawn and garden, construction equipment and defense industries and general industrial users. Remote valve control components are sold primarily to commercial and military shipbuilders and to the nuclear industry. Although the majority of sales are to domestic markets, overseas sales are increasing.

NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ACCOUNTING METHOD -- The Company uses the accrual basis method for both financial reporting and tax purposes. Revenue is recorded when earned and expenses are recorded when incurred.

     CASH AND CASH EQUIVALENTS -- For the purposes of the statement of cash flows, cash and cash equivalents are defined as demand deposits at banks and cash on hand.

     ACCOUNTS RECEIVABLE -- The Company uses the allowance method to provide for uncollectible accounts. The allowance is two percent of the accounts receivable balance as follows:

                                                                 1995
                                                              ----------
Accounts receivable.........................................  $1,798,749
Allowance for bad debts.....................................      35,975
                                                              ----------
  Accounts Receivable -- Net................................  $1,762,774
                                                              ==========

     INVENTORY -- Inventory is stated at the lower of cost or market, on a first-in, first-out basis under the full absorption method. The components of inventory are as follows:

                                                                 1995
                                                              ----------
Raw materials...............................................  $1,178,313
Work in process.............................................   1,159,671
Finished goods..............................................     992,527
                                                              ----------
  Total Inventory...........................................  $3,330,511
                                                              ==========

     PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and consist of the following:

                                                                 1995
                                                              ----------
Land, building and improvements.............................  $  420,005
Equipment, furniture and fixtures...........................   5,596,240
Leasehold improvements......................................     223,152
Construction in progress....................................      28,921
                                                              ----------
                                                               6,268,318
Less accumulated depreciation...............................   2,917,159
                                                              ----------
  Total Property and Equipment..............................  $3,351,159
                                                              ==========

                      B.W. ELLIOTT MANUFACTURING CO., INC.

     Depreciation is computed as follows:

                                                                              YEARS OF
                    ASSET                              METHOD(S)             USEFUL LIFE
                    -----                              ---------             -----------
Building and Improvements....................  Straight-line                 31.5 and 39
Office Equipment, Furniture and Fixtures.....  Straight-line                    5-10
Machinery and Equipment......................  Straight-line and Double         3-10
                                               Declining Balance
Vehicles.....................................  Straight-Line and Double          3-5
                                               Declining Balance
Leasehold Improvements.......................  Straight-line                     10

     The depreciation expense amounted to $462,173 in 1995.

     DEFERRED INCOME TAXES -- Statement of Financial Accounting Standards (SFAS) 109, Accounting for Income Taxes, requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. The temporary differences relate primarily to the use of, for tax purposes, an accelerated cost recovery system of depreciation, additional amortization, inventoried Section 263A costs, and direct write-off of bad debts.

     INTANGIBLES -- Intangibles consist primarily of costs associated with a brand name licensing agreement the Company entered into in 1993 in connection with its acquisition of certain assets of Stow Manufacturing Co. Under the agreement, the Company is permitted to use any and all Stow brand names and trademarks related to the acquired assets. The cost of agreement is being amortized on a straight-line basis over seven years, the life of the agreement. Amortization expense amounts to $250,974.

     INCOME TAX CREDITS -- Tax credits reduce the provision for taxes in the year in which they are recognized under the flow-through method.

     The Company has earned and used New York State tax credits during the period as follows:

                                                                   1995
                                                     --------------------------------
                                                     FEDERAL     NEW YORK     TOTAL
                                                     --------    --------    --------
Current Tax Provision before Credits...............  $669,658    $190,250    $859,908
Credit Used to Reduce Tax Provision................        --     108,652     108,652
                                                     --------    --------    --------
Current Tax Provision..............................  $669,658    $ 81,598    $751,256
                                                     ========    ========    ========

     The Company earned New York State investment tax credits of $60,779 and New York State economic development zone investment tax credits of $23,108 in 1995 and had $75,223 in carryover credits from 1994 for a total of $159,110. The tax provision was reduced by $108,652 resulting in a carryover of $50,458. Of this carryover, $19,677 will expire in 2005 and the balance of $30,781 will be carried forward indefinitely.

     CONCENTRATION OF CREDIT RISK -- Demand deposits held by one banking institution are in excess of federally insured limits. A potential credit risk exists for the amount in excess of $100,000.

     USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial

                      B.W. ELLIOTT MANUFACTURING CO., INC.

statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     MAJOR CUSTOMERS AND SUPPLIERS -- Approximately 56% of the Company's income from operations resulted from sales to twenty customers. Approximately 65% of direct material purchases were from ten suppliers. The Company does not expect any adverse changes in these business relationships.

NOTE 3  RELATED PARTY TRANSACTIONS

     On January 1, 1986, the Company entered into a long-tern lease with Empire Realty Company (owned by Michael Urda, an employee and prior shareholder, and George Scherer, a shareholder) for general and manufacturing facility located at 35 Milford Street, Binghamton, New York. The terms of the lease provide for annual increases of 5%. The lease expires December 31, 2008. Rental payments amount to $118,580 in 1995.

     The Company pays management fees in the amount of $259,992 to Millbrook Management, Inc. (formerly Dyson Sinclair Associates, Inc.), a related party to Whitehall -- Dyson Company, LLC (formerly Whitehall -- Dyson Partners, L.P.), which is the majority shareholder.

NOTE 4  NOTES PAYABLE

     The Company is liable at December 31, 1995 for the following notes payable:

BANK NOTES

BSB BANK & TRUST (FORMERLY BINGHAMTON SAVINGS BANK)

Note Payable -- Term Note.  On March 17, 1993, the Company
borrowed $2,100,000 for the asset-based purchase of certain
divisions of Stow Manufacturing Co. The monthly payment is
$29,167 plus interest at a rate of prime plus .75% (9.25%)
for six years. The note is scheduled to mature in March
1999. ......................................................  $1,137,500

Note Payable -- Term Note.  On March 17, 1993, the Company
borrowed $1,550,000 to refinance all outstanding debt with
Chemical Bank. The monthly payment is $25,833 plus interest
at a rate of prime plus .75% (9.25%) for five years. The
note is scheduled to mature in March 1998. .................     697,500

RELATED PARTY NOTE

WHITEHALL-DYSON COMPANY, LLC

Note Payable -- Term Note.  On April 1, 1992, the company
borrowed $1,430,000 for the purchase of treasury stock. On
March 17, 1993, the Company borrowed an additional $250,000
related to the asset-based purchase of certain divisions of
Stow Manufacturing Co. On October 20, 1994, an additional
$125,000 was borrowed. The monthly payment is $17,024 plus
interest at a rate of prime plus 5.00% (13.50%) for seven
years. The note is scheduled to mature in November 1998. ...     580,477

OTHER NOTE

TAMREN TOOL, INC.

Note Payable -- Term Note.  On November 1, 1989, the Company
financed $160,000 of it asset-based purchase of Tamren Tool,
Inc. The monthly payment is $1,667 plus interest at a rate
of prime plus 1% (9.50%) for eight years. The note is
scheduled to mature in November 1997. ......................      36,664

                      B.W. ELLIOTT MANUFACTURING CO., INC.

STOW MANUFACTURING COMPANY

Installment obligation discounted at 7.85% quarterly
payments of $87,500 including principle and interest through
December 1997. .............................................   1,155,674
                                                              ----------
                                                               3,607,815
Less Current................................................   1,113,496
                                                              ----------
Long-term...................................................  $2,493,319
                                                              ==========

     Based on current interest rates, scheduled maturities for the above notes are as follows:

                                                   PRINCIPAL
                                                   ----------
1996.............................................  $1,113,496
1997.............................................   1,165,874
1998.............................................     907,592
1999.............................................     420,853
                                                   ----------
                                                   $3,607,815
                                                   ==========

     Interest expense amounted to $316,152 in 1995

     The Company has pledged to BSB Bank & Trust all of its tangible and intangible property as a security interest for all debt to BSB Bank & Trust, along with life insurance on George Scherer. Also John Dyson is a limited guarantor to BSB Bank & Trust.

     The BSB Bank & Trust debt contains covenants, certain of which require the maintenance of working capital, net worth, debt service coverage levels and restricts asset purchases. The Company complied with all covenants except capital expenditures, which exceeded the $300,000 limitation, for the period ended December 31, 1995. Management received a waiver of the capital expenditure covenant.

NOTE 5  RETIREMENT PLAN

     The Company contributes to a deferred compensation plan. The contribution is equal to 1/2% of the annual compensation to all full time employee with more than one year of service who have chosen to be covered by the plan. An additional contribution of up to 1% may be made at the discretion of the Company's management. Vesting is full and immediate. The Company's contribution is invested at the employee's discretion. Any contribution made by the employees are also invested at their discretion. The Company's plan expense amounts to $48,588.

     The Company has established a deferred compensation plan for certain key employees in which benefits began to accrue in 1995.

NOTE 6  LEASE COMMITMENTS

     The Company leases a manufacturing facility located at 57 Front Street, Binghamton, New York from Colonial Plaza Associates (formerly Route 12A Associates). The lease is classified as an operating lease and provides for monthly rental payments of $7,592 plus certain expenses including real estate taxes, utilities, and insurance. Rental payments amount to $90,432.

     The Company entered into a three-year lease for manufacturing space located on Brandywine Highway, Binghamton, New York from Stow Manufacturing Co. The lease is classified as an operating lease and provides for monthly rental payments of $9,740, plus certain expenses including a portion of special assessments, utilities, maintenance, and insurance. Rental payments amount to $107,140.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

     The following is a schedule of the future minimum lease payments required under all operating real estate leases (includes related party lease):

1996.............................................  $  245,518
1997.............................................     223,900
1998.............................................     232,284
1999.............................................     240,116
2000.............................................     199,689
                                                   ----------
          Total..................................  $1,141,507
                                                   ==========

NOTE 7  SHAREHOLDERS' EQUITY

     The Company's capital stock consists of 3,000 authorized shares of which 500 shares are $100 par value, 5% cumulative preferred stock, and the remaining 2,500 shares are common stock, without par value. At December 31, 1995, 815 shares of common stock are issued and 512.54 are outstanding.

     The Company's treasury stock consists of 302.46 shares, redeemed at cost, 133 shares on December 19, 1986 and 169.46 shares (net) on April 1, 1992. The later transaction provided an excess of $13,000, which is recorded as pain in capital.

NOTE 8  RESTATEMENT OF FINANCIAL STATEMENTS

     The Company has restated its financial statements for the year ended December 31, 1995. This restatement is a result of a determination by the Company that its method of accounting for cost associated with a brand name licensing agreement the Company entered into in 1993 in connection with its acquisition of certain assets of Stow Manufacturing Company (Stow) was incorrect. Under the agreement, the Company is permitted to use any and all of Stow's brand names and trademarks related to the acquired assets for a period of seven years in exchange for specified quarterly payments through December 1999, aggregated $2.2 million. The Company had previously recorded expense when each payment was due.

     During 1996, the Company changed its accounting for the agreement, recording an intangible asset of $1,658,053, net of accumulated amortization of $661,248 and other adjustments with a net change to retained earnings of $105,838.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

                           SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

SCHEDULES OF NET SALES
Sales.......................................................  $13,215,759
Less sales returns and discounts............................       30,815
                                                              -----------
  Net Sales.................................................  $13,184,944
                                                              ===========

SCHEDULES OF COST OF GOODS SOLD
Inventory, Beginning of Year
  Raw materials.............................................  $ 1,443,311
  Work in process...........................................    1,227,958
  Finished goods............................................    1,134,420
                                                              -----------
       Total Beginning Inventory............................    3,805,689
                                                              -----------
Direct Material Purchases, Includes Freight-in of
  $101,814..................................................    2,636,261
Direct Labor................................................    1,491,572
Indirect Expenses
  Indirect labor............................................      621,320
  Group insurance...........................................      423,407
  Equipment depreciation....................................      369,895
  Plant, shipping and janitorial supplies...................      273,307
  Building -- rent, repairs, and maintenance................      266,573
  Utilities.................................................      229,121
  Payroll taxes.............................................      199,561
  Equipment -- rent, repairs, and maintenance...............      140,441
  Tooling...................................................      108,910
  Real estate taxes.........................................       37,445
  Indirect materials........................................       29,482
  Outside services..........................................       29,295
  Building depreciation.....................................       18,459
  Other expenses............................................        5,423
                                                              -----------
       Total Direct and Indirect Expenses...................    6,880,472
                                                              -----------
          Total Cost of Goods Available for Sale............   10,686,161
                                                              -----------
Less Inventory, End of Year
  Raw materials.............................................    1,178,313
  Work in process...........................................    1,159,671
  Finished goods............................................      992,527
                                                              -----------
       Total Ending Inventory...............................    3,330,511
                                                              -----------
          Total Cost of Goods Sold..........................  $ 7,355,650
                                                              ===========

                            See accountant's report.

                      B.W. ELLIOTT MANUFACTURING CO., INC.

                           SUPPLEMENTARY INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 1995

SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Officers' and office salaries...............................  $1,815,487
Management fees.............................................     409,992
Amortization................................................     250,974
Payroll taxes...............................................     121,758
General insurance...........................................      93,155
Group insurance and dental plan.............................      86,908
Advertising.................................................      84,004
Occupancy...................................................      80,882
Travel and entertainment....................................      59,876
Equipment depreciation......................................      58,787
Office supplies and expense.................................      57,455
Retirement plan.............................................      48,588
Commissions.................................................      46,606
Bad debts...................................................      40,774
Professional fees...........................................      38,701
Outside services............................................      36,519
Telephone...................................................      34,766
Employee relations and education............................      33,541
Miscellaneous...............................................      19,695
Equipment -- rent, repair and maintenance...................      15,831
Building depreciation.......................................      15,032
Freight-out.................................................       4,732
Officers' life insurance....................................       3,287
                                                              ----------
          Total Selling, General and Administrative
          Expenses..........................................  $3,457,350
                                                              ==========

                            See accountant's report.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Key Components, Inc.

     In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of Hudson Lock, Inc. (a wholly-owned subsidiary of Jordan Industries, Inc.) (the Company) at May 15, 1997 and December 28, 1996, and the results of its operations and its cash flows for the periods December 29, 1996 through May 15, 1997 and December 31, 1995 through December 28, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As described in Note 8, on May 15, 1997, all of the outstanding shares of the Company were acquired by Key Components, Inc.

PRICE WATERHOUSE LLP

Syracuse, New York
February 20, 1998

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                                 BALANCE SHEET

                                                              MAY 15, 1997    DECEMBER 28, 1996
                                                              ------------    -----------------
                                                                       (IN THOUSANDS)
ASSETS
Current assets
  Cash......................................................    $    91            $   209
  Accounts receivable, net of allowance for doubtful
     accounts of $23 and $23, respectively..................      2,230              1,928
  Inventories (Notes 1 and 2)...............................      1,589              1,287
  Prepaid expenses..........................................        123                272
                                                                -------            -------
          Total current assets..............................      4,033              3,696
  Property and equipment, less accumulated depreciation
     (Notes 1 and 3)........................................      5,925              5,967
  Goodwill, net (Note 1)....................................      3,920              3,965
                                                                -------            -------
          Total assets......................................    $13,878            $13,628
                                                                =======            =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable..........................................    $   136            $   440
  Accrued liabilities.......................................        706                355
  Due to related party (Note 7).............................     12,166             13,133
  Current portion of obligation under capital leases (Note
     4).....................................................         62                 38
  Income tax payable........................................        428                 --
                                                                -------            -------
          Total current liabilities.........................     13,498             13,966
Obligation under capital leases (Note 4)....................        245                122
Deferred income taxes (Note 5)..............................      1,725              1,722
                                                                -------            -------
          Total liabilities.................................     15,468             15,810
                                                                -------            -------
Stockholder's equity (deficit)
  Common stock, $1 par value, 10,000 shares authorized;
     1,000 shares subscribed................................          1                  1
  Retained deficit..........................................     (1,590)            (2,182)
  Common stock subscriptions receivable.....................         (1)                (1)
                                                                -------            -------
          Total stockholder's (deficit).....................     (1,590)            (2,182)
                                                                -------            -------
          Total liabilities and stockholder's equity........    $13,878            $13,628
                                                                =======            =======

   The accompanying notes are an integral part of these financial statements.

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                                                                         FOR THE PERIOD
                                                             --------------------------------------
                                                             DECEMBER 29, 1996    DECEMBER 31, 1995
                                                                  THROUGH              THROUGH
                                                               MAY 15, 1997       DECEMBER 28, 1996
                                                             -----------------    -----------------
                                                                         (IN THOUSANDS)
Net sales..................................................       $ 6,809              $15,402
Cost of goods sold.........................................         3,877                9,230
                                                                  -------              -------
Gross profit...............................................         2,932                6,172
Selling, general and administrative expenses...............         1,217                2,584
                                                                  -------              -------
  Income from operations...................................         1,715                3,588
                                                                  -------              -------
Other expense..............................................            --                   12
Interest expense...........................................           663                2,015
                                                                  -------              -------
                                                                      663                2,027
                                                                  -------              -------
Income before income taxes.................................         1,052                1,561
                                                                  -------              -------
Provision for income taxes (Notes 1 and 5)
  Current..................................................           457                  133
  Deferred.................................................             3                  531
                                                                  -------              -------
  Total income taxes.......................................           460                  664
                                                                  -------              -------
  Net income...............................................           592                  897
Retained deficit:
  Beginning of year........................................        (2,182)              (3,079)
                                                                  -------              -------
  End of year..............................................       $(1,590)             $(2,182)
                                                                  =======              =======

   The accompanying notes are an integral part of these financial statements.

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                            STATEMENT OF CASH FLOWS

                                                                         FOR THE PERIOD
                                                             --------------------------------------
                                                             DECEMBER 29, 1996    DECEMBER 31, 1995
                                                                  THROUGH              THROUGH
                                                               MAY 15, 1997       DECEMBER 28, 1996
                                                             -----------------    -----------------
                                                                         (IN THOUSANDS)
Cash flows from operating activities:
  Net income...............................................        $ 592               $   897
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization.........................          249                   819
     Loss on disposal of property, plant and equipment.....           64                    --
     Net increase (decrease) in cash caused by changes in
       assets and liabilities:
       Accounts receivable.................................         (302)                   85
       Inventories.........................................         (302)                  151
       Prepaid expenses....................................          149                  (125)
       Accounts payable....................................         (304)                  110
       Accrued expenses....................................          351                  (326)
       Income tax payable..................................          428                    74
       Deferred income taxes...............................            3                   446
                                                                   -----               -------
       Net cash provided by operating activities...........          928                 2,131
                                                                   -----               -------
Cash flows from investing activities:
  Acquisition of property, plant and equipment.............          (67)                 (316)
                                                                   -----               -------
       Net cash used in investing activities...............          (67)                 (316)
                                                                   -----               -------
Cash flows from financing activities:
  Repayment of due to related party........................         (967)               (1,699)
  Repayment of obligation under capital lease..............          (12)                  (15)
                                                                   -----               -------
       Net cash used by financing activities...............         (979)               (1,714)
                                                                   -----               -------
Net increase (decrease) in cash and cash equivalents.......         (118)                  101
Cash and cash equivalents, beginning of year...............          209                   108
                                                                   -----               -------
Cash and cash equivalents, end of year.....................        $  91               $   209
                                                                   =====               =======
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest...................        $ 630               $ 2,078
  Cash paid during the year for income taxes...............           15                   147

   The accompanying notes are an integral part of these financial statements.

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                       MAY 15, 1997 AND DECEMBER 28, 1996

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     Hudson Lock, Inc. (the Company) (a wholly-owned subsidiary of Jordan Industries, Inc.) manufactures medium-security custom and specialty locks primarily for original equipment manufacturers (OEM). The majority of the Company's sales is derived from a small number of significant customers.

REVENUE RECOGNITION

     Revenue and related cost of sales are recognized upon shipment of products.

INVENTORIES

     Inventories are stated at the lower of cost or market, cost being determined using the first-in, first-out (FIFO) method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Repairs, maintenance and tooling cost are expensed in the year incurred. Expenditures which result in betterments or extensions of the useful lives of assets are capitalized and depreciated over the remaining lives of such assets. Depreciation expense is computed using the straight-line method over the estimated useful lives ranging from four to thirty one and a half years.

GOODWILL

     The excess of purchase price over the fair market value of net assets when the Company was acquired in 1989 by Jordan Industries, Inc. represents goodwill which is being amortized over forty years using the straight-line method. Amortization expense for the periods ended May 15, 1997 and December 28, 1996 was $46 and $123, respectively. Accumulated amortization amounted to $900 and $854 at May 15, 1997 and December 28, 1996, respectively.

INCOME TAXES

     The Company joins with Jordan Industries, Inc. in the filing of a consolidated federal income tax return for the periods reflected in the financial statements. However, for purposes of computing the tax accounts of the Company, Statement of Accounting Standards No. 109, Accounting for Income Taxes, was applied as if the Company were a separate taxpayer.

     The income tax provision included in the statement of income is based upon pre-tax income for financial reporting purposes and includes an appropriate provision for the effect of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2.  INVENTORIES

     Inventories consist of the following (in thousands):

                                                         MAY 15, 1997    DECEMBER 28, 1996
                                                         ------------    -----------------
Raw materials..........................................     $  425            $  239
Work-in-process........................................        869               810
Finished goods.........................................        295               238
                                                            ------            ------
          Total........................................     $1,589            $1,287
                                                            ======            ======

3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following (in thousands):

                                                         MAY 15, 1997    DECEMBER 28, 1996
                                                         ------------    -----------------
Land...................................................    $   308            $   308
Building and improvements..............................      3,280              3,127
Equipment, furniture and fixtures......................      5,670              5,789
Office and automotive equipment........................        442                434
                                                           -------            -------
                                                             9,700              9,658
Less accumulated depreciation..........................     (3,775)            (3,691)
                                                           -------            -------
          Total property, plant and equipment..........    $ 5,925            $ 5,967
                                                           =======            =======

     Depreciation expense was $267 and $696 for the periods ended May 15, 1997 and December 28, 1996, respectively.

4.  LEASES

     The Company leases certain machinery and equipment with a bargain purchase option. These are classified as capital leases and expire at various dates through 2002. The Company also has an operating lease for warehouse space which expires in 1998. Remaining future minimum payments for noncancellable capital and operating leases with initial or remaining terms in excess of one year are as follows (in thousands):

                    YEAR ENDED MAY 15,                      TOTAL    OPERATING    CAPITAL
                    ------------------                      -----    ---------    -------
1998......................................................  $104        $12        $ 92
1999......................................................    91         --          91
2000......................................................    88         --          88
2001......................................................    63         --          63
2002......................................................    34         --          34
Thereafter................................................    --         --          --
                                                            ----        ---        ----
          Total minimum lease payments....................  $380        $12         368
                                                            ====        ===
Less: Estimated amount representing interest..............                          (61)
                                                                                   ----
Present value of net minimum lease payments...............                          307
Less: Current portion.....................................                          (62)
                                                                                   ----
Long-term obligation under capital lease at May 15,
  1997....................................................                         $245
                                                                                   ====

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5.  INCOME TAXES

     Deferred tax liabilities and (assets) are comprised of the following (in thousands):

                                                         MAY 15, 1997    DECEMBER 28, 1996
                                                         ------------    -----------------
Accrued bonus..........................................     $  (45)           $   --
Accrued vacation.......................................        (90)              (78)
Net operating loss carryforward........................         --               (66)
Other..................................................        (19)              (14)
                                                            ------            ------
Total deferred tax assets..............................       (154)             (158)
                                                            ------            ------
Depreciation...........................................      1,879             1,880
                                                            ------            ------
Total deferred tax liabilities.........................      1,879             1,880
                                                            ------            ------
Net deferred tax liability.............................     $1,725            $1,722
                                                            ======            ======

     The provision for income taxes consists of the following (in thousands):

                                                                 FOR THE PERIOD
                                                     --------------------------------------
                                                     DECEMBER 29, 1996    DECEMBER 31, 1995
                                                          THROUGH              THROUGH
                                                       MAY 15, 1997       DECEMBER 28, 1996
                                                     -----------------    -----------------
Federal taxes -- current...........................        $336                 $ --
State taxes -- current.............................         121                  133
Federal taxes -- deferred..........................           3                  451
State taxes -- deferred............................          --                   80
                                                           ----                 ----
                                                           $460                 $664
                                                           ====                 ====

6.  EMPLOYEE BENEFIT PLAN

     Employees who worked at least 1,000 hours during the previous consecutive twelve-month period and who are 21 years of age are eligible to participate in a 401(k) plan sponsored by Jordan Industries, Inc. Employees can contribute up to 15% of pretax income or the yearly maximum determined by the Internal Revenue Service. The Company does not contribute to the plan.

7.  RELATED PARTY TRANSACTIONS

     The Company pays certain fees to Jordan Industries, Inc. principally to cover general management consulting services performed by Jordan Industries, Inc. on behalf of the Company.

     The Company also has a revolving demand loan payable to Jordan Industries, Inc. which bears interest at 14.50% per annum. Interest is payable on a quarterly basis.

     The related party account balances with Jordan Industries, Inc. are summarized below (in thousands):

                                                         MAY 15, 1997    DECEMBER 28, 1996
                                                         ------------    -----------------
Consulting fee payable.................................    $    92            $   177
Interest expense payable...............................        512                479
Loan payable...........................................     11,562             12,477
                                                           -------            -------
                                                           $12,166            $13,133
                                                           =======            =======

                               HUDSON LOCK, INC.
             (A WHOLLY-OWNED SUBSIDIARY OF JORDAN INDUSTRIES, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Consulting fees and interest expense amounted to $277 and $654, respectively, for the period ended May 15, 1997, and $706 and $2,001, respectively, for the period ended December 28, 1996.

8.  SUBSEQUENT EVENTS

     On May 15, 1997, Key Components, Inc. acquired all of the outstanding shares of the Company for $34.1 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Key Components Inc.

     In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and of cash flows present fairly, in all material respects, the financial position of ESP Lock Products, Inc. at December 10, 1997 and the results of its operations and its cash flows for the period January 1, 1997 through December 10, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 1, there was a change in ownership of the Company effective December 10, 1997.

PRICE WATERHOUSE LLP

Syracuse, New York
January 16, 1998

                            ESP LOCK PRODUCTS, INC.

                                 BALANCE SHEET

                                                              DECEMBER 10, 1997
                                                              -----------------
ASSETS
Current assets
  Cash......................................................     $   430,282
  Accounts receivable, net of allowance for doubtful
     accounts of $36,468....................................       3,539,465
  Inventory (Note 2)........................................       3,904,296
  Prepaid expenses..........................................          96,840
                                                                 -----------
          Total current assets..............................       7,970,883
  Property and equipment, less accumulated depreciation
     (Notes 1 and 3)........................................       2,911,594
  Goodwill, net.............................................       2,780,014
  Covenant not to compete, net..............................         518,771
  Other intangibles.........................................          38,240
  Deferred income taxes (Notes 1 and 4).....................          30,100
                                                                 -----------
          Total assets......................................     $14,249,602
                                                                 ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Bank line of credit (Note 5)..............................     $ 3,232,485
  Notes payable -- current (Note 6).........................         711,996
  Accounts payable..........................................       1,251,410
  Accrued payroll and withholdings..........................         510,048
  Accrued expenses..........................................         210,648
                                                                 -----------
          Total current liabilities.........................       5,916,587
Notes payable -- long term (Note 6).........................       4,250,346
                                                                 -----------
          Total liabilities.................................      10,166,933
                                                                 -----------
Stockholders' equity
  Common stock, $.01 par value, 20,000 shares authorized;
     10,000 shares issued and outstanding...................             100
  Paid in capital...........................................       1,249,900
  Retained earnings.........................................       2,832,669
                                                                 -----------
          Total stockholders' equity........................       4,082,669
                                                                 -----------
          Total liabilities and stockholders' equity........     $14,249,602
                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                            ESP LOCK PRODUCTS, INC.

                   STATEMENT OF INCOME AND RETAINED EARNINGS

                                                               FOR THE PERIOD
                                                               JANUARY 1, 1997
                                                                   THROUGH
                                                              DECEMBER 10, 1997
                                                              -----------------
Net sales...................................................     $23,259,783
Cost of goods sold..........................................      17,299,297
                                                                 -----------
Gross profit................................................       5,960,486
Selling, general and administrative expenses................       3,557,553
                                                                 -----------
     Income from operations.................................       2,402,933
                                                                 -----------
Other income (expense):
  Other income..............................................          51,492
  Interest expense..........................................        (614,612)
                                                                 -----------
                                                                    (563,120)
                                                                 -----------
Income before income taxes..................................       1,839,813
                                                                 -----------
Provision for income taxes (Notes 1 and 4):
  Current...................................................         891,700
  Deferred..................................................        (119,100)
                                                                 -----------
     Total income taxes.....................................         772,600
                                                                 -----------
     Net income.............................................       1,067,213
Retained earnings:
  Beginning of year.........................................       1,765,456
                                                                 -----------
  End of year...............................................     $ 2,832,669
                                                                 ===========

   The accompanying notes are an integral part of these financial statements.

                            ESP LOCK PRODUCTS, INC.

                            STATEMENT OF CASH FLOWS

                                                               FOR THE PERIOD
                                                               JANUARY 1, 1997
                                                                   THROUGH
                                                              DECEMBER 10, 1997
                                                              -----------------
Cash flows from operating activities:
  Net income................................................     $ 1,067,213
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................       1,586,900
     Deferred income taxes..................................        (119,100)
     Net increase (decrease) in cash caused by changes in
      assets and liabilities:
       Accounts receivable..................................        (737,504)
       Inventory............................................        (644,826)
       Prepaid expenses.....................................          18,853
       Accounts payable.....................................         (43,327)
       Accrued payroll......................................         186,349
       Accrued expenses.....................................          22,326
                                                                 -----------
       Net cash provided by operating activities............       1,336,884
                                                                 -----------
Cash flows from investing activities:
  Acquisition of property, plant and equipment..............      (1,022,829)
  Business acquisition, net of cash acquired................      (2,959,834)
  Other.....................................................         (35,620)
                                                                 -----------
       Net cash used in investing activities................      (4,018,283)
                                                                 -----------
Cash flows from financing activities:
  Proceeds from notes.......................................       5,000,000
  Repayment of notes payable................................      (2,449,525)
  Net borrowings (repayments) on line of credit.............         552,706
                                                                 -----------
       Net cash provided by financing activities............       3,103,181
                                                                 -----------
Net increase in cash and cash equivalents...................         421,782
Cash and cash equivalents, beginning of year................           8,500
                                                                 -----------
Cash and cash equivalents, end of year......................     $   430,282
                                                                 ===========
Supplemental disclosure of cash flow information:
  Cash paid during the year for interest....................     $   608,851
  Cash paid during the year for income taxes................         936,321

   The accompanying notes are an integral part of these financial statements.

                            ESP LOCK PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 10, 1997

1.  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     ESP Lock Products, Inc. (the Company) primarily manufactures medium-security custom and specialty locks and key blanks. The sales volume of the lock products is substantially larger than that of key blanks and other products. The custom and specialty lock product line is manufactured primarily for original equipment manufacturers (OEM) throughout the U.S. and Canada. The key blanks product line is marketed mainly to distributors.

BASIS OF ACCOUNTING

     On December 10, 1997, the shareholders of the Company sold their shares of common stock to Key Components, Inc. These financial statements are presented on the Company's historic basis of accounting and do not give effect to the change in ownership.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

     For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

INVENTORIES

     Inventories are stated at the lower of cost or market, on a first-in, first-out basis.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost and depreciated using the straight-line method over useful lives ranging from five to twenty years. Expenditures for repairs and maintenance are charged to expense as incurred. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resultant gain or loss is recognized.

INCOME TAXES

     Income taxes are provided based on the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial reporting amount at each year end.

GOODWILL

     The excess of purchase price over the fair market value of net assets when the Company was acquired in 1993 and when the Company acquired RAD Lock, Inc. in 1997 represents goodwill which is being amortized using the straight-line method over periods ranging from fifteen to twenty years. Amortization expense for the period was $116,230 and accumulated amortization amounted to $333,466 at December 10, 1997.

                            ESP LOCK PRODUCTS, INC.

COVENANT NOT TO COMPETE

     The cost of the covenant agreement is being amortized using the straight-line method over the five-year term of the agreement. Amortization expense for the period was $592,229 and accumulated amortization amounted to $2,742,229 at December 10, 1997.

DEFERRED FINANCING COSTS

     During the period, $286,554 in deferred financing costs were written off when the related debt was refinanced. Additionally, amortization expense for the period was $56,537.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. This risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across different business and geographic regions. The Company has insurance for certain larger customer balances.

2.  INVENTORIES

     Inventories consist of the following:

Raw materials...............................................  $1,419,790
Work-in-process.............................................   1,650,090
Finished goods..............................................     834,416
                                                              ----------
Total.......................................................  $3,904,296
                                                              ==========

3.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

Land........................................................  $   60,000
Equipment, furniture and fixtures...........................   6,938,302
Leasehold improvements......................................     771,948
                                                              ----------
                                                               7,770,250
Less accumulated depreciation...............................  (4,858,656)
                                                              ----------
Total property, plant and equipment.........................  $2,911,594
                                                              ==========

     Depreciation expense amounted to $540,568 for the period.

4.  FEDERAL AND STATE INCOME TAXES

     Income tax expense for the period ended consists of the following:

Federal.....................................................  $572,200
State.......................................................   200,400
                                                              --------
Total income tax expense....................................  $772,600
                                                              ========

     The gross income tax assets recognized at December 10, 1997 were $387,000. Gross deferred income tax liabilities recognized at December 10, 1997 were $312,000. The gross deferred income tax assets are primarily the result of temporary differences relating to inventory, allowance for doubtful accounts, accrued lease costs and amortization of intangible assets. The gross deferred income tax liabilities are primarily the result of

                            ESP LOCK PRODUCTS, INC.

temporary difference related to fixed assets. These amounts have been netted and aggregated by current and non-current components for financial statement presentation.

5.  BANK LINE-OF-CREDIT

     The Company has a $4,500,000 bank line of credit which is collateralized by all assets and expires on May 31, 1998. Credit available under the line is based on a percentage of eligible accounts receivable and inventory. Interest is at the bank's prime rate plus .5% (9.00% at December 10, 1997). Availability at December 10, 1997 totaled $3,701,548 of which $3,232,485 was outstanding.

     This debt was refinanced after the change in ownership discussed in Note 1.

6.  NOTES PAYABLE

     Notes payable consist of the following:

Bank note at 9.25%, monthly principal instalments of
  $52,083, collateralized by machinery and equipment,
  payable through May 2003..................................  $4,740,280
Obligation under covenant not to compete agreement,
  discounted at 9.25%, monthly principal instalments of
  $7,250 payable through June 2000..........................     222,062
Current portion.............................................    (711,996)
                                                              ----------
Total long-term.............................................  $4,250,346
                                                              ==========

     The bank note was refinanced after the change in ownership discussed in
Note 1.

     Aggregate principal payments required on all amounts due after one year, before giving effect to the refinancing, are as follows:

                      YEAR                           AMOUNT
-------------------------------------------------  ----------
1999.............................................  $  711,996
2000.............................................     673,058
2001.............................................     624,996
2002.............................................     624,996
Thereafter.......................................   1,615,300
                                                   ----------
                                                   $4,250,346
                                                   ==========

7.  COMMITMENTS

OPERATING LEASE

     The Company rents a facility under an operating lease which expires in May 2003. The lease requires annual rental payments of $225,000.

8.  EMPLOYEE BENEFIT PLAN

     Employees who are 21 years of age and have completed at least one year of service are eligible to participate in a 401(k) and profit sharing plan sponsored by the Company. Employees may elect to contribute up to 15% of pre-tax income or the yearly maximum determined by the Internal Revenue Service. The Company may make matching and/or profit sharing contributions at the discretion of the Board of Directors. Company contributions were $57,353 for the period.

                            ESP LOCK PRODUCTS, INC.

9.  BUSINESS ACQUISITION

     On June 24, 1997, the Company acquired the assets and certain obligations of RAD Lock, Inc. The acquisition was accounted for as a purchase. Accordingly, the aggregate purchase price of $2,959,997 was assigned to the fair value of assets acquired and liabilities assumed, and the excess of $1,901,000 was recorded as goodwill. The operating results of RAD Lock have been included in the Company's results from the acquisition date.

10.  CONTINGENCIES

     In the normal course of business, the Company is subject to lawsuits and claims. It is the Company's practice to accrue for any probable losses. At December 10, 1997, there were no such losses which management considers probable or reasonably possible.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Stockholders and Directors
ESP Lock Products, Inc.

     We have audited the accompanying balance sheets of ESP Lock Products, Inc. as of December 31, 1996 and 1995, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ESP Lock Products, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

BDO Seidman, LLP
Gardner, Massachusetts

February 7, 1997

                            ESP LOCK PRODUCTS, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1996          1995
                                                              ----------    -----------
ASSETS (Notes 3 and 6)
Current:
  Cash and cash equivalents.................................  $    8,500    $    37,308
  Accounts receivable, less allowance for doubtful accounts
     of $20,000 in 1996.....................................   2,398,430      2,759,974
  Inventories (Note 1)......................................   3,013,158      2,770,754
  Prepaid expenses and other................................     107,537         91,764
                                                              ----------    -----------
     Total current assets...................................   5,527,625      5,659,800
                                                              ----------    -----------
Property and equipment, less accumulated depreciation and
  amortization (Note 2).....................................   1,826,300      1,856,515
                                                              ----------    -----------
Other:
  Noncompetition agreement..................................   3,000,000      3,000,000
  Goodwill..................................................   1,212,480      1,212,480
  Deferred debt expenses....................................     668,589        668,589
  Organization expenses.....................................      49,918         49,918
                                                              ----------    -----------
                                                               4,930,987      4,930,987
     Less accumulated amortization..........................   2,745,252      1,979,136
                                                              ----------    -----------
     Net other assets.......................................   2,185,735      2,951,851
                                                              ----------    -----------
     Total assets...........................................  $9,539,660    $10,468,166
                                                              ==========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit (Note 3)...................................  $2,679,779    $ 2,659,751
  Checks issued against future deposits.....................     378,560        701,058
  Accounts payable..........................................     847,284        801,405
  Accrued liabilities (Note 4)..............................     417,602        346,868
  Current maturities of long-term bank debt (Note 5)........      43,752         43,752
  Current maturities of subordinated notes payable (Note
     6).....................................................     100,000        150,000
                                                              ----------    -----------
     Total current liabilities..............................   4,466,977      4,702,834
Long-term subordinated notes payable, less current
  maturities (Note 6).......................................   1,950,000      3,250,000
Long-term bank debt, less current maturities (Note 5).......      18,227         65,623
Deferred income taxes (Note 7)..............................      89,000         64,000
                                                              ----------    -----------
     Total liabilities......................................   6,524,204      8,082,457
                                                              ----------    -----------
Commitments (Note 8)
Stockholders' equity:
  Common stock, voting, $.01 par value, 20,000 shares
     authorized 10,000 shares issued and outstanding........         100            100
  Additional paid-in capital................................   1,249,900      1,249,900
  Retained earnings.........................................   1,765,456      1,135,709
                                                              ----------    -----------
     Total stockholders' equity.............................   3,015,456      2,385,709
                                                              ----------    -----------
     Total liabilities and stockholders' equity.............  $9,539,660    $10,468,166
                                                              ==========    ===========

     See accompanying summary of accounting policies and notes to financial statements.

                            ESP LOCK PRODUCTS, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                YEARS ENDED DECEMBER 31,
                                                              ----------------------------
                                                                 1996             1995
                                                              -----------      -----------
Net sales...................................................  $21,264,792      $20,287,940
Cost of sales...............................................   16,472,606       15,488,892
                                                              -----------      -----------
Gross profit................................................    4,792,186        4,799,048
Operating expenses..........................................    3,004,550        2,839,485
                                                              -----------      -----------
Operating income............................................    1,787,636        1,959,563
Other income (expense):
  Interest..................................................     (701,593)      (1,015,287)
  Miscellaneous.............................................       34,704          (11,053)
                                                              -----------      -----------
          Total other expense...............................     (666,889)      (1,026,340)
                                                              -----------      -----------
Income before taxes on income...............................    1,120,747          933,223
Taxes on income (Note 7)....................................      491,000          421,000
                                                              -----------      -----------
Net income..................................................      629,747          512,223
Retained earnings, beginning of year........................    1,135,709          623,486
                                                              -----------      -----------
Retained earnings, end of year..............................  $ 1,765,456      $ 1,135,709
                                                              ===========      ===========

     See accompanying summary of accounting policies and notes to financial statements.

                            ESP LOCK PRODUCTS, INC.

                       STATEMENTS OF CASH FLOWS (NOTE 9)

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $   629,747    $   512,223
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation...........................................      371,636        331,555
     Amortization...........................................      766,116        766,116
     Deferred income taxes..................................       25,000         34,000
     Changes in operating assets and liabilities:
       Accounts receivable..................................      361,544       (401,569)
       Inventories..........................................     (242,404)        41,191
       Prepaid expenses and other...........................      (15,773)         7,859
       Refundable income taxes..............................           --         11,000
       Checks issued against future deposits................     (322,498)       289,108
       Accounts payable and accrued expenses................      116,613         43,653
                                                              -----------    -----------
          Net cash provided by operating activities.........    1,689,981      1,635,136
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment additions..........................     (341,421)      (538,631)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings(repayments) on line of credit..............       20,028           (404)
  Payments on notes payable.................................      (47,396)       (43,750)
  Payments of subordinated notes payable....................   (1,350,000)    (1,100,000)
                                                              -----------    -----------
          Net cash used by financing activities.............   (1,377,368)    (1,144,154)
                                                              -----------    -----------
Net decrease in cash and cash equivalents...................      (28,808)       (47,649)
Cash and cash equivalents, beginning of year................       37,308         84,957
                                                              -----------    -----------
Cash and cash equivalents, end of year......................  $     8,500    $    37,308
                                                              ===========    ===========

     See accompanying summary of accounting policies and notes to financial statements.

                            ESP LOCK PRODUCTS, INC.

                         SUMMARY OF ACCOUNTING POLICIES

Operations.................  ESP Lock Products, Inc. (the "Company") is a
                             manufacturer of locks and key blanks which are marketed throughout the United States.

Cash Equivalents...........  For purposes of the statement of cash flows, the
                             Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventories................  Inventories are valued at the lower of cost
                             (first-in, first-out) or market.

Property, Equipment and
  Depreciation.............  Property and equipment are stated at cost.
                             Depreciation is computed over the estimated useful lives of the related assets using both straight-line and accelerated methods. The estimated useful lives are as follows:

                                                                                              YEARS
                                                                                              -----
                                     Machinery and equipment................................  5-10
                                     Furniture and fixtures.................................  5-10
                                     Leasehold improvements.................................  5-20

Income Taxes...............  Deferred income taxes are recognized for the tax consequences of temporary differences between the financial reporting bases and the tax bases of the Company's assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Concentration of Credit
Risk.......................  Concentration of credit risk consists principally of trade receivables. This risk is limited due to the large number of customers comprising the Company's customer base and their dispersion across different business and geographic regions. Ongoing credit reviews of customers' financial condition are performed, and collateral is not required. The Company also has insurance against certain larger customer balances.

Estimates and
Assumptions................  The preparation of financial statements in conformity with generally accepted accounting principles requires Company management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

Noncompetition Agreement...  The cost of the noncompetition agreement is being amortized on a straight-line basis over the five year term of the agreement.

Goodwill...................  Goodwill, representing the excess of the purchase price over the fair value of net assets acquired is being amortized on a straight-line basis over the period of expected benefit of twenty years.

Deferred Debt Expenses.....  Costs incurred in connection with obtaining financing have been capitalized and are being amortized over the seven year term of the financing arrangement.

Organization Expenses......  Certain costs in connection with the organization of the Company have been capitalized and are being amortized over five years.

Long-Lived Assets..........  The Company adopted the provisions of Statement of
                             Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" during the year ended December 31, 1996. SFAS 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of.

                             The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Any long-lived assets held for disposal are reported at the lower of their carrying amounts or fair value less cost to sell.

Reclassifications..........  Prior year amounts have been reclassified to reflect 1996 changes in reporting classifications.

                            ESP LOCK PRODUCTS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.  INVENTORIES

     Inventories consist of the following:

                                                         1996          1995
                                                      ----------    ----------
Finished goods......................................  $  777,397    $  703,309
Work-in-process.....................................   1,254,636     1,227,940
Raw materials.......................................     981,125       839,505
                                                      ----------    ----------
          Total.....................................  $3,013,158    $2,770,754
                                                      ==========    ==========

2.  PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                         1996          1995
                                                      ----------    ----------
Land................................................  $   60,000    $   60,000
Machinery and equipment.............................   5,074,005     4,832,551
Furniture and fixtures..............................     187,204       162,273
Leasehold improvements..............................     751,038       748,143
Machinery and equipment deposits....................      72,141            --
                                                      ----------    ----------
Total...............................................   6,144,388     5,802,967
Less accumulated depreciation and amortization......   4,318,088     3,946,452
                                                      ----------    ----------
Net property and equipment..........................  $1,826,300    $1,856,515
                                                      ==========    ==========

3.  LINE-OF-CREDIT

     The Company has a $3,400,000 bank line of credit which is collateralized by all assets and expires on May 31, 1997. The credit line is advanced based on 80% of qualified accounts receivable, 50% of raw materials inventory, eligible finished goods and work-in-process inventories not to exceed $1,200,000, plus $550,000 advanced against the machinery and equipment. The $550,000 declines by $110,000 per year. Interest is at the bank's prime rate plus 1.25% (9.25% at December 31, 1996). The line of credit contains covenants relating to profitability, minimum equity, liquidity, leverage and restricts capital expenditures in excess of $150,000. The Company was not in compliance with the capital expenditures covenant. Noncompliance has been waived by the bank. Outstanding borrowings amounted to $2,679,779 and $2,659,751 at December 31, 1996 and 1995, respectively.

4.  ACCRUED LIABILITIES

     Accrued liabilities consists of the following:

                                                           1996        1995
                                                         --------    --------
Payroll and payroll taxes..............................  $290,610    $229,153
Income taxes...........................................    88,795      77,722
Other..................................................    38,197      39,993
                                                         --------    --------
                                                         $417,602    $346,868
                                                         ========    ========

                            ESP LOCK PRODUCTS, INC.

5.  LONG-TERM BANK DEBT

                                                           1996        1995
                                                          -------    --------
Note payable in monthly installments of $3,646 plus
  interest at the bank's prime rate plus 1.25% (9.25% at
  December 31, 1996) through June, 1998. Collateralized
  by machinery and equipment. ..........................  $61,979    $109,375
Less current maturities.................................   43,752      43,752
                                                          -------    --------
Long-term portion.......................................  $18,227    $ 65,623
                                                          =======    ========

          Maturities of long-term bank debt are:

               YEAR ENDED DECEMBER 31,
               -----------------------
   1997............................................  $43,752
   1998............................................   18,227
                                                     -------
                                                     $61,979
                                                     =======

6.  SUBORDINATED NOTES PAYABLE

     In connection with the acquisition of ESP Lock Corporation common stock, the Company issued notes payable as follows:

                                                         1996          1995
                                                      ----------    ----------
$5,000,000 senior subordinated note payable to
  Churchill Capital Limited Partners II with
  interest at 21%, principal payments of $150,000
  due quarterly beginning in August, 1995 through
  May, 2000, reduced by prepayments of $3,100,000.
  Collateralized by a second security position in
  all assets. ......................................  $1,000,000    $2,200,000
$1,200,000 junior subordinated notes payable to
  Massachusetts Colony Corporation with interest at
  the prime rate plus 1.0% (9.75% at December 31,
  1996) through May, 1988 and prime plus 2%
  thereafter, due in quarterly installments of
  $25,000 through June, 1998 and $37,500 beginning
  September, 1998 through March, 2001. Balance of
  $487,500 due June 1, 2001. Collateralized by third
  security position in all assets. .................   1,050,000     1,200,000
                                                      ----------    ----------
Total...............................................   2,050,000     3,400,000
Less current maturities.............................     100,000       150,000
                                                      ----------    ----------
Long-term subordinated notes payable................  $1,950,000    $3,250,000
                                                      ==========    ==========

     The notes are subordinated to bank indebtedness and contain financial covenants which the Company must maintain relating to profitability, equity liquidity, leverage, and restricts capital expenditures in excess of $300,000. The Company was not in compliance with the capital expenditures covenant. Noncompliance has been waived by the lenders.

     The amounts of subordinated debt maturing in each of the next five years have been reduced by $3,100,000 of prepayments on the senior subordinated note, and are as follows: 1997, $100,000; 1998, $125,000; 1999, $150,000; 2000,
$1,150,000; and 2001 $525,000.

                            ESP LOCK PRODUCTS, INC.

7.  TAXES ON INCOME

     Taxes on income consist of the following components:

                                                           1996        1995
                                                         --------    --------
CURRENT:
  Federal..............................................  $346,000    $297,000
  State................................................   120,000      90,000
                                                         --------    --------
                                                          466,000     387,000
                                                         --------    --------
DEFERRED:
  Federal..............................................    19,000      25,500
  State................................................     6,000       8,500
                                                         --------    --------
                                                           25,000      34,000
                                                         --------    --------
Total taxes on income..................................  $491,000    $421,000
                                                         ========    ========

     The following summary reconciles taxes at the federal statutory tax rate to the effective rate:

                                                              1996    1995
                                                              ----    ----
Federal statutory income tax rate...........................  34.0%   34.0%
State income taxes, net of federal income tax benefit.......   7.4     7.0
Other, net..................................................   2.4     4.1
                                                              ----    ----
                                                              43.8%   45.1%
                                                              ====    ====

     Deferred tax assets and liabilities are as follows:

                                                           1996        1995
                                                         --------    --------
Assets.................................................  $(36,000)   $(40,000)
Liabilities............................................   125,000     104,000
                                                         --------    --------
Net deferred tax liability.............................  $ 89 000    $ 64 000
                                                         ========    ========

     Deferred tax liabilities are primarily due to tax depreciation deductions greater than book depreciation. Deferred tax assets are primarily the result of the vacation accrual, which is not currently deductible for tax purposes.

8.  COMMITMENTS

  Retirement Plan

     The Company established a 401k and profit sharing plan during 1996 which replaced a previous profit sharing plan. Employees who have obtained age 21 and have at least one year of service may elect to contribute up to 15 percent of their compensation. The Company may make matching and/or profit sharing contributions at the discretion of the board of directors. Company contributions were $24,851 in 1996. Company contributions to the previous profit sharing plan were $50,000 in 1995.

  Operating Lease

     The Company rents its facility under an operating lease with a company that is co-owned by an affiliate of an officer and stockholder of the Company. The lease expires in May, 1998 and has a renewal option for an additional 5 years, through May, 2003. The lease calls for annual rent of $225,000 paid in equal monthly installments.

                            ESP LOCK PRODUCTS, INC.

     Future minimum rental payments required under the operating lease that has remaining non-cancelable terms in excess of one year, are as follows:

                   YEAR ENDED
                  DECEMBER 31,
                  ------------
   1997.........................................    $225,000
   1998.........................................      93,750
                                                    --------
                                                    $318,750
                                                    ========

     The lease includes a provision for the payment of real estate taxes and additional expenses, which are not included in the above amounts. Rent expense was $225,000 in 1996 and 1995.

  Employment Agreement

     The Company has an employment agreement with a key employee, which expires in May, 1998. The agreement provides for an annual base salary of $125,000.

9.  SUPPLEMENTAL CASH FLOW INFORMATION

     The Company paid interest of $703,499 in 1996 and $1,016,576 in 1995.

                          INDEPENDENT AUDITORS' REPORT

The Shareholder and Board of Directors
RAD Lock, Inc.

     We have audited the accompanying balance sheets of RAD Lock, Inc. (an S Corporation) as of June 22, 1997 and December 31, 1996, and the related statements of income and accumulated deficit and cash flows for the period ended June 22, 1997 and year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAD Lock, Inc. as of June 22, 1997 and December 31, 1996, and the results of its operations and cash flows for the period ended June 22, 1997 and year ended December 31, 1996 in conformity with generally accepted accounting principles.

GREENBERG, ROSENBLATT, KULL & BITSOLI, P.C.

Worcester, Massachusetts
July 9, 1997

                                 RAD LOCK, INC.

                                 BALANCE SHEETS
                      JUNE 22, 1997 AND DECEMBER 31, 1996

                                                                 1997           1996
                                                              -----------    -----------
                                         ASSETS
Current assets:
  Cash......................................................  $    72,469    $    64,438
  Accounts receivable.......................................      403,898        313,367
  Inventories...............................................      246,312        211,170
  Prepaid expenses and other................................       22,456          1,380
                                                              -----------    -----------
       Total current assets.................................      745,135        590,355
                                                              -----------    -----------
Property and equipment:
  Jigs, fixtures and tools..................................      736,567        705,077
  Machinery and equipment...................................      731,918        718,542
  Furniture, fixtures and office equipment..................      116,796        108,636
  Motor vehicle.............................................           --         19,148
  Leasehold improvements....................................       55,580         55,580
                                                              -----------    -----------
                                                                1,640,861      1,606,983
  Accumulated depreciation..................................   (1,037,827)      (961,518)
                                                              -----------    -----------
       Net property and equipment...........................      603,034        645,465
                                                              -----------    -----------
          Total assets......................................  $ 1,348,169    $ 1,235,820
                                                              ===========    ===========
                        LIABILITIES AND SHAREHOLDER'S DEFICIENCY
Current liabilities:
  Notes payable -- bank.....................................  $   525,771    $   525,000
  Current maturities of capital lease obligations...........       47,394         52,600
  Accounts payable..........................................      125,158        107,296
  Accrued liabilities.......................................      427,750        335,242
                                                              -----------    -----------
       Total current liabilities............................    1,126,073      1,020,138
                                                              -----------    -----------
Long-term liabilities:
  Capital lease obligations.................................      112,165        131,514
  Notes payable -- shareholder..............................      723,000        723,000
                                                              -----------    -----------
       Total long-term liabilities..........................      835,165        854,514
                                                              -----------    -----------
Shareholder's deficiency:
  Common stock, no par value; 10,000 shares authorized; 500
     shares issued; 400 shares outstanding..................       10,000         10,000
  Additional paid-in capital................................    1,498,500      1,498,500
  Accumulated deficit.......................................   (2,121,568)    (2,147,331)
                                                              -----------    -----------
                                                                 (613,068)      (638,831)
  Treasury stock, 100 shares at cost........................           (1)            (1)
                                                              -----------    -----------
       Total shareholder's deficiency.......................     (613,069)      (638,832)
                                                              -----------    -----------
          Total liabilities and shareholder's deficiency....  $ 1,348,169    $ 1,235,820
                                                              ===========    ===========

    The accompanying notes are an integral part of the financial statements

                                 RAD LOCK, INC.

                  STATEMENTS OF INCOME AND ACCUMULATED DEFICIT
          PERIOD ENDED JUNE 22, 1997 AND YEAR ENDED DECEMBER 31, 1996

                                                                 1997           1996
                                                              -----------    -----------
Sales.......................................................  $ 1,587,811    $ 2,903,125
Cost of goods sold..........................................    1,153,946      2,132,930
                                                              -----------    -----------
Gross profit................................................      433,865        770,195
Operating expenses..........................................      257,797        487,041
                                                              -----------    -----------
Income from operations......................................      176,068        283,154
                                                              -----------    -----------
Other expense:
  Interest expense..........................................       78,654        164,588
  Other.....................................................        4,026         32,452
                                                              -----------    -----------
          Total other expense...............................       82,680        197,040
                                                              -----------    -----------
Net income..................................................       93,388         86,114
S Corporation dividend......................................       67,625             --
                                                              -----------    -----------
                                                                   25,763         86,114
Accumulated deficit -- beginning............................   (2,147,331)    (2,233,445)
                                                              -----------    -----------
Accumulated deficit -- ending...............................  $(2,121,568)   $(2,147,331)
                                                              -----------    -----------

    The accompanying notes are an integral part of the financial statements

                                 RAD LOCK, INC.

                            STATEMENTS OF CASH FLOWS
          PERIOD ENDED JUNE 22, 1997 AND YEAR ENDED DECEMBER 31, 1996

                                                                1997        1996
                                                              --------    ---------
Operating activities:
  Net income................................................  $ 93,388    $  86,114
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    91,172      174,038
     Interest accrued on amounts due to shareholder.........    48,156       85,882
     Changes in assets and liabilities:
       Accounts receivable..................................   (90,531)      19,009
       Inventories..........................................   (35,142)     (21,237)
       Prepaid expenses and other...........................   (21,076)       5,858
       Accounts payable.....................................    17,862        4,918
       Accrued liabilities..................................    44,352      (73,108)
                                                              --------    ---------
          Net cash provided by operating activities.........   148,181      281,474
                                                              --------    ---------
Investing activities:
  Property and equipment additions, (net)...................   (48,741)    (172,001)
                                                              --------    ---------
Financing activities:
  Net proceeds (repayments) of notes payable -- bank........       771      (94,784)
  Repayment of capital lease obligations....................   (24,555)     (46,586)
  S Corporation dividend....................................   (67,625)          --
                                                              --------    ---------
          Net cash used in financing activities.............   (91,409)    (141,370)
                                                              --------    ---------
Net increase (decrease) in cash.............................     8,031      (31,897)
Cash -- beginning...........................................    64,438       96,335
                                                              --------    ---------
Cash -- ending..............................................  $ 72,469    $  64,438
                                                              ========    =========
Supplemental Disclosure of Cash Flow Information
       Cash paid during the year for
          interest..........................................  $ 28,475    $  78,706
                                                              ========    =========
Supplemental Disclosure of Noncash Investing and Financing
  Transactions
       Property and equipment additions financed............  $     --    $ 168,101
                                                              ========    =========

    The accompanying notes are an integral part of the financial statements

                                 RAD LOCK, INC.

                         NOTES TO FINANCIAL STATEMENTS
                      JUNE 22, 1997 AND DECEMBER 31, 1996

(1)  SUBSEQUENT EVENT AND PURPOSE OF THE FINANCIAL STATEMENTS

     The Company and its sole shareholder entered into an agreement with ESP Lock Products, Inc. (ESP) to sell substantially all cash, accounts receivable, inventories, prepaid expenses, property and equipment and certain assumed liabilities. Under the terms of the agreement, on June 24, 1997, the Company will provide ESP a net asset value of approximately $949,000.

     The terms of the transaction require a closing balance sheet and a statement of income excluding the effect of this transaction.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business:

     RAD Lock, Inc., located in Worcester, Massachusetts, is a manufacturer of metal products and a supplier of such products to industrial customers. Credit is extended to the customers, substantially all of whom are located in the United States.

  Revenues:

     The Company had sales of approximately $1,061,000 and $1,900,000 to one customer in the period ended June 22, 1997 and year ended December 31, 1996, respectively. Included in accounts receivable are amounts due from this customer totalling $271,000 and $219,000 at June 22, 1997 and December 31, 1996,
respectively.

  Cash:

     The Company maintains its cash with high credit quality financial institutions. At times, such balances may exceed Federal Deposit Insurance Corporation (FDIC) insurance limits.

  Inventories:

     Inventories are valued at the lower of cost or market on the first-in, first-out (FIFO) method.

  Property and Equipment:

     Property and equipment are recorded at cost and depreciated using the straight-line and double declining balance methods for financial reporting purposes and accelerated methods for income tax purposes. Depreciation is based upon the following estimated useful lives:

                                                                 YEARS
                                                                 -----
Jigs, fixtures and tools..............................  3 to 7
Machinery and equipment...............................  5 to 7
Furniture, fixtures and office equipment..............  5 to 7
Motor vehicle.........................................  3
                                                        Lesser of estimated
                                                        useful life or remaining
Leasehold improvements................................  term of the lease

     Included in property and equipment are capital lease assets of approximately $250,000 at June 22, 1997 and December 31, 1996.

                                 RAD LOCK, INC.

     Depreciation expense for the period June 22, 1997 and year ended December 31, 1996 was $91,172 and $174,038, respectively, including amortization of equipment under capital leases of $15,219 and $23,018 in 1997 and 1996, respectively.

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

  Income Taxes:

     The Company, with the consent of its shareholder, elected to be treated as an S Corporation effective January 1, 1994. In accordance with the provisions of such election, the Company's income and losses are passed through to its shareholder. Accordingly, no provision for federal or state income taxes is included in these financial statements.

(3)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

          Cash, accounts receivable and notes payable: The carrying amounts reported in the balance sheet approximate fair value.

          Capital lease obligations: These amounts have been discounted to present value using the applicable discount rate as designated in the lease agreement.

(4)  INVENTORIES

     Inventories are summarized as follows:

                                                           1997        1996
                                                         --------    --------
Raw materials..........................................  $141,518    $119,308
Work in process........................................    97,724      83,136
Finished good..........................................     7,070       8,726
                                                         --------    --------
                                                         $246,312    $211,170
                                                         ========    ========

(5)  NOTES PAYABLE -- BANK

     The Company is obligated pursuant to a revolving loan agreement with a commercial bank. The demand notes are secured personally by the shareholder of the Company. The interest rate at June 22, 1997 and December 31, 1996 was 8 1/2% and 8 1/4%, respectively.

(6)  CAPITAL LEASE OBLIGATIONS

     At June 22, 1997 and December 31, 1996, the Company is obligated under noncancellable leases in the amount of $159,559 and $184,114, respectively. There were no capital lease acquisitions in 1997. Capital lease obligations incurred during 1996 for the acquisition of equipment totaled approximately $168,000.

                                 RAD LOCK, INC.

     Aggregate maturities of capital lease obligations are as follows:

1998........................................................  $ 67,287
1999........................................................    57,152
2000........................................................    46,295
2001........................................................    28,904
                                                              --------
Total minimum lease payments................................   199,638
Less amount representing interest...........................    40,079
                                                              --------
Present value of net minimum less payments..................   159,559
Less current maturities.....................................    47,394
                                                              --------
Long-term capital lease obligation..........................  $112,165
                                                              ========

(7)  NOTES PAYABLE -- SHAREHOLDER

     The Company's shareholder has made advances to the Company for working capital purposes. The advances bear interest at prime plus 2% and are subordinated to the bank debt. The balance outstanding at June 22, 1997 and December 31, 1996 amounted to $723,000. The advances have been classified as long-term as it is the shareholder's intent not to demand payment within twelve months of the balance sheet date.

     Included in accrued liabilities is accrued interest on these advances totalling approximately $304,000 and $256,000, at June 22, 1997 and December 31, 1996, respectively.

(8)  INCENTIVE COMPENSATION

     The Company has incentive compensation agreements with certain key employees. The incentive calculations are based primarily on operating income and net sales. The 1997 incentive compensation reflected in cost of goods sold and operating expenses amounted to $26,031 and $12,596, respectively, and is included in accrued liabilities at June 22, 1997. The amounts for 1996 were $4,474 and $14,070, respectively, and were included in accrued liabilities at December 31, 1996.

(9)  COMMITMENTS AND RELATED PARTY TRANSACTIONS

     RAD Lock, Inc. leases office and warehouse facilities from an officer of the Company pursuant to a six-year lease agreement which expires on November 30, 1998. The lease provides for monthly rent of $2,344, the payment of real estate taxes, insurance and certain other charges. The base rent expense amounted to approximately $14,000 in 1997 and $28,000 in 1996.

     Approximate future minimum rental payments under this lease agreement are as follows and are based on a calendar year:

1997........................................................  $14,000
1998........................................................   26,000
                                                              -------
                                                              $40,000
                                                              =======

------------------------------------------------------
------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

----------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    ii
Prospectus Summary....................     1
Risk Factors..........................    16
The Issuers...........................    23
The Formation.........................    24
Use of Proceeds.......................    25
Capitalization........................    26
Unaudited Pro Forma Consolidated
  Financial Data......................    27
Selected Historical Consolidated
  Financial Data......................    33
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    37
Business..............................    47
Management............................    62
Principal Stockholders................    65
Certain Transactions..................    66
The Limited Liability Company
  Agreement...........................    68
Description of Certain Indebtedness...    70
The Exchange Offer....................    72
Description of Notes..................    79
United States Federal Income Tax
  Consequences........................   110
Plan of Distribution..................   113
Legal Matters.........................   113
Experts...............................   113
Index to Financial Statements.........   F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                   [KCI LOGO]

                              KEY COMPONENTS, LLC

                          KEY COMPONENTS FINANCE CORP.
                                  $80,000,000
                               OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2008,
                          FOR ANY AND ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2008
                          ---------------------------
                                   PROSPECTUS
                          ---------------------------
                                          , 1998

------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Pursuant to the terms of the Limited Liability Company Agreement of the Company, the Company shall indemnify the Members, any former Members, any person who is or was an affiliate of any Member or former Member, any person who is or was an officer, director, employee or agent of the Registrant or any subsidiary thereof, and any person who is or was serving at the request of the Company, the Members or a director of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person ("Indemnitees"), to the fullest extent of the law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under this Agreement will be only out of the assets of the Company, and the Members shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the Company to enable it to effectuate, such indemnification. The Company is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such persons against such liabilities under the provisions of this paragraph.

     (b) See the Purchase Agreement (the form of which is included as Exhibit
10.1 to this Registration Statement) for provisions regarding the indemnification under certain circumstances of the Issuers, their directors and certain of their officers by the Initial Purchaser.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


EXHIBIT                           DESCRIPTION
-------                           -----------
   3.1    Certificate of Formation of the Company.*
   3.2    Limited Liability Company Agreement of Company.*
   3.3    Certificate of Incorporation of Finance Corp.*
   3.4    By-Laws of Finance Corp.*
   4.1    Indenture, dated as of May 28, 1998, by and among the
          Issuers, the Subsidiary Guarantors and United States Trust
          Company of New York, as trustee.*
   4.2    Form of 10 1/2% Senior Notes, Due 2008 (filed as part of
          Exhibit 4.1).*
   4.3    Exchange and Registration Rights Agreement, dated May 20,
          1998, among the Issuers, the Subsidiary Guarantors and
          Societe Generale Securities Corporation.*
   5.1    Opinion of Counsel to the Issuers concerning the legality of the Securities being offered.
  10.1    Purchase Agreement among the Issuers, the Subsidiary
          Guarantors and Societe Generale Securities Corporation,
          dated May 20, 1998.*
  10.2    Form of 10 1/2% Senior Notes, issued by the Issuers to
          certain purchasers, and dated as of May 28, 1998 (filed as part of Exhibit 4.1).*
  10.3    Employment Agreement between Elliott and George M. Scherer, dated as of January 16, 1996, as amended March 16, 1996.
  10.4    Employment Agreement between Parent and Michael L. Colecchi, dated as of May 15, 1997, as amended April 27, 1998.
  10.5    Employment Agreement between ESP and August M. Boucher,
          dated as of December 10, 1997.
  10.6    Employment Agreement between the Company and James D.
          Wilcox, dated as of April 17, 1998.

EXHIBIT                           DESCRIPTION
-------                           -----------
  10.7    1998 Long-Term Incentive Plan of the Parent.
  10.8    Management Agreement, dated May 28, 1998, with Millbrook
          Capital Management Inc.*
  10.9    Lease, dated January 1, 1989, between Elliot and Empire
          Realty Company.
 10.10    Lease, dated December 1, 1992, between RAD and S&S
          Properties, Inc.
 10.11    Lease Agreement, dated June 7, 1990, between Elliott and
          Route 12A Associates, as amended.
 10.12    Lease of Real Property, dated June 1, 1993, between ESP and
          Massachusetts Colony Corporation.
 10.13    Commercial Lease and Deposit Receipt, dated August 17, 1998, between Hudson and Jim Jelsema.
 10.14    Credit and Guaranty Agreement, dated as of July 27, 1998,
          among the Issuers, Elliott, Hudson, ESP, Societe Generale, as agent and certain financial institutions named therein.
 10.15    Guarantor Security Agreement, dated as of July 27, 1998,
          among Elliott, Hudson, Finance Corp., ESP and Societe
          Generale.
 10.16    Borrower Security Agreement, dated as of July 27, 1998,
          between KC LLC and Societe Generale.
 10.17    Pledge Agreement, dated as of July 27, 1998, between KC LLC and Societe Generale.
  12.1    Statements re Computation of Ratios.
  21.1    List of the Company's Subsidiaries.*
  23.1    Consent of PricewaterhouseCoopers LLP.
  23.2    Consent of Fulgieri & Randall, LLP
  23.3    Consent of Greenberg, Rosenblatt, Kull & Bitsoli, PC
  23.4    Consent of BDO Seidman, LLP.
  23.5    Consent of Rubin Baum Levin Constant & Friedman (contained in the opinion filed as Exhibit 5.1).
  25.1    Form T-1 Statement of Eligibility of Trustee.
  99.1    Form of Letter of Transmittal for 10 1/2% Senior Notes with respect to the Exchange Offer.*
  99.2    Form of Notice of Guaranteed Delivery with respect to the
          Exchange Offer.
  99.3    Form of Instruction to Registered Holder and/or Book-Entry
          Transfer Participant from Beneficial Owner relating to the
          10 1/2% Senior Notes.
  99.4    Form of Letter to Registered Holders and The Depository
          Trust Company.
  99.5    Form of Client Letter


---------------

* Filed with initial filing of the registration statement


ITEM 22.  UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the Offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrants' Annual Report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the Securities offering therein, and the offering of such Securities at the time shall be deemed to be the initial bona fide offering thereof.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the Registration Statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.


                                          KEY COMPONENTS, LLC

                                          By: /s/ CLAY B. LIFFLANDER
                                            ------------------------------------
                                            Clay B. Lifflander
                                            President

                                          By: /s/ JAMES D. WILCOX
                                            ------------------------------------
                                            James D. Wilcox
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes appoints Alan L. Rivera and Clay B. Lifflander and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of August, 1998.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ JOHN S. DYSON                               Director               August 28, 1998
---------------------------------------------------
                   John S. Dyson

              /s/ CLAY B. LIFFLANDER                             Director               August 28, 1998
---------------------------------------------------
                Clay B. Lifflander

                /s/ ALAN L. RIVERA                               Director               August 28, 1998
---------------------------------------------------
                  Alan L. Rivera

                 /s/ DAVID H. BOVA                               Director               August 28, 1998
---------------------------------------------------
                   David H. Bova

               /s/ GEORGE M. SCHERER                             Director               August 28, 1998
---------------------------------------------------
                 George M. Scherer

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.


                                          KEY COMPONENTS FINANCE CORP.

                                          By: /s/ CLAY B. LIFFLANDER
                                            ------------------------------------
                                            Clay B. Lifflander
                                            President

                                          By: /s/ JAMES D. WILCOX
                                            ------------------------------------
                                            James D. Wilcox
                                            Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes appoints Alan L. Rivera and Clay B. Lifflander and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of August, 1998.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ JOHN S. DYSON                               Director               August 28, 1998
---------------------------------------------------
                   John S. Dyson

              /s/ CLAY B. LIFFLANDER                             Director               August 28, 1998
---------------------------------------------------
                Clay B. Lifflander

                /s/ ALAN L. RIVERA                               Director               August 28, 1998
---------------------------------------------------
                  Alan L. Rivera

                 /s/ DAVID H. BOVA                               Director               August 28, 1998
---------------------------------------------------
                   David H. Bova

               /s/ GEORGE M. SCHERER                             Director               August 28, 1998
---------------------------------------------------
                 George M. Scherer

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.



                                          B.W. ELLIOTT MANUFACTURING CO., INC.



                                          By: /s/ GEORGE M. SCHERER

                                            ------------------------------------

                                            George M. Scherer


                                            President



                                          By: /s/ JAMES D. WILCOX

                                            ------------------------------------

                                            James D. Wilcox


                                            Chief Financial Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes appoints Alan L. Rivera and Clay B. Lifflander and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of August, 1998.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ JOHN S. DYSON                               Director               August 28, 1998
---------------------------------------------------
                   John S. Dyson

              /s/ CLAY B. LIFFLANDER                             Director               August 28, 1998
---------------------------------------------------
                Clay B. Lifflander

                /s/ ALAN L. RIVERA                               Director               August 28, 1998
---------------------------------------------------
                  Alan L. Rivera

                 /s/ DAVID H. BOVA                               Director               August 28, 1998
---------------------------------------------------
                   David H. Bova

               /s/ GEORGE M. SCHERER                             Director               August 28, 1998
---------------------------------------------------
                 George M. Scherer

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.



                                          HUDSON LOCK, INC.



                                          By: /s/ MICHAEL L. COLECCHI

                                            ------------------------------------

                                            Michael L. Colecchi


                                            President



                                          By: /s/ JAMES D. WILCOX

                                            ------------------------------------

                                            James D. Wilcox


                                            Chief Financial Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes appoints Alan L. Rivera and Clay B. Lifflander and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of August, 1998.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ JOHN S. DYSON                               Director               August 28, 1998
---------------------------------------------------
                   John S. Dyson

              /s/ CLAY B. LIFFLANDER                             Director               August 28, 1998
---------------------------------------------------
                Clay B. Lifflander

                /s/ ALAN L. RIVERA                               Director               August 28, 1998
---------------------------------------------------
                  Alan L. Rivera

                 /s/ DAVID H. BOVA                               Director               August 28, 1998
---------------------------------------------------
                   David H. Bova

               /s/ GEORGE M. SCHERER                             Director               August 28, 1998
---------------------------------------------------
                 George M. Scherer

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 1998.



                                          ESP LOCK PRODUCTS, INC.



                                          By: /s/ AUGUST M. BOUCHER

                                            ------------------------------------

                                            August M. Boucher


                                            President



                                          By: /s/ JAMES D. WILCOX

                                            ------------------------------------

                                            James D. Wilcox


                                            Chief Financial Officer



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes appoints Alan L. Rivera and Clay B. Lifflander and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 28th day of August, 1998.



                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                 /s/ JOHN S. DYSON                               Director               August 28, 1998
---------------------------------------------------
                   John S. Dyson

              /s/ CLAY B. LIFFLANDER                             Director               August 28, 1998
---------------------------------------------------
                Clay B. Lifflander

                /s/ ALAN L. RIVERA                               Director               August 28, 1998
---------------------------------------------------
                  Alan L. Rivera

                 /s/ DAVID H. BOVA                               Director               August 28, 1998
---------------------------------------------------
                   David H. Bova

               /s/ GEORGE M. SCHERER                             Director               August 28, 1998
---------------------------------------------------
                 George M. Scherer

                                 EXHIBIT INDEX


EXHIBIT                           DESCRIPTION
-------                           -----------
   3.1    Certificate of Formation of the Company.*
   3.2    Limited Liability Company Agreement of Company.*
   3.3    Certificate of Incorporation of Finance Corp.*
   3.4    By-Laws of Finance Corp.*
   4.1    Indenture, dated as of May 28, 1998, by and among the
          Issuers, the Subsidiary Guarantors and United States Trust
          Company of New York, as trustee.*
   4.2    Form of 10 1/2% Senior Notes, Due 2008 (filed as part of
          Exhibit 4.1).*
   4.3    Exchange and Registration Rights Agreement, dated May 20,
          1998, among the Issuers, the Subsidiary Guarantors and
          Societe Generale Securities Corporation.*
   5.1    Opinion of Counsel to the Issuers concerning the legality of the Securities being offered.
  10.1    Purchase Agreement among the Issuers, the Subsidiary
          Guarantors and Societe Generale Securities Corporation,
          dated May 20, 1998.*
  10.2    Form of 10 1/2% Senior Notes, issued by the Issuers to
          certain purchasers, and dated as of May 28, 1998 (filed as part of Exhibit 4.1).*
  10.3    Employment Agreement between Elliott and George M. Scherer, dated as of January 16, 1996, as amended March 16, 1996.
  10.4    Employment Agreement between Parent and Michael L. Colecchi, dated as of May 15, 1997, as amended April 27, 1998.
  10.5    Employment Agreement between ESP and August M. Boucher,
          dated as of December 10, 1997.
  10.6    Employment Agreement between the Company and James D.
          Wilcox, dated as of April 17, 1998.
  10.7    1998 Long-Term Incentive Plan of the Parent.
  10.8    Management Agreement, dated May 28, 1998, with Millbrook
          Capital Management Inc.
  10.9    Lease, dated January 1, 1989, between Elliot and Empire
          Realty Company.
 10.10    Lease, dated December 1, 1992, between RAD and S&S
          Properties, Inc.
 10.11    Lease Agreement, dated June 7, 1990, between Elliott and
          Route 12A Associates, as amended.
 10.12    Lease of Real Property, dated June 1, 1993, between ESP and
          Massachusetts Colony Corporation.
 10.13    Commercial Lease and Deposit Receipt, dated August 27, 1998, between Hudson and Jim Jelsema.
 10.14    Credit and Guaranty Agreement, dated as of July 27, 1998,
          among the Issuers, Elliott, Hudson, ESP, Societe Generale, as agent and certain financial institutions named therein.
 10.15    Guarantor Security Agreement, dated as of July 27, 1998,
          among Elliott, Hudson, Finance Corp., ESP and Societe
          Generale.
 10.16    Borrower Security Agreement, dated as of July 27, 1998,
          between KC LLC and Societe Generale.
 10.17    Pledge Agreement, dated as of July 27, 1998, between KC LLC and Societe Generale.
  12.1    Statements re Computation of Ratios.
  21.1    List of the Company's Subsidiaries.*
  23.1    Consent of PricewaterhouseCoopers, LLP.
  23.2    Consent of Fulgieri & Randall, LLP
  23.3    Consent of Greenberg, Rosenblatt, Kull & Bitsoli, PC
  23.4    Consent of BDO Seidman, LLP.
  23.5    Consent of Rubin Baum Levin Constant & Friedman (contained in the opinion filed as Exhibit 5.1).
  25.1    Form T-1 Statement of Eligibility of Trustee.
  99.1    Form of Letter of Transmittal for 10 1/2% Senior Notes with respect to the Exchange Offer.*
  99.2    Form of Notice of Guaranteed Delivery with respect to the
          Exchange Offer.
  99.3    Form of Instruction to Registered Holder and/or Book-Entry
          Transfer Participant from Beneficial Owner relating to the
          10 1/2% Senior Notes.
  99.4    Form of Letter to Registered Holders and The Depository
          Trust Company.
  99.5    Form of Client Letter


---------------

* Filed with initial filing of the registration statement